As filed with the Securities and Exchange Commission on July 25, 1996

                                                     Registration No. 33-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               KENMAR GLOBAL TRUST
             (Exact name of registrant as specified in its charter)

       Delaware                       6793                     Applied For
(State of Organization)   (Primary Standard Industrial        (IRS Employer
                           Classification Code Number)    Identification Number)

                            c/o Kenmar Advisory Corp.
                                Two American Lane
                                  P.O. Box 5150
                        Greenwich, Connecticut 06831-8150
                                 (203) 861-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Joshua B. Parker
                            c/o Kenmar Advisory Corp.
                                Two American Lane
                                  P.O. Box 5150
                        Greenwich, Connecticut 06831-8150
                                 (203) 861-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------
                                   Copies to:
       David R. Sawyier                         Michael J. Schmidtberger
       Sidley & Austin                          Sidley & Austin
       One First National Plaza                 875 Third Avenue
       Chicago, Illinois 60603                  New York, New York 10022

                                   ----------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                                   ----------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   ----------

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
   Title of Each Class of         Amount to be      Proposed Maximum            Proposed Maximum            Amount of
Securities to be Registered        Registered    Offering Price Per Unit    Aggregate Offering Price     Registration Fee
- --------------------------------------------------------------------------------------------------------------------------
Units of Beneficial Interest        500,000              $100                      $50,000,000               $17,242
==========================================================================================================================

                                   ----------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                               KENMAR GLOBAL TRUST

                              Cross Reference Sheet

 Item
  No.                                                        Prospectus Heading
 ----                                                        ------------------

  1.  Forepart of the Registration Statement and
        Outside Front Cover Page of Prospectus..   Cover Page

  2.  Inside Front and Outside Back Cover
        Pages of Prospectus.....................   Inside Cover Page; Table of
                                                   Contents

  3.  Summary Information, Risk Factors and
        Ratio of Earnings to Fixed Charges......   Summary; The Trust and Its
                                                   Objectives; Risk Factors

  4.  Use of Proceeds...........................   Use of Proceeds

  5.  Determination of Offering Price...........   Inside Cover Page; Plan of
                                                   Distribution

  6.  Dilution..................................   Not Applicable

  7.  Selling Security Holders..................   Not Applicable

  8.  Plan of Distribution......................   Inside Cover Page; Plan of
                                                   Distribution

  9.  Description of Securities to Be
        Registered..............................   Cover Page; The Trust and Its
                                                   Objectives; The Futures and
                                                   Forward Markets; Redemptions;
                                                   The Trust and the Trustee

  10. Interests of Named Experts and
        Counsel.................................   Legal Matters; Experts

  11. Information with Respect to the
        Registrant..............................   Summary; Risk Factors;
                                                   Investment Factors; The Trust
                                                   and Its Objectives; Charges;
                                                   Kenmar Advisory Corp.;
                                                   Conflicts of Interest; The
                                                   Futures and Forward Markets;
                                                   The Trust and the Trustee;
                                                   Index to Financial Statements

  12. Disclosure of Commission Position
        on Indemnification for Securities
        Act Liabilities.........................   Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                        Preliminary -- Subject to Change
                               KENMAR GLOBAL TRUST
                                   $50,000,000
                          Units of Beneficial Interest

        Kenmar Global Trust (the "Trust") is a Delaware business trust which will trade in the international futures, forward and related markets under the direction of Kenmar Advisory Corp. ("Kenmar"). Kenmar will manage the Trust's trading by allocating its assets to the management of multiple professional advisors ("Advisors"). The Advisors will trade independently of each other in a wide range of global markets applying diverse proprietary strategies. The Trust's objective is to achieve significant profits over time while controlling performance volatility and the risk of loss, in an investment likely to exhibit a high degree of non-correlation with the general equity and debt markets. If the Trust is successful, it can both achieve significant profits over time and add a potentially valuable element of diversification to a traditional portfolio.

        Units of beneficial interest ("Units") are offered for sale at $100 per Unit during the Initial Offering Period ending on December 31, 1996 (subject to extension until February 28, 1997 in Kenmar's discretion). Thereafter, Units will be offered during the Ongoing Offering Period at Net Asset Value as of the first day of each month.

        The minimum investment is 50 Units (or, if less, $5,000), except for (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts and (ii) Unitholders subscribing for additional Units, where the minimum investment is 20 Units (or, if less, $2,000). Investments in excess of these minimums are permitted in $100 increments. During the Ongoing Offering Period, Units will be sold in fractions calculated to three decimal places.

        Units may be redeemed, at a Unitholder's option, as of the close of business on the last day of any month beginning with the end of the sixth month after their sale. Units are redeemed at Net Asset Value, subject to redemption charges of 3% and 2%, respectively, for Units redeemed on and after the end of the sixth month through the end of the twelfth month after sale and from the end of the twelfth month through the end of the eighteenth month after sale.

                                   ----------

                      THE UNITS ARE SPECULATIVE SECURITIES.

                                   ----------

o Past performance is not necessarily indicative of future results. All or substantially all of an investment could be lost.

o The Trust's trading will be highly leveraged and takes place in very volatile markets.

o The Trust is subject to substantial charges. Overall trading profits and interest income of approximately 14.5% of the Trust's average month-end Net Assets must be earned during the first year of trading in order for the Net Asset Value per Unit not to decline solely due to applicable expenses, assuming the investor redeemed in the first year and, thus, was assessed a 3% redemption penalty.

o Certain general types of market conditions -- in particular, trendless periods without major price movements -- significantly reduce the potential for certain Advisors to trade successfully.

                                   ----------

                     SEE "RISK FACTORS" beginning at page 8.

                                   ----------

   SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES
              IN THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.

                                   ----------

   THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
        PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE
                    ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

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                                    Price to Public    (Selling Commissions(2)(3)(4)    Proceeds to Trust(1)(2)(3)(4)
- ---------------------------------------------------------------------------------------------------------------------
Initial Offering Period Per Unit        $100                      None                              $100
- ---------------------------------------------------------------------------------------------------------------------
Total Minimum Investment             $5,000,000                   None                           $5,000,000
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Ongoing Offering Period Per Unit   Net Asset Value                None                         Net Asset Value
=====================================================================================================================
Total Maximum Investment             $50,000,000                  None                          $50,000,000
=====================================================================================================================

        See notes on page (i).

                             Kenmar Advisory Corp.
                                 Managing Owner

                 The date of this Prospectus is __________, 1996
                       (Not for use after _________, 1997)

Notes to Cover Page
- -------------------

        (1) The Units will be offered on a "best efforts," minimum/maximum basis without any firm underwriting commitment through registered broker-dealers (the "Selling Agents") to be selected by Kenmar. In a "best efforts" offering there is no assurance that the minimum amount of capital necessary to begin operations will be raised, so that subscribers during the Initial Offering Period may commit their subscriptions to escrow without ultimately having an opportunity to invest.

        The $100 offering price per Unit during the Initial Offering Period has been arbitrarily determined. During the Ongoing Offering Period, Units are offered at Net Asset Value, which reflects the amount that could be realized upon redemption (before reduction for the redemption charge, if applicable).

        Kenmar must accept or reject subscriptions within five business days of receipt, and the settlement date for the deposit of subscription funds into escrow must be within five business days of acceptance. All investors will have the right to revoke their subscriptions for a period of five business days following receipt of notice of such subscriptions' acceptance. Rejected or revoked subscriptions will be returned without interest.

        Subscribers whose subscriptions are accepted will be notified of when their customer securities accounts will be debited in the amount of their subscriptions or their subscription checks cashed. Subscribers whose subscriptions are rejected will be notified of when their subscriptions will be (promptly) returned to them.

        The Trust, not individual investors, will receive all interest actually earned on subscriptions while held in escrow.

        No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned.

        The Trust's escrow account will be maintained at The Chase Manhattan Bank, N.A., 1 Chase Manhattan Plaza, New York, New York 10081 (the "Escrow Agent").

        No Units will be sold unless acceptable subscriptions for at least 50,000 Units ($5,000,000) are received during the Initial Offering Period. After the Initial Offering Period, there is no minimum number of Units which must be sold as of the beginning of any month for any Units then to be sold.

        (2) The costs of organizing the Trust and the initial offering of the Units, estimated at $350,000, will be advanced by Kenmar. This prepaid expense will be reimbursed to Kenmar by the Trust in monthly installments equal to 0.2% of the Trust's month-end Net Assets.

        (3) See "Plan of Distribution -- Selling Agents' Compensation" at page 43 for information relating to indemnification arrangements with respect to the Selling Agents.

        (4) No selling commissions will be paid from the proceeds of subscriptions. Kenmar, not the Trust, will pay the Selling Agents selling commissions equal to 5% of the purchase price per Unit at the time of sale.

        The Selling Agents will also receive ongoing "trailing commissions" on Units sold by their registered representatives who are also registered with the Commodity Futures Trading Commission (the "CFTC"), have satisfied all applicable proficiency requirements (i.e., have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Fund Examination) and agree to perform certain ongoing services with respect to such Units. Such "trailing commissions" will equal 3.5% per annum of the average month-end Net Asset Value per Unit, beginning with the thirteenth month after sale and continuing for as long as such Unit remains outstanding. In the case of registered representatives who are not CFTC-qualified, the "trailing commissions" paid in respect of outstanding Units sold by such representatives will be calculated in the same manner as above, but will be limited to 4.5% of the initial subscription price of such Units. Selling Agents will pass on to their registered representatives a portion of the foregoing selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with Selling Agents' standard compensation arrangements.

                                   ----------

Regulatory Notices
- ------------------

        UNTIL __________, 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

        THE SELLING AGENTS MUST DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE TRUST DURING BOTH THE INITIAL AND THE ONGOING OFFERING PERIODS.

        KENMAR INTENDS FIRST TO USE THIS PROSPECTUS TO SOLICIT PROSPECTIVE INVESTORS ON OR ABOUT THE DATE SET FORTH ON THE COVER PAGE HEREOF.

        THIS PROSPECTUS MUST (AFTER THE TRUST BEGINS OPERATING) BE ACCOMPANIED BY RECENT SUMMARY FINANCIAL INFORMATION, CURRENT WITHIN 60 CALENDAR DAYS, RELATING TO THE TRUST.

                                   ----------

        NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, KENMAR, THE SELLING AGENTS, THE TRADING ADVISORS OR ANY OTHER PERSON.

        THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                                   ----------

        THE BOOKS AND RECORDS OF THE TRUST WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, C/O KENMAR ADVISORY CORP., TWO AMERICAN LANE, GREENWICH, CONNECTICUT 06831-8150; TELEPHONE NUMBER (203) 861-1000. UNITHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, KENMAR WILL DISTRIBUTE REPORTS TO ALL UNITHOLDERS SETTING FORTH SUCH INFORMATION RELATING TO THE TRUST AS THE CFTC AND THE NATIONAL FUTURES ASSOCIATION (THE "NFA") MAY REQUIRE TO BE GIVEN TO THE PARTICIPANTS IN FUTURES FUNDS SUCH AS THE TRUST AND ANY SUCH OTHER INFORMATION AS KENMAR MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO UNITHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE TRUST'S FISCAL YEARS (BUT IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR), AUDITED CERTIFIED FINANCIAL STATEMENTS AND THE TAX INFORMATION RELATING TO THE TRUST NECESSARY FOR THE PREPARATION OF UNITHOLDERS' ANNUAL FEDERAL INCOME TAX RETURNS.

                                   ----------

        THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH
HEREIN: "KENMAR GLOBAL TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER."

                                   ----------

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

        YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

        FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 24 THROUGH 25 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 6.

        THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8 THROUGH 13.

        YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                               KENMAR GLOBAL TRUST

                               Table of Contents

Prospectus Section                                                      Page
- ------------------                                                      ----
Summary .............................................................     4
   Overview .........................................................     4
   Risk Factors .....................................................     4
   The Trust and Its Objectives .....................................     4
   "Breakeven Table" ................................................     5
   Suitability ......................................................     7

Risk Factors ........................................................     8
   (1) Past Performance Not
         Necessarily Indicative of  Future
         Results; All or Substantially All
         of an Investment Could Be Lost .............................     8
   (2) Volatile Markets; Highly
         Leveraged Trading ..........................................     8
   (3) Substantial Charges ..........................................     8
   (4) Importance of Market Conditions
         to Profitability ...........................................     8
   (5) Technical, Trend-Following
         Trading Systems ............................................     9
   (6) Discretionary Trading Strategies .............................     9
   (7) Decisions Based Upon Fundamental
         Analysis ...................................................     9
   (8) Increasing the Assets Managed by
         the Advisors May Diminish
         Their Returns ..............................................     9
   (9) No Assurance of Advisors' Continued
         Services ...................................................     9
  (10) Limited Ability to Liquidate an
         Investment in the Units ....................................    10
  (11) Possibly Illiquid Markets ....................................    10
  (12) "Zero-Sum" Trading ...........................................    10
  (13) Non-Correlated, Not Negatively
         Correlated, Performance Objective ..........................    10
  (14) Distortion in Profit Share and Incentive
         Fee Calculations ...........................................    10
  (15) Advisors Trading Independently
         of Each Other ..............................................    10
  (16) Trading on Commodity Exchanges
         Outside the United States ..................................    11
  (17) Conflicts of Interest ........................................    11
  (18) Unitholders Taxed Currently ..................................    11
  (19) Limitation on Deductibility
         of "Investment Advisory Fees" ..............................    11
  (20) Taxation of Interest Income
         Irrespective of Trading Losses .............................    12
  (21) Possibility of a Tax Audit of Both
         the Trust and Unitholders ..................................    12
  (22) Failure of Brokerage Firms; Default
         by Forward Market Participants .............................    12
  (23) Comparison of the Trust's Performance
         with General Securities Market Indices......................    12
  (24) Impact of Graphic Presentation ...............................    12
  (25) Regulatory Matters ...........................................    13

Investment Factors ..................................................    13

The Trust and Its Objectives ........................................    14
     Objectives .....................................................    14
     Investment Philosophy ..........................................    15
     Access to Global Markets .......................................    15
     The Initial Advisors ...........................................    17

Kenmar Advisory Corp. ...............................................    20
     Background and Principals ......................................    20
     Management of Traders ..........................................    22
     Fiduciary Obligations of Kenmar ................................    22

Use of Proceeds .....................................................    23

Charges .............................................................    24
  Charges Paid by the Trust .........................................    24
       Organizational and Initial Offering
         Costs ......................................................    25
       Brokerage Commissions ........................................    25
       Miscellaneous Execution Costs ................................    26
       "Bid-ask" Spreads ............................................    26
       Profit Shares and Incentive Fees .............................    26
       Ongoing Offering Costs .......................................    28
       Extraordinary Expenses .......................................    28
  Charges Paid by Kenmar ............................................    28
       Selling Commissions; "Trailing
         Commissions" ...............................................    28
       Consulting Fees ..............................................    28
   Redemption Charges ...............................................    28

The Clearing Broker .................................................    29

Conflicts of Interest ...............................................    29
       General ......................................................    29
       Kenmar .......................................................    29
       The Advisors .................................................    30
       The Clearing Broker ..........................................    30
       Selling Agent ................................................    31
       Proprietary Trading ..........................................    31

                               KENMAR GLOBAL TRUST

Prospectus Section                                                      Page
- ------------------                                                      ----
Redemptions .........................................................    31

The Trust and the Trustee ...........................................    32

The Futures and Forward Markets .....................................    35

Federal Income Tax Consequences .....................................    37

Purchases by Employee Benefit Plans .................................    41

Plan of Distribution ................................................    43
       Subscription Procedure .......................................    43
       Subscribers' Representations and
         Warranties .................................................    43
       Selling Agents' Compensation .................................    43

Legal Matters .......................................................    44

Experts .............................................................    44

Additional Information ..............................................    44

Recent Financial Information and Annual
   Reports ..........................................................    45

Index of Defined Terms ..............................................    46

Index to Financial Statements .......................................   F-1

Kenmar Global Trust Independent
   Auditors' Report .................................................   F-2

Kenmar Global Trust Statement
   of Financial Condition ...........................................   F-3

Kenmar Global Trust Notes to Statement
   of Financial Condition ...........................................   F-4

Kenmar Advisory Corp. Independent
   Auditors' Report .................................................   F-6

Kenmar Advisory Corp. Statements
   of Financial Condition ...........................................   F-7

Kenmar Advisory Corp. Notes to
   Statement of Financial Condition
   as of September 30, 1995 .........................................   F-8

Kenmar Advisory Corp. Notes to
   Statement of Financial Condition
   as of March 31, 1996 (unaudited) .................................   F-14

Appendix I--The Initial Trading
   Advisors .........................................................  APPI-1

Appendix II--Performance of the Other
   Futures Funds Operated
   by Kenmar ........................................................  APPII-1

Appendix III--The Selling Agent .....................................  APPIII-1

Appendix IV--Glossary ...............................................  APPIV-1

Exhibit A--Amended and Restated
  Declaration of Trust and
  Trust Agreement ...................................................  TA-1
  Annex--Request for Redemption

Exhibit B--Subscription Requirements ................................  SR-1

Exhibit C--Subscription Instructions,
    Subscription Agreement  and
    Power of Attorney ...............................................  SA-(i)

- --------------------------------------------------------------------------------

                                     SUMMARY

    The nature of an investment in the Trust is complex and must be carefully reviewed by any person considering purchasing Units. The following summary is qualified in its entirety by the information set forth elsewhere in this Prospectus.

                                   ----------
Overview

o    Experienced Managing Owner and Advisors.

o    Access to a wide range of domestic and international markets.

o    Diversification among trading strategies.

o    Performance not dependent upon any single nation's economy or currency.

o The potential, if successful, to provide a valuable component of diversification to traditional portfolios.

o Offering the advantages of (i) limited liability while participating in highly leveraged trading, (ii) monthly redemption rights (beginning at the end of the sixth month after purchase) and (iii) administrative convenience in a fund implementing complex trading strategies in domestic and international markets.

Risk Factors
                    An investment in the Trust is speculative
                       and involves a high degree of risk.

o Past performance is not necessarily indicative of future results; all or substantially all of an investment could be lost. See "Commodity Futures Trading Commission--Risk Disclosure Statement" at page 1 and "Risk Factor
     (1)--Past Performance Not Necessarily Indicative of Future Results; All or Substantially All of an Investment Could Be Lost" at page 8.

o The Trust's trading will be highly leveraged and take place in very volatile markets. See "The Trust and Its Objectives" at page 14 and "Risk Factor (2)--Volatile Markets; Highly Leveraged Trading" at page 8.

o The Trust is subject to substantial charges and will be successful only if significant profits are achieved. Overall trading profits and interest income of approximately 14.5% of the Trust's average month-end Net Assets must be earned during the first year of trading in order for the Net Asset Value per Unit not to decline solely due to applicable expenses, assuming the investor redeemed in the first year and, thus, was assessed a 3% redemption penalty. See "-- Breakeven Table," below at page 6, "Charges" beginning at page 24 and "Risk Factor (3) -- Substantial Charges Applicable to the Trust" at page 8.

o Certain general types of market conditions -- in particular, trendless periods without major price movements -- significantly reduce the potential for certain Advisors to trade successfully. See "Risk Factor (4) -- Importance of Market Conditions to Profitability" at page 8.

The Trust and Its Objectives

        The Trust is a multi-advisor, multi-strategy managed futures investment. The Trust will trade under the management of professional Advisors selected from time to time by Kenmar. Kenmar has substantial experience in managing multi-advisor portfolios, implementing both quantitative and qualitative methods of individual Advisor selection and asset allocation, as well as overall portfolio design. The Advisors will trade entirely independently of each other, implementing proprietary strategies in the markets of their choice. The Trust will have access to global futures and forward trading with the ability rapidly to deploy and redeploy its capital across different sectors of the international economy.

        In addition to selecting, and allocating and reallocating Trust assets among Advisors, Kenmar will monitor and adjust the overall leverage at which the Trust trades; provided that, the Trust's commitment to the Advisors will not exceed 100% of total Trust equity. There are, and recur, periods in the markets during which it is unlikely that

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
any Advisor group will achieve profitability. By deleveraging the Trust's market commitment to below its actual equity during such periods, Kenmar can help preserve capital while awaiting more favorable market cycles.

        An investment in the Trust may be particularly timely in the current market environment. There may be good reason to seek to diversify a portion of one's assets into investments that are likely to be non-correlated with the traditional debt and equity markets. An investment in the Trust may be particularly timely given the current stock and bond market environments. Academic studies have shown that managed futures returns historically have displayed very low similarity to stock and bond market returns. The Trust has the ability to generate profits during poor stock and bond markets because of its ability to go both long and short, and because most of the markets traded by the Trust are driven by different considerations and factors than stock and bond markets. Furthermore, managed futures investments have the ability to capitalize on events unfavorable to stocks and bond markets, such as political instability, economic uncertainty and inflation. The performance of the Trust is expected to be largely uncorrelated with that of the general securities markets. In fact, periods of economic disruption and uncertainty not infrequently present excellent profit opportunities for managed futures products.

        There can be no assurance that the Trust will achieve its rate of return or diversification objectives or avoid substantial losses.

Kenmar Advisory Corp.

        Kenmar, a Connecticut corporation originally formed in 1983 as a New York corporation, and its affiliates have been sponsoring and managing multi-advisor funds for over a decade. As of June 1, 1996, Kenmar and its affiliates were acting as trading manager for futures funds with total capital in excess of $270 million.

        The principal office of the Trust is c/o Kenmar Advisory Corp., Two American Lane, Greenwich, Connecticut 06831-8150.

              See Appendix II for the performance of other futures
                 funds managed by Kenmar. The Trust is the first
                    public futures fund sponsored by Kenmar.

The Initial Advisors

        The initial Advisors are all well-established in the industry and have, in the past, demonstrated the ability to make substantial profits in a wide range of different market conditions and economic cycles. These Advisors, collectively, represent a range of technical, systematic, fundamental and discretionary methodologies, with extensive experience trading both proprietary and client capital. Past performance is not necessarily indicative of future results.

        As of July 1, 1996, the Advisors were collectively managing approximately $1.5 billion in managed futures accounts in which their clients (and in certain cases the Advisors themselves) had invested, and over $1.1 billion in the trading programs initially to be used for the Trust.

  See Appendix I for certain performance and other information relating to the initial Advisors.

                                   ----------

"Breakeven Table"

        The "Breakeven Table" on page 6 indicates the approximate percentage and dollar returns required for the redemption value of an initial $5,000 investment in the Units to equal the amount originally invested twelve months after issuance.

        The "Breakeven Table," as presented, is not affected by the size of the Trust. The Trust's capitalization does not directly affect the level of its charges as a percentage of Net Asset Value, as the Trust has no fixed dollar amount, as opposed to (i) percentage of assets, (ii) percentage of profits or
(iii) per-trade costs (each of which will, or should, equal approximately the same percentage of the Trust's equity, whatever its size), other than administrative expenses (which are assumed in the "Breakeven Table" to equal the maximum estimated percentage of the Trust's average month-

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
end Net Assets). In order for Column II in the "Breakeven Table" to present absolute dollar amount "breakeven" figures, it has been assumed that the average month-end Net Assets attributable to an initial investment during the twelve-month "breakeven" period equals the amount of such initial investment.
This is, in fact, unlikely to be the case.

                                "Breakeven Table"

==============================================================================================
                                                  Column I                  Column II

EXPENSES(1)                                  Percentage Return            Dollar Return
WHICH MUST BE OFFSET                              Required                  Required
TO "BREAKEVEN"                              First Twelve Months    ($5,000 Initial Investment)
                                                of Investment          First Twelve Months
                                                                           of Investment
- ----------------------------------------------------------------------------------------------
Organizational and Initial Offering Cost
Reimbursement(2)                                    2.40%                   $ 120.00
- ----------------------------------------------------------------------------------------------
Brokerage Commissions                              11.00%                   $ 550.00
- ----------------------------------------------------------------------------------------------
Miscellaneous Execution Costs(3)                    0.25%                   $  12.50
- ----------------------------------------------------------------------------------------------
Advisors' Profit Shares(4)                          2.00%                   $ 100.00
- ----------------------------------------------------------------------------------------------
Kenmar Incentive Fee(5)                             0.15%                   $   7.50
- ----------------------------------------------------------------------------------------------
Administrative Expenses                             0.50%                   $  25.00
- ----------------------------------------------------------------------------------------------
Redemption Charge (6)                               3.10%                   $ 155.00
- ----------------------------------------------------------------------------------------------
Interest Income (Estimated based on                (5.00)%                  $(250.00)
current rates)
- ----------------------------------------------------------------------------------------------
RETURN ON $5,000 INITIAL
INVESTMENT REQUIRED FOR                            14.40%                   $ 720.00
"BREAKEVEN"
==============================================================================================

Notes to "Breakeven Table"

     (1) See "Charges" at page 24 for an explanation of the expenses included in the "Breakeven Table."

     (2) Reimbursed to Kenmar at the rate of 0.2% of month-end Net Assets each month.

     (3) Estimated; paid on a per-transaction basis. "Bid-ask" spreads are not included due to the difficulty of determining such spreads, which may constitute a significant cost to the Trust.

     (4) Profit Shares are calculated quarterly on the basis of each Advisor's individual performance, not the overall performance of the Trust. Consequently, it is not possible to determine the amount of Profit Shares which would be payable in a "breakeven" year. Kenmar believes that 2.00% of average month-end Net Assets is a reasonable estimate for such Profit Shares, but the actual Profit Shares paid in a "breakeven" year could substantially exceed such estimate.

     (5) No Incentive Fee might, in fact, be due despite the approximately 3.1% Net Asset Value gain necessary to offset the redemption charge of $155 (based on an initial $5,000 investment). See "Charges -- Profit Shares and Incentive Fees" at page 26. However, for purposes of the "Breakeven Table," the Incentive Fee has been estimated at 5% of such 3.1% gain.

     (6) Redemption charges for purposes of this "breakeven" analysis only equal 3.1% of the initial $5,000 investment because these charges would equal 3% of the $5,155 Net Asset Value required so that after subtraction of the 3% redemption charge, the investor would receive net redemption proceeds of $5,000.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Suitability

        The Trust will trade at a high degree of leverage in highly volatile markets. An investment in the Units is speculative and involves a high degree of risk. There can be no assurance that the Trust will achieve its objectives.

        No subscriber may invest more than 10% of his or her readily marketable assets in the Trust. Subscribers must be prepared to lose all or substantially all of their investment.

                      THE UNITS ARE SPECULATIVE AND INVOLVE
                             A HIGH DEGREE OF RISK.

                   THE TRUST IS THE FIRST PUBLICLY-DISTRIBUTED
                         FUND THAT KENMAR HAS SPONSORED.

- --------------------------------------------------------------------------------

                                  RISK FACTORS

        The markets in which the Trust trades are speculative, highly leveraged and involve a high degree of risk. Each Advisor's trading considered individually involves a significant risk of incurring large losses, and there can be no assurance that the Trust as a whole will not incur such losses.

        The Trust's multi-advisor structure will not necessarily control the risk of speculative futures trading. Multi-advisor funds have in the past lost 5% or more of their equity in a single day.

        If the Trust itself is not successful, it cannot serve as a useful or effective diversification for an investor's portfolio.

                                   ----------

(1) Past Performance Not Necessarily Indicative of Future Results; All or Substantially All of an Investment Could Be Lost.

        There can be no assurance as to how the Trust will perform. Investors should not invest in the Trust in reliance on the initial Advisors' performance to date, and must carefully consider whether a speculative investment such as the Trust is consistent with their portfolio objectives and risk tolerance levels.

        All Advisor selections are made with the benefit of hindsight, and, consequently, include only futures managers that have performed well to date (in hypothetical combination as well as considered on a "stand-alone" basis). Prospective investors should not place any substantial degree of reliance on the Advisors' performance summaries included herein. It should not be assumed that trading decisions made by the Advisors in the future will be profitable or result in performance for the Trust comparable to such Advisors' past performance to date.

        There can be no assurance that the multi-advisor strategy of the Trust will achieve its risk control objectives.

        Investors must be prepared to lose all or substantially all of their investment in the Trust.

(2)  Volatile Markets; Highly Leveraged Trading

        Futures and forward prices are volatile. Volatility increases risk, particularly when trading with leverage. Trading on a highly leveraged basis, as will the Trust, even in stable markets involves risk; doing so in volatile markets necessarily involves a substantial risk of sudden, significant losses. Market volatility and leverage mean that the Trust could incur substantial losses, potentially impairing its equity base and ability to achieve its long-term profit objectives even if favorable market conditions subsequently develop.

(3)  Substantial Charges

        The Trust is subject to substantial charges payable irrespective of profitability as well as Advisors' Profit Shares, payable based on each individual Advisor's profitability not the overall profitability of the Trust, and Kenmar's Incentive Fees. The Trust will pay "routine" costs -- not including Profit Shares or Kenmar's Incentive Fees -- equal to approximately 14% per annum of its average month-end Net Assets. The Trust must earn significant profits and interest income merely to "break even."

(4)  Importance of Market Conditions to Profitability

        Although the initial Advisors appear to be as likely to trade profitably in declining as in rising markets, there also seems to be a tendency for managed futures advisors, in general, to be profitable or unprofitable at approx imately the same times. Overall market or economic conditions -- over which neither Kenmar nor the Advisors can have any control -- will have a material effect on performance. Market conditions may be sufficiently adverse to make profitability highly unlikely for sustained periods of time.

(5)  Technical, Trend-Following Trading Systems

        The profitability of trading systems involving technical trend analysis, such as those used by certain of the Trust's Advisors, depends upon the occurrence of significant sustained price moves in at least some of the markets traded. In the past there have been sustained periods without such price moves occurring in the markets represented in the programs to be traded by these Advisors for the Trust, and such periods are expected to recur because it is only when a variety of usually disparate market forces influence prices in the same direction that significant trends can occur. Periods without such price moves are likely to produce losses.

(6)  Discretionary Trading Strategies

        Traders that implement discretionary trading strategies may be more prone to subjective judgments having potentially adverse effects on their performance than are systematic managers, which emphasize eliminating the effects of "emotionalism" on their trading. Reliance on trading judgment may, over time, produce less consistent trading results than implementing a systematic approach. Discretionary traders, like trend-following traders, are unlikely to be profitable unless major price movements occur. Discretionary traders are highly unpredictable, and can incur substantial losses even in apparently favorable markets.

(7)  Decisions Based Upon Fundamental Analysis

        Traders that utilize fundamental trading strategies attempt to examine factors external to the trading market that affect the supply and demand for a particular futures contract in order to predict future prices. Such analysis may not result in profitable trading because the analyst may not have knowledge of all factors affecting supply and demand, prices may often be affected by unrelated factors, and purely fundamental analysis may not enable the trader to determine quickly that his previous trading decisions were incorrect. In addition, because of the breadth of fundamental data that exists, a fundamental trader may not be able to follow developments in all such data, but instead may specialize in analyzing a narrow set of data, requiring trading in fewer futures markets. Consequently, a fundamental trader may have less flexibility in adverse markets to trade other futures markets than traders that do not limit the number of markets traded as a result of a specialized focus.

(8)  Increasing the Assets Managed by the Advisors May Diminish Their Returns

        There appears to be a tendency for the rates of return achieved by managed futures advisors to diminish as assets under management increase. Increased equity under management requires advisors to enter larger orders, which can preclude trading in certain less liquid markets, result in worse trading "fills" and make it difficult to close out positions without incurring significant additional losses. If the Advisors' returns decline as a result of the increased equity under the Advisors' management, the profit potential of the Trust will be correspondingly reduced.

(9)  No Assurance of Advisors' Continued Services

        There is no assurance that any Advisor will be willing or able to continue to provide advisory services to the Trust for any length of time. There is severe competition for the services of qualified Advisors, and the Trust may not be able to retain satisfactory replacement or additional Advisors on acceptable terms. Kenmar must allocate Advisor availability among its different funds, including the Trust, and may, accordingly, allocate to the Trust less (and perhaps none) of an Advisor's available capacity than Kenmar might otherwise consider to be in the best interests of the Trust. The timing of Kenmar's Advisor selections and the amount of assets allocated to an Advisor may also be affected from time to time by the procedural requirements of maintaining an ongoing offering of the Units. See "Conflicts of Interest" at page 29. Kenmar may not be able to obtain the services of the Advisor group that Kenmar would otherwise consider to be most advantageous for the Trust.

(10) Limited Ability to Liquidate an Investment in the Units

        Units may be redeemed only as of the close of business on the last day of a calendar month and only beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units will be subject to redemption charges, payable to Kenmar, equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. Requests for redemption, which are irrevocable, must be received at least 10 calendar days before the proposed date of redemption. The limited ability to redeem Units means that investors cannot be confident of what the redemption value of their Units will be, and may be unable to withdraw capital committed to the Trust on a timely basis to take advantage of other, more favorable, investment opportunities.

(11) Possibly Illiquid Markets

        The markets to be traded by the Advisors on behalf of the Trust may become illiquid. Illiquidity could prevent the Advisors from acquiring positions otherwise indicated by one of the trading systems or make it impossible for the Trust to liquidate positions against which the market is moving. The Advisors will, from time to time, trade in illiquid markets. Illiquidity could cause the Trust to incur significant losses.

(12) "Zero-Sum" Trading

        Futures trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most "alternative investments," an investment in the Trust does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while the Trust trades unprofitably.

(13) Non-Correlated, Not Negatively Correlated, Performance Objective

        Neither Kenmar nor the Advisors anticipate that the performance of the Trust will be negatively correlated to that of the general debt and equity markets. Rather, the Advisors and Kenmar believe only that the Trust's performance could be generally non-correlated, i.e., unrelated, not opposite, to the performance of the traditional financial markets. It is by no means the case that the Trust can be expected to be profitable during unfavorable periods for the stock and bond markets or vice versa. If the Trust does not perform in a manner non-correlated with the general financial markets, investors may obtain no diversification benefits by investing in the Units.

(14) Distortion In Profit Share and Incentive Fee Calculations

        The Advisors' Profit Shares and Kenmar's Incentive Fee are calculated on the basis of New Trading Profit (as defined) and New Overall Appreciation (as defined), respectively, determined on the basis of the performance of each Advisor's Trust account and of the Trust as a whole. Because Units are purchased at different times, but Profit Shares are paid equally, disparities between a particular Unitholder's investment experience in the Trust and the Profit Shares and Incentive Fees to which such Unitholder is subject will develop as a result of the Profit Shares and Incentive Fees being paid by the Trust account managed by each Advisor and by the Trust, considered as a whole, respectively, despite Units being acquired at different times and prices. See "Charges" at page 24. Certain investors' Units could be subject to Profit Shares and Incentive Fees despite having declined in Net Asset Value from their purchase price. The Trust's allocation of Profit Shares and Incentive Fees are subject to distortions as a result of the timing of subscriptions and redemptions. See "Charges - Profit Shares and Incentive Fees."

(15) Advisors Trading Independently of Each Other

        The Advisors trade entirely independently of each other. Consequently, the Advisors may implement their strategies for their Trust accounts in ways that could significantly reduce the risk control potential that Kenmar had analyzed to be an important feature of a particular Advisor combination. Two Advisors may, from time to time, take opposite positions for the Trust, eliminating any possibility of the Trust profiting from these positions considered as a whole. There are substantial opportunity costs to Kenmar's multi-advisor strategy.

(16) Trading on Commodity Exchanges Outside the United States

        The Advisors may engage in a significant amount of trading on commodity exchanges outside the United States on behalf of the Trust. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges. In trading contracts denominated in currencies other than U.S. dollars, the Trust will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. See the last paragraph of the "Commodity Futures Trading Commission -- Risk Disclosure Statement" on page 1 of this Prospectus. Investors could incur substantial losses from the Trust's trading on foreign exchanges to which they would not have been subject had the Advisors limited their trading to U.S. markets.

(17) Conflicts of Interest

        The Trust is subject to a number of material actual and potential conflicts of interests. See "Conflicts of Interest" at page 29. No formal policies or procedures have been adopted to resolve any of such conflicts. The conflicts of interest to which the Trust is subject raise the possibility that investors will be financially disfavored to the benefit of Kenmar, the Advisors or their respective principals and affiliates.

        The fact that Kenmar will receive an annual Incentive Fee equal to 5% of any New Overall Appreciation (as defined) may lead Kenmar to select Advisors that trade in a more "risky" or speculative manner than those that Kenmar might otherwise choose. The Incentive Fee is calculated so that Kenmar receives 5% of any New Overall Appreciation of the Trust, but not 5% of its losses.

        New Overall Appreciation includes both unrealized and realized gains.

(18) Unitholders Taxed Currently

        Unitholders are subject to tax each year on their allocable share of the Trust's income or gains (if any), despite the fact that Kenmar does not intend to make any distributions to Unitholders. Consequently, Unitholders will be required either to redeem Units or to make use of other sources of funds to discharge their tax liabilities in respect of any profits earned by the Trust. See "Federal Income Tax Consequences" at page 37.

        In comparing the Trust's profit objectives with the performance of more familiar securities in which one might invest, prospective investors must recognize that if they purchased equity or debt, there probably would be no tax due on the appreciation in the value of such holdings until disposition. In the case of the Trust, on the other hand, a significant portion of any appreciation in the Net Asset Value per Unit must be paid in taxes by the Unitholders every year, resulting in a substantial cumulative reduction in their net after-tax returns. Because Unitholders will be taxed currently on their allocable share of the Trust's income or gains, the Trust may trade successfully, but investors nevertheless would have recognized significantly greater gains on an after-tax basis than had they invested in conventional stocks and bonds with comparable performance.

        The performance information included in this Prospectus is presented exclusively on a pre-tax basis.

(19) Limitation on Deductibility of "Investment Advisory Fees"

        Non-corporate Unitholders may be required to treat the amount of any Profit Shares, Incentive Fees, brokerage commissions and other expenses of the Trust as "investment advisory fees" which may be subject to substantial restrictions on deductibility for federal income tax purposes. In the absence of further regulatory or statutory clarification, Kenmar is not classifying these expenses as "investment advisory fees," but this is a position to which the Internal Revenue Service may object. If a substantial portion of the Trust's fees were characterized as "investment advisory fees," an investment in the Units may no longer be economically viable.

(20) Taxation of Interest Income Irrespective of Trading Losses

        The Net Asset Value per Unit reflects the trading profits and losses as well as the interest income earned and expenses incurred by the Trust. However, losses on the Trust's trading will be almost exclusively capital losses, and capital losses are deductible against ordinary income only to the extent of $3,000 per year in the case of non-corporate taxpayers. Consequently, if a non-corporate Unitholder had, for example, an allocable trading (i.e., capital) loss of $10,000 in a given fiscal year and allocable interest income (after reduction for expenses) of $5,000, the Unitholder would have incurred a net loss in the Net Asset Value of his or her Units equal to $5,000 but would recognize taxable income of $2,000. The limited deductibility of capital losses for non-corporate Unitholders could result in such Unitholders having a tax liability in respect of their investment in the Trust despite incurring a financial loss on their Units.

(21) Possibility of a Tax Audit of Both the Trust and Unitholders

        There can be no assurance that the Trust's tax returns will not be audited by the Internal Revenue Service. If such an audit results in an adjustment, Unitholders could themselves be audited as well as being required to file amended tax returns and to pay back taxes, additions to such taxes, interest and penalties.

        PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE TRUST; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS. SEE "FEDERAL INCOME TAX CONSEQUENCES" AT PAGE 37.

(22) Failure of Brokerage Firms; Default by Forward Market Participants

        The Trust could be unable to recover its assets -- even assets directly traceable to the Trust -- from the Clearing Broker in the event of a bankruptcy of the Clearing Broker. In its forward trading, the Trust will be dealing with the Clearing Broker as a principal (the Clearing Broker, in turn, will trade with other counterparties in order to execute the Trust's forward trades) and will be subject to the full risk of the Clearing Broker's default or insolvency. Investors could incur substantial losses, despite the Trust having been otherwise highly profitable, in the event of the bankruptcy or default of the Clearing Broker.

(23) Comparisons of the Trust's Performance with General Securities Market
     Indices

        The Trust's performance has been compared in this Prospectus, under "The Trust and Its Objectives," to the S&P 500 Stock Index and the Lehman Brothers Long-Term Government Bond Index, which reflect the price movements of unmanaged groups of publicly-traded stocks and bonds, respectively. Although it is common to evaluate the performance of financial assets against general stock and bond market indices, there are material differences between passive indices of equity and debt and managed products like the Trust. The futures markets are fundamentally different from the securities markets in a number of respects, and any comparison between them is subject to certain inherent and material limitations.

(24) Impact of Graphic Presentation

        Certain performance information has been presented in this Prospectus (see "The Trust and Its Objectives") in graphic format. While graphic presentation facilitates illustrating certain performance characteristics, e.g., non-correlation, prospective investors must be aware that different graphic presentations of the same information can appear materially different. For example, the use of logarithmic rather than standard scale de-emphasizes both apparent volatility and rate of return, while the use of a large or standard scale accentuates both. Kenmar believes that the graph included in this Prospectus is a reasonable representation of the information intended to be conveyed, but prospective investors must recognize that such information could have been depicted in a number of materially different graphic presentations.

(25) Regulatory Matters

        The Trust is the first public futures fund sponsored by Kenmar. Due to the publicly-offered character of the Trust, Kenmar will be more restricted in its ability to allocate assets to certain prospective Advisors than it would be in the context of a private fund.

        Considerable regulatory attention has been focused on "non-traditional" investment pools, in particular commodity pools such as the Trust, publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Trust.

                                   ----------

                               INVESTMENT FACTORS

        The following summarizes certain of the principal potential advantages
- -- described in greater detail elsewhere in this Prospectus -- which Kenmar believes may be associated with an investment in the Trust. These potential advantages may never, in fact, result in profits for the Trust, and there are substantial risks involved in investing in the Units. See "Risk Factors" beginning at page 8.

                                   ----------

Market Diversification

        The Trust is designed to add the potential for significant capital growth to an investment portfolio by investing in a wide array of markets. As global markets and investing become more complex, professionally managed futures may increasingly continue to be included in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world's economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world's markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to selected advisors specializing in futures and forward trading, investors have the potential, if their futures investment is successful, to enhance their prospects for superior performance as well as to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation's economy.

Diversification of Traditional Portfolios

        Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Trust, can add a potentially valuable element of diversification to a traditionally-structured portfolio. Historically, the returns recognized on managed futures investments have exhibited a substantial degree of non-correlation with the performance of stocks and bonds, suggesting that a successful managed futures investment can be a valuable complement to a portfolio. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the risk/reward profile and overall "efficiency" of a portfolio. Non-correlation is not negative correlation. The performance of the Trust is expected to be generally unrelated, but may frequently be similar, to the performance of the general equity and debt markets.

Small Minimum Investment; Smaller Minimum Additional Investment

        Each of the initial Advisors is only available to manage individual accounts of substantial size -ranging from $500,000 to $5,000,000. Investors in the Trust are able to gain access to each of these Advisors, and to the diversification benefits of placing assets with all five of them, for a minimum investment of only 50 Units, or $5,000 if less (20 Units, or $2,000 if less, in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts). Existing Unitholders making additional investments may do so in minimums of only 20 Units, or $2,000 if less.

Limited Liability

        A person who opens an individual futures account is generally liable for all losses suffered in such account, and may lose substantially more than his or her investment. A subscriber to the Trust, however, cannot lose more than his or her investment, including any undistributed profits.

Administrative Convenience

        The Trust is structured so as substantially to eliminate the administrative burden that would otherwise be involved in Unitholders engaging directly in futures transactions. Unitholders, among other things, will receive directly from Kenmar monthly unaudited financial reports and annual audited financial statements (setting forth, in addition to certain other information, the Net Asset Value per Unit, the Trust's trading profits or losses and the Trust's expenses for the period) as well as all tax information relating to the Trust necessary for Unitholders to complete their federal income tax returns. The approximate Net Asset Value per Unit will be available from Kenmar upon request.

                          THE TRUST AND ITS OBJECTIVES

Objectives

o    Significant profits over time

o    Controlled performance volatility

o    Controlled risk of loss

o A means of diversifying a traditional portfolio out of its typical "all long" stock and debt bias and dependence on a single nation's economy

        The potential for aggressive capital growth is driven by the profit possibilities offered by the global futures and options markets and the skills of the professional trading organizations selected to manage the assets of the Trust. The fact that the Trust can profit from both rising and falling markets adds an element of profit potential that long- only strategies cannot access. In addition to its profit potential, the Trust, if it trades successfully, can also help reduce the overall volatility, or risk, of your portfolio. By investing in markets that operate independently from United States stock and bond markets -- and by taking advantage of both "bull" and "bear" trends -- the Trust may provide positive returns even when United States stock and bond markets are experiencing flat to negative performances.

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                                                                          KENMAR
Bear Bond Market Analysis

                    Five Worst Bond Drawdowns Since 1961 and
                   Corresponding Managed Futures Performance

Managed Futures       50.7%      137.2%      70.1%       8.5%        9.8%

US LT Gov't Bonds    -18.8%      -10.4%     -21.0%     -13.4%      -12.2%

                    1/67-5/70  12/72-8/74  7/79-9/81  3/87-9/87   2/94-10/94

      Source/December 1995: Lehman Brothers LT Gov't Bond Index, BARRA MLM Index PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
                                                                          KENMAR

Bear Stock Market Analysis

                    Five Worst S&P Drawdowns Since 1961 and
                   Corresponding Managed Futures Performance

Managed Futures        7.4%       37.1%     143.7%      74.5%        3.1%

S&P 500              -22.3%      -29.2%     -42.6%     -16.6%      -29.6%

                    1/62-6/62  12/68-6/70  1/73-9/74  12/80-7/82  9/87-11/87


      Source/December 1995: S&P 500, BARRA/MLM Index
      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

- --------------------------------------------------------------------------------

        The Trust is designed to complement, not replace, a traditional investment portfolio of US and/or international stocks and bonds. In the opinion of Kenmar, the Trust is best employed as an asset diversification and performance enhancement tool for a traditional portfolio. Because managed futures returns historically have shown very little similarity to stock and bond market returns, the Trust has the potential positive investment performance when your portfolio needs it most -- that is, when stock and bond markets are in declines. Timing investment entry, however, to coincide with stock and or bond market declines is obviously very difficult, if not impossible. For this reason, and because the diversification and return potential offered by the Trust is independent of stock and bond performance, there is no "good time" to invest in the Trust.

Investment Philosophy

        The Trust is managed by Kenmar Advisory Corp. Kenmar is one of the largest and longest-established trading managers in global managed futures investing.

        Kenmar will: (i) select and monitor the Advisors; (ii) allocate and/or reallocate Trust assets among the Advisors; (iii) determine if an Advisor should be removed or replaced; (iv) negotiate advisory fees; and (v) perform such other services as Kenmar believes that the Trust may from time to time require.

        Kenmar believes that the most effective means of controlling the risks of futures trading is through a diversified portfolio of Advisors. An important part of this strategy focuses on controlling risk by combining Advisors who employ diverse trading methodologies -- such as technical, fundamental, systematic, trend-following, discretionary or mathematical -- and who exhibit diverse performance characteristics. The objective of this strategy is to construct a portfolio of Advisors whose combined performance best meets the investment aim of the Trust to achieve superior returns within appropriately defined parameters of risk.

        The process of selecting Advisors is an ongoing one, for, even after initial selections have been made, Kenmar continues to analyze qualitatively and quantitatively the performance and trading characteristics of initial and prospective Advisors in an effort to determine which Advisors are best suited to the current market environment. Based upon such continuing analysis, Kenmar will reallocate assets among the initial Advisors or change the portfolio of Advisors when the trading environment or an Advisor's individual performance indicates to Kenmar that such change or changes are appropriate.

        Kenmar's ability to manage the risks of futures investments successfully is dependent upon an informed and aggressive management style, one that identifies and acts quickly and decisively on shifting market trends. Therefore, when Kenmar's perception of market conditions and/or individual Advisor performance suggest that an alternative trading style or methodology might be better suited to the current market environment, Kenmar will alter the portfolio of Advisors or the allocation of assets among the Advisors without prior notice to, or the approval of, the Unitholders.

        Prospective investors must recognize that Advisor selections and allocations require the exercise of judgment and discretion and are not determined in any precise or systematic manner. There can be no assurance that Kenmar's selection and monitoring of a limited group of Advisors for the Trust will, in the future, produce more successful results (in terms of either risk control or profitability) than would the selection of a single Advisor, a fixed combination of Advisors or a larger group of Advisors.

Access to Global Markets

        The range of markets that the Trust will trade will provide a significant degree of diversification to a traditional stock/bond portfolio. Through Kenmar's Advisor selections, the Trust will have the flexibility to access, and allocate and reallocate capital among, world markets, including but not limited to:

                                   Currencies
- --------------------------------------------------------------------------------

Australian Dollar             European Currency Unit        Mexican Peso
Belgian Franc                 Finnish Markka                New Zealand Dollar
British Pound                 French Franc                  Norwegian Krone
Canadian Dollar               Irish Punt                    Singapore Dollar
Danish Krone                  Italian Lira                  Spanish Peseta
Deutsche Mark                 Japanese Yen                  Swedish Krona
Dutch Guilder                 Malaysian Ringgit             Swiss Franc


                              Financial Instruments
- --------------------------------------------------------------------------------


Australian Treasury Bills                    Major Market Stock Index (U.S.)
Australian Treasury Bonds                    MEFF&S Stock Index (Spain)
CAC 40 Stock Index (France)                  MIBOR
Canadian Bonds                               Nikkei Stock Average (Japan)
DAX Stock Index (Germany)                    Nikkei Stock Index 300 (Japan)
Eurodollars                                  PIBOR
Euromarks                                    S&P 500 Stock Index (U.S.)
Eurotop 100 Index (Europe)                   Spanish Bonds
Euroyen                                      Tokyo Stock Price Index (Japan)
Financial Times 100 Stock Index (U.K.)       U.K. Bonds
Financial Times 250 Stock Index (U.K.)       U.K. Short Sterling
French Bonds                                 U.S. Treasury Bills
German Bonds                                 U.S. Treasury Bonds
Italian Bonds                                U.S. Treasury Notes
Japanese Bonds                               Value Line Stock Index (U.S.)

                                     Metals
- --------------------------------------------------------------------------------

Aluminum              Nickel                 Platinum           Tin
Gold                  Palladium              Silver             Zinc
Lead

                                 Energy Products
- --------------------------------------------------------------------------------

Crude Oil         Heavy Fuel Oil      No. 2 Heating Oil      Residual Fuel Oil
Electricity       Natural Gas         Propane                Unleaded Gasoline
Gas Oil

                              Agricultural Products
- --------------------------------------------------------------------------------

Cocoa              Feeder Cattle           Orange Juice            Soy Oil
Coffee             Live Cattle             Pork Bellies            Sugar
Corn               Live Hogs               Soybeans                Wheat
Cotton             Oats                    Soymeal


 The Trust will trade in many, but not all, of the foregoing markets as well as additional Wheat markets. There can be no assurance as to which markets the Trust will, in fact, trade over time or at any given time. The Advisors do not each trade in all of the foregoing markets. The Trust's portfolio exposure may, from time to time, be concentrated in a
                           limited number of markets.

The Initial Advisors

The Initial Advisors

        All direct investment decisions for the Trust will be made by an initial group of Trading Advisors selected by and monitored by Kenmar. Each Advisor is registered with and regulated by the Commodity Futures Trading Commission (the "CFTC"). The registration of the Advisors with the CFTC and their membership in the NFA must not be taken as an indication that any such agency or self-regulatory body has recommended or approved the Advisors or the Trust.

        Kenmar anticipates varying Advisors from time to time and, with them, the Trust's market emphasis as Kenmar believes performance and market conditions indicate that such a change could be advantageous for the Trust. However, Kenmar also believes that it is necessary to maintain an account with an Advisor for some length of time (at least unless aberrational trading patterns or apparent deviations from announced strategy or risk control policies develop) to give the Advisor a reasonable opportunity to achieve its objectives. Under certain market conditions, it is very difficult for most managed futures advisors to trade profitably. The following are the initial Advisors and asset allocations chosen for the Trust.

                               KENMAR GLOBAL TRUST

   Advisor and                                                        Approximate Assets
    % Initial                               General                    Under Management
   Allocation                            Strategy Type                  July 1, 1996*
   ----------                            -------------                  -------------
Chesapeake Capital Corporation       Multi-System, Multi-Timeframe     $807 million (total)
(25%)                                Technical, Trend-Following        $765 million (Diversified)

Dreiss Research Corporation          Pattern-Recognition, Long-Term    $9 million (total)
(15%)                                Technical, Trend-Following

Hyman Beck & Company, Inc.           Long-Term Technical,              $171 million (total)
(25%)                                Trend-Following                   $129 million (Global)

Willowbridge Associates Inc.         Discretionary, Fundamental        $428 million  (total)
(25%)                                and Technical                     $186 million (XLIM)

Witter and Lester, Inc.              Discretionary, Technical,         $57 million  (total)
(10%)                                S&P only                          $16 million (Redstone)

- ----------

     * Excluding "notional funds." "Notional" funds represent the difference between the level at which an advisor is instructed to trade an account and the capital actually committed to the account. "Notional" funds do not represent assets under management, but they do indicate the level of equity which an advisor has been instructed to consider itself to be managing in determining the magnitude of positions taken.

Advisor Summaries

        More complete descriptions and performance summaries for the Advisors are included in Appendix I to this Prospectus. Read Appendix I carefully before you decide whether to invest in the Trust. See "Risk Factors -- (1) Past Performance Not Necessarily Indicative of Future Results; All or Substantially All of an Investment Could Be Lost" at page 8.

        Chesapeake Capital Corporation

        Chesapeake Capital Corporation relies primarily on technical analysis, using multiple systems and timeframes. The trading methodologies employed by Chesapeake Capital Corporation are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative and proprietary in nature. In addition to such mathematical evaluations, Chesapeake Capital Corporation employs a technique of technical analysis generally known as "charting" in order to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. Chesapeake Capital Corporation also makes extensive use of internally-generated market information, which includes, but is not limited to, price volatility, open interest, daily price action, volume and market psychology or sentiment.

        The profitability of the Trading Programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. Chesapeake Capital Corporation will trade its "Diversified Trading Program" on behalf of the Trust. The Diversified Trading Program emphasizes a maximum range of diversification with a global portfolio of futures, forward and cash markets which includes, but is not limited to, agricultural products, metals, currencies, financial instruments, and stock, financial and economic indices. See pages APPI-5 through APPI-11 for performance information relating to Chesapeake Capital Corporation.

        Dreiss Research Corporation

        Dreiss Research Corporation utilizes a long-term trend-following system, which is technical in nature and ignores news, weather, politics and other "fundamental" factors except as they are reflected in the markets.

        The technical basis for the trading method is the fractal decomposition of weekly price patterns. This analysis identifies turning points for constructing trend lines and determining support and resistance, which are then combined in a system which generates specific trading signals. Signals are then screened by a unique Choppiness Index which may then be used to adjust the proximity of entry and exit signals. Dreiss Research trades a diversified portfolio of futures contracts representing most major commodity groups (i.e., agriculture, currencies, energy, equity indexes, interest rates, livestock, metals, and softs). See pages APPI-12 through APPI-16 for performance information relating to Dreiss Research Corporation.

        Hyman Beck & Company, Inc.

        Hyman Beck & Company, Inc. relies primarily on technical analysis. The trading methodologies employed by Hyman Beck & Company, Inc. are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative and proprietary in nature. Hyman Beck & Company, Inc. will trade its Global Portfolio on behalf of the Trust, relying on technical trend-following analysis. Long-term, technical trend-following analysis emphasizes mathematical and charting approaches and depends upon the occurrence of major price trends in some markets. The Global Portfolio trades a portfolio of over 30 futures and forward markets worldwide with a concentration in world interest rate and other financial markets. See pages APPI-17 through APPI-28 for performance information relating to Hyman Beck & Company, Inc.

        Willowbridge Associates Inc.

        Willowbridge Associates Inc. will utilize its XLIM Trading Approach ("XLIM") on behalf of the Trust. XLIM is traded on a discretionary basis by Philip L. Yang. Trading decisions are based primarily on Mr. Yang's analysis of technical factors, fundamentals and market action. XLIM trades a wide variety of futures contracts, forwards, spot and options on United States and international markets, including but not limited to, financial instruments, currencies, precious and base metals and agricultural commodities. Mr. Yang reserves the right to add, subtract or otherwise change the portfolio composition of XLIM. See pages APPI-29 through APPI-41 for performance information relating to Willowbridge Associates Inc.

        Witter & Lester, Inc.

        Witter and Lester will trade its Redstone Program on behalf of the Trust, trading only the S&P 500 Stock Index futures contract. The Redstone Program stems from a research effort begun in 1993 to automate the interpretation of traditional Witter & Lester market analysis. Witter & Lester's stock market model is based on pattern recognition of the following nine indicators:

        1) Candlestick theory               6) Put/Call ratio
        2) Climax Indicator                 7) Seasonal variable
        3) Volume trends                    8) TRIN
        4) Momentum                         9) Valuation/Sentiment
        5) New high/lows

        Each day the market timing model produces a rating (bullish or bearish). This daily analysis drives the degree of long or short exposure taken in the program each day. Positions are built using a combination of stock index futures and options. See pages APPI-42 through APPI-49 for performance information relating to Witter & Lester,. Inc.

The Advisory Agreements

        The Advisory Agreements among the Trust, Kenmar and each Advisor terminate December 31, 1997, subject to renewal on the same terms at Kenmar's option for up to two additional one-year terms. Kenmar will generally attempt to negotiate advisory agreements with comparable terms (up to a 2% Consulting Fee and a 25% quarterly Profit Share) for all of the Advisors chosen for the Trust. Kenmar, but generally not the Advisors, retains the right to terminate any Advisory Agreement at will and upon short notice to the Advisors.

        Each Advisory Agreement provides that the Trust will indemnify the Advisor and its affiliates, as well as their respective officers, shareholders, directors, employees, partners and controlling persons for conduct taken as an Advisor or in connection with the Advisory Agreement, provided that such conduct does not constitute negligence, misconduct or breach of the Advisory Agreement or of any fiduciary obligation to the Trust and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trust. Each Advisory Agreement further provides that this indemnity provision will not increase the liability of any Unitholder to the Trust beyond the amount of such Unitholder's capital and profits, if any, in the Trust (exclusive of previously received distributions or other returns of capital, including redemptions).

        Under the exculpatory provisions of the Advisory Agreements, none of the Advisors, their affiliates or their respective officers, directors, employees, partners, controlling persons or shareholders will be liable to the Trust or to any of the Unitholders in connection with their management of assets of the Trust except by reason of acts or omissions in contravention of the Advisory Agreement, or due to their misconduct or negligence, or by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trust.

        Each initial Advisor will purchase a minimum of 500 Units as of the inception of the Trust's trading. Each initial Advisor has agreed to maintain this investment for as long as it continues to act as an Advisor.

                              KENMAR ADVISORY CORP.

Background and Principals

        Kenmar Advisory Corp. is a Connecticut corporation originally incorporated as a New York corporation in September 1983. Kenneth A. Shewer is its Chairman and Marc S. Goodman is its President. Messrs. Shewer and Goodman are the Kenmar's sole directors and are the only persons responsible for the selection and retention of Advisors. All of Kenmar's stock is owned, indirectly and equally, by Messrs. Shewer and Goodman. Kenmar is registered with the CFTC as a commodity pool operator and is a member in good standing of the NFA in such capacity. Its principal place of business is Two American Lane, P.O. Box 5150, Greenwich, CT 06831-8150, telephone number: (203) 861- 1000. The Kenmar group of companies focuses exclusively on the design and management of leading-edge investment programs in the managed futures sector. The registration of Kenmar with the CFTC and its membership in the NFA must not be taken as an indication that any such agency or self-regulatory body has recommended or approved either Kenmar or the Trust.

        No administrative, civil, or criminal action has ever been brought against Kenmar or any of its principals.

        Mr. Kenneth A. Shewer, 43, Chairman, was employed by Pasternak, Baum and Co., Inc. ("Pasternak, Baum"), an international cash commodity firm, from June 1976 until September 1983. Mr. Shewer created and managed Pasternak, Baum's Grain Logistics and Administration Department and created its Domestic Corn and Soybean Trading Department. In 1982, Mr. Shewer became co-manager of Pasternak, Baum's F.O.B. Corn Department. In 1983, Mr. Shewer was made Vice President and Director of Pasternak, Baum. Mr. Shewer graduated from Syracuse University with a B.S. degree in 1975.

        Mr. Marc S. Goodman, 47, President, joined Pasternak, Baum in September 1974 and was a Vice President and Director from July 1981 until September 1983. While at Pasternak, Baum, Mr. Goodman was largely responsible for business development outside of the U.S., for investment of its corporate retirement funds, and for selecting trading personnel. Mr. Goodman has conducted extensive business in South America, Europe and the Far East. Mr. Goodman was awarded an Economics and Finance Department Fellowship from September 1969 through June 1971. Mr. Goodman graduated from the Bernard M. Baruch School of Business of the City University of New York with a B.B.A. in 1969 and an M.B.A. in 1971 in Finance and Investments.

        Messrs. Shewer and Goodman left Pasternak, Baum in September 1983 to form Kenmar Advisory Corp. They have occupied their present positions with Kenmar since that time.

        Ms. Esther Eckerling Goodman, 42, Chief Operating Officer and Senior Executive Vice President, joined Kenmar in July 1986 and has been involved in the futures industry since 1974. From 1974 through 1976, she was employed by Conti-Commodity Services, Inc. and ACLI Commodity Services, Inc., in the areas of hedging, speculative trading and tax arbitrage. In 1976, Ms. Goodman joined Loeb Rhoades and Company, Inc. where she was responsible for the development and management of a managed futures program which, in 1979, became the trading system for Westchester Commodity Management, an independent commodity trading advisor of which Ms. Goodman was a founder and principal. From 1983 through mid-1986, Ms. Goodman was employed as a marketing executive at Commodities Corp.
(USA) of Princeton, New Jersey. Ms. Goodman was a Director of the Managed Futures Trade Association from 1987 to 1991 and a Director of its successor organization, the Managed Futures Association, from 1991 to 1995. She has written several articles and has spoken before various professional groups and organizations on the subject of managed futures. Ms. Goodman graduated from Stanford University in 1974 with a B.A. degree.

        Mr. Robert L. Cruikshank, 59, Executive Vice President, joined Kenmar in March 1991. Mr. Cruikshank spent 20 years (1958-1978) at Blyth Eastman Dillon in New York and was its Executive Vice President in charge of the Securities Division, which included all domestic and international sales and branch office activities, all trading departments, and the research areas. In 1979, Mr. Cruikshank jointly formed Neild, Cruikshank & Co., an independent market-maker on the Chicago Board of Options Exchange ("CBOE"), where he remained until 1984 when he formed his own market making firm, Nassau Corporation. From 1982 to 1984 Mr. Cruikshank also served as Director and Vice Chairman of the Board of the CBOE, during which time he was instrumental in the development of the S&P

100 (OEX) option contract. From 1985, when he left Nassau Corporation, until March 1991, he served as President and CEO of First Capital Financial Corporation, a national real estate syndication firm owned by Sam Zell. Mr. Cruikshank graduated cum laude from Princeton University with a B.A. degree in economics in 1958.

        Joshua B. Parker, Esq., 40, Executive Vice President and General Counsel, has been with Kenmar since October 1988. From January 1986 through October 1988, Mr. Parker was an independent floor trader on the American Stock Exchange engaged in trading equity options and related instruments, first in association with Michael Becker & Co. and later in his own firm, Premium Investments L.P. From May 1985 through January 1986, Mr. Parker was the associate general counsel of a company in the over-the-counter drug and personal care industry. From August 1981 through May 1985, Mr. Parker was associated with the law firm of Baer Marks & Upham. Mr. Parker is a 1981 graduate of the New York University School of Law with a J.D. degree and a 1977 graduate of Yale University with a B.A. degree.

        Mr. Thomas J. DiVuolo, 36, Senior Vice President--Fund Administration, joined Kenmar in March 1989 and is responsible for the administration of the accounts and funds managed by Kenmar. From 1982 through 1984, Mr. DiVuolo was employed by Balfour Maclaine International Ltd. working in the commodity accounting and compliance areas. From 1984 through 1986 he was employed at E.F. Hutton and Company, Inc. as a manager of commodity regulatory reporting. From 1986 until he joined Kenmar in 1989, Mr. DiVuolo worked for Lloyds International Trading, a commodity trading division of Lloyds Bank. Mr. DiVuolo is a 1982 graduate of Pace University with a B.B.A. degree in Public Accounting. He received his M.B.A. in Finance from Wagner College in 1990.

        Mr. Kevin J. Treacy, 36, Senior Vice President--Finance, joined Kenmar in August 1993. From 1982 through 1986, Mr. Treacy was Senior Auditor with Arthur Young & Company. From 1986 through 1993, Mr. Treacy was employed by E.S. Jacobs & Company, an investment company with 25 operating subsidiaries and total sales of $6 billion, where he held a series of positions leading up to Chief Financial Officer. Mr. Treacy graduated from University College Dublin with a Bachelor of Commerce in 1981 and Diploma in Professional Accounting in 1983. He was admitted to membership to the Institute of Chartered Accountants in Ireland in 1985.

        Mr. Kenneth J. Armstead, 42, Vice President--Research, joined Kenmar in June 1995 and is responsible for the portfolio performance and risk analysis to support the allocation of funds under management by Kenmar. Mr. Armstead has been professionally involved in the trading of global fixed income products, including cash, futures, and related derivatives since 1985. From October 1994 to the present, Mr. Armstead has been engaged in the requisite regulatory and legal start-up activities associated with the establishment of a sole proprietorship, Market Intermarket Trading ("MIT"), as a commodity trading advisor. From January 1991 to September 1994, Mr. Armstead was employed by Commodities Corporation (USA), a commodity pool operator and responsible for the research, development, and trading of empirical methodologies for a diverse group of financial and non-financial commodities. Mr. Armstead was employed by Citicorp Investment Bank from September 1982 to December 1990 in a variety of positions, ultimately becoming the Vice President in Portfolio Strategy, responsible for developing proprietary multi-market quantitative trading strategies for cash and derivatives in global fixed income, currency, and metals markets. Mr. Armstead received a B.S. degree in Mechanical Engineering and a M.S. degree in Nuclear Engineering, both from the Massachusetts Institute of Technology in 1978. Mr. Armstead received his M.S. degree in Management with concentrations in finance and applied economics from the Sloan School at the Massachusetts Institute of Technology in 1982.

        Mr. Jeffrey S. Rothstein, 38, Vice President--Management Information Systems and Analysis, joined Kenmar as a Vice President and the Chief Information Officer in May of 1996. From August 1991 to April 1996, Mr. Rothstein was Vice President in charge of Commodity Trading Systems Development and Support at AIG Trading Group, AIG's commodity trading subsidiary. From January 1986 through July 1991, he worked for Bankers Trust Company, building equity trading systems, and marketing and implementing foreign exchange trading systems at international merchant banks. From September 1981 through June 1985, Mr. Rothstein was employed as a programmer, project leader and manager by Digital Equipment Corporation; he was with Hewlett Packard Company from July 1979 through September 1981. Mr. Rothstein received an MBA from Columbia University in December 1985 and a B.S. in Computer Science from Cornell University in 1979.

Management of Traders

        Kenmar's hallmark is its emphasis on active management of portfolios of traders. Kenmar will analyze trading performance for each Advisor it employs on a daily basis. This detailed analysis identifies sources of profits and losses for each trader each day, enabling management to make highly informed decisions regarding the performance of each Advisor.

        Based on market conditions, Advisor performance and other factors, Kenmar will reallocate assets among Advisors in an effort to ensure that capital is optimally placed. Kenmar also will add Advisors when situations warrant, and replace advisors if profitability, risk assumptions or other significant factors indicate that replacement is advisable.

        Naturally, these activities require a strong emphasis on trading and market research. Kenmar operates and updates continuously a database that tracks over 850 different trading programs offered by trading advisors around the globe. Added to this quantitative data are qualitative assessments based on detailed trader interviews and on-site visits by Kenmar to each trader's business location.

        Traders employed by Kenmar include or have included some of the world's best-known and most respected trading organizations -- as well as newer traders that Kenmar believes offer exceptional promise.

Fiduciary Obligations of Kenmar

Nature of Fiduciary Obligations; Conflicts of Interest

        As managing owner of the Trust, Kenmar is subject to effectively the same restrictions imposed on "fiduciaries" under both statutory and common law. Kenmar has a fiduciary responsibility to the Unitholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust, consistent with the terms of the Trust's Declaration of Trust and Trust Agreement (the "Declaration of Trust"). The general fiduciary duties which would otherwise be imposed on Kenmar (which would make the operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust, as set forth herein and in the Declaration of Trust (to which terms all Unitholders, by subscribing to the Units, are deemed to consent).

        The Trust, as a publicly-offered "commodity pool," is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "NASAA Guidelines"). The NASAA Guidelines explicitly prohibit a managing owner of a commodity pool from "contracting away the fiduciary obligation owed to [investors] under the common law." Consequently, once the terms of a given commodity pool, such as the Trust, are established, the managing owner is effectively precluded from changing such terms in a manner that disproportionately benefits the managing owner, as any such change could constitute self-dealing under common law fiduciary standards, and it is virtually impossible to obtain the consent of existing investors to such self-dealing (whereas, given adequate disclosure, new investors subscribing to a pool should be deemed to evidence their consent to the business terms thereof by the act of subscribing).

        The Declaration of Trust provides that Kenmar and its affiliates shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust that arises out of any action or inaction of Kenmar or its affiliates or their directors, officers, shareholders, partners, members or employees (the "Kenmar Related Parties") if the Kenmar Related Parties, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct by the Kenmar Related Parties. The Trust has agreed to indemnify the Kenmar Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Trust. The NASAA Guidelines prescribe the maximum permissible extent to which the Trust can indemnify the Kenmar Related Parties and prohibit the Trust from purchasing insurance to cover indemnification which the Trust itself could not undertake directly.

Fiduciary and Regulatory Duties

        An investor should be aware that Kenmar has a fiduciary responsibility to the Unitholders to exercise good faith and fairness in all dealings affecting the Trust.

        Under Delaware law, a beneficial owner of a business trust may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a "class action") to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a beneficial trust (a "derivative action") to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

        Under certain circumstances, Unitholders also have the right to institute a reparations proceeding before the CFTC against Kenmar (a registered commodity pool operator), the Clearing Brokers (a registered futures commission merchant) and the Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.

        There are substantial and inherent conflicts of interest in the structure of the Trust which are, on their face, inconsistent with Kenmar's fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Unitholders these conflicts of interests so that Kenmar may have the opportunity to obtain investors' informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under "Conflicts of Interest" are ineligible to invest in the Trust. Kenmar presently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest. See "Conflicts of Interest" at page 29.

        The foregoing summary describing in general terms the remedies available to Unitholders under federal and state law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Unitholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

                                 USE OF PROCEEDS

        The proceeds of the offering of the Units will be used by the Trust to engage in the speculative trading of futures and forward contracts through allocating such proceeds to the Advisors.

        To the extent the Trust trades in futures contracts on U.S. exchanges, the assets deposited by the Trust with its Clearing Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments -- principally U.S. government obligations.

        To the extent that the Trust trades in futures contracts on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of "customer segregated funds," although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in "customer segregated fund accounts."

        Although the percentages set forth below may vary substantially over time, Kenmar estimates that:

              (i) up to approximately 25% of the Net Asset Value of the Trust will be placed with the Clearing Broker in the form of cash or U.S. Treasury bills to margin positions of all commodities combined. Such funds will be segregated pursuant to CFTC rules; and

             (ii) up to approximately 10% of the Trust's assets will be used to margin foreign futures contracts.

        The remaining approximately 65% of the Trust's assets will be placed in a custodial account at, and managed by, Brown Brothers Harriman & Co. ("BBH"), a New York limited partnership established in 1818, chartered as a private bank and acting as a cash manager and yield enhancer. In its role as cash manager and yield enhancer, BBH will invest the Trust's assets not used for margin primarily in U.S. Government Treasury obligations, in an effort to increase the Trust's interest income earned on these assets. For this service BBH will receive a base annual fee equal to the greater of $25,000 or 0.10% of the Trust's assets that it manages plus 25% of any interest income generated by BBH which is in excess of the 90-day U.S. Treasury bill index as published by Merrill Lynch. The foregoing fees are deducted from the Trust's interest income on a monthly basis.

        The Trust will receive all of the interest income earned on its assets.

                                     CHARGES

        The following costs will be paid by the Trust.

Recipient       Nature of Payment                Amount of Payment
- ---------       -----------------                -----------------
Kenmar          Reimbursement of organizational  Kenmar will advance these
                and initial offering costs       costs, estimated at $350,000,
                                                 which will be reimbursed to
                                                 Kenmar in monthly installments
                                                 of 0.2% of the Trust's
                                                 month-end Net Assets.

Kenmar          Brokerage commissions            Flat-rate monthly commissions
                                                 of 0.917% of the Trust's
                                                 month-end assets (an 11% annual
                                                 rate). Such commissions cover
                                                 all floor brokerage, exchange,
                                                 clearing and NFA fees incurred
                                                 in the Trust's trading.

Third Parties   Miscellaneous execution costs    Paid as incurred; not
                                                 anticipated to exceed 0.25% of
                                                 average month-end Net Assets
                                                 per year.

Counterparties  "Bid-ask" spreads                The counterparties with which
                                                 the Trust will trade will each
                                                 receive "bid-ask" spreads on
                                                 the forward trades executed on
                                                 behalf of the Trust with
                                                 themselves as counterparties.

Recipient       Nature of Payment                Amount of Payment
- ---------       -----------------                -----------------

Advisors        Profit Shares                    Paid by the Trust as a whole on
                                                 a quarterly basis and by
                                                 reduction of the Net Asset
                                                 Value of Units when redeemed.
                                                 The initial Advisors'
                                                 respective Profit Shares are
                                                 determined based on any New
                                                 Trading Profit (as defined)
                                                 generated by each individual
                                                 Advisor. New Trading Profit in
                                                 respect of each Advisor's
                                                 account is calculated after
                                                 reduction for brokerage
                                                 commissions at a 4.5% annual
                                                 rate, plus execution costs
                                                 actually incurred, rather than
                                                 at an 11% annual rate. New
                                                 Trading Profit is not reduced
                                                 by administrative expenses or
                                                 organizational and initial
                                                 offering cost reimbursements
                                                 (or extraordinary costs). The
                                                 Profit Shares are payable
                                                 separately to each Advisor
                                                 based on its individual
                                                 performance, not overall
                                                 profits of the Trust. Units may
                                                 be subject to paying Profit
                                                 Shares even though the Net
                                                 Asset Value per Unit
                                                 attributable to a particular
                                                 Advisor has declined from the
                                                 purchase price of such Units.

Kenmar          Incentive Fees                   Paid by the Trust as a whole on
                                                 an annual basis and by
                                                 reduction of the Net Asset
                                                 Value of Units when redeemed.
                                                 The Incentive Fee equals 5% of
                                                 any New Overall Appreciation
                                                 (as defined). An Incentive Fee
                                                 may be allocated in respect of
                                                 Units even though the Net Asset
                                                 Value per Unit has declined
                                                 from the purchase price of such
                                                 Units.

Third Parties   Administrative costs             Paid as incurred; not
                                                 anticipated to exceed 0.50% of
                                                 the Trust's average month-end
                                                 Net Assets per year.

Third Parties   Reimbursement of delivery,       Actual payments to third
                insurance, storage and any       parties; expected to be
                other extraordinary expenses;    negligible.
                taxes (if any)

                                   ----------

Organizational and Initial Offering Costs

        Kenmar will advance the organizational and initial offering costs of the Trust. The Trust will reimburse Kenmar for such costs in monthly installments of 0.2% of the Trust's month-end Net Assets, commencing with the first month of trading operations.

        Organizational and initial offering costs (not including selling commissions) are currently estimated as follows: printing -- $60,000; registration and filing fees -- $22,742; "Blue Sky" expenses (excluding legal fees) -- $40,000; accounting fees -- $20,000; counsel fees -- $140,000; and miscellaneous offering costs -- $67,258; a total of $350,000.

Brokerage Commissions

        Commodity brokerage commissions for futures trades are typically paid on the completion or liquidation of a trade and are referred to as "round-turn commissions," which cover both the purchase (or sale) of a commodity futures contract and the subsequent offsetting sale (or purchase). However, the Trust will not pay commodity brokerage commissions to Kenmar on a per-trade basis but rather at the monthly flat rate of 0.917% of the Trust's month-end assets

(an 11.0% annual rate). Kenmar will receive such brokerage commissions, irrespective of the number of trades executed on the Trust's behalf, and will pay all actual costs of executing the Trust's trades.

        State securities administrators require Kenmar to represent that the brokerage commissions paid by the Trust will not be increased during the period in which early redemption charges are in effect. Due to the ongoing offering of the Units, this representation entails that Kenmar will likely never be able to raise brokerage commissions unless Kenmar waives such charges.

        Kenmar pays, from the brokerage commissions received by it, all costs of executing the Trust's futures trades, including the NFA transaction fees assessed on the Trust's futures trading on United States exchanges. Such NFA fees currently equal $0.14 per round-turn trade of a futures contract and $0.07 for each trade of a commodity option (a $0.07 fee is charged upon the purchase and upon the exercise of an option; if an option is exercised, an additional $0.14 fee is payable upon the liquidation of the futures position acquired upon such exercise; no fee is assessed upon the expiration of an option).

        Kenmar estimates, based on the historical trading frequency of the initial Advisor group, that the Trust's 11% per annum flat-rate brokerage commissions would constitute the approximate equivalent of round-turn commissions of $45. The round-turn equivalent of the Trust's flat-rate commissions will vary with the frequency with which the Advisors place orders for the Trust's account managed by each of them. Kenmar will report, in the annual reports distributed by Kenmar to Unitholders, the approximate round-turn equivalent rate paid by the Trust on its trading during the previous year.

Miscellaneous Execution Costs

        Kenmar will pay all routine costs relating to the execution of the Trust's trades (other than "bid-ask" spreads, see below). However, certain incidental costs may be incurred in the course of such trading -- for example, "give-up" charges when a trade is executed and cleared by brokers other than the Clearing Broker and subsequently transferred to the Clearing Broker for carrying or the service fees assessed by certain forward dealing desks -- which the Trust will pay as incurred. There may, in fact, be virtually no such costs incurred during certain periods and Kenmar does not anticipate that such costs will, in any event, exceed 0.25% of the Trust's average month-end Net Assets in any fiscal year.

"Bid-ask" Spreads

        Many of the Trust's currency trades will be executed in the forward markets, in which participants include a spread between the prices at which they are prepared to buy and sell a particular currency. The fact that the Trust pays such "spreads" in no respects results in a reduction in the flat-rate brokerage commissions paid by the Trust (however, forward trades are not included in the number of round-turns executed by the Trust in determining the approximate round-turn equivalent of the Trust's flat-rate commissions).

Profit Shares and Incentive Fees

Calculation of New Trading Profit and New Overall Appreciation

        The initial Trading Advisors will receive Profit Shares based on New Trading Profit generated by each individual Trading Advisor in the following percentages: Chesapeake Capital Corporation - 20%; Dreiss Research Corporation - 20%; Hyman Beck & Company, Inc. - 20%; Willowbridge Associates Inc. - 25%; and Witter and Lester - 15%.

        New Trading Profit is calculated with respect to each Advisor's Trust account and New Overall Appreciation is calculated with respect to the Trust as a whole on the basis of the cumulative performance of such account or the Trust, respectively, not on a Unit-by-Unit basis. For example, if the Trust loses $500,000 in its first month of trading and gains $750,000 in the next, accrued New Overall Appreciation would equal $250,000 as of the end of such second month
- -- irrespective of whether the Net Asset Value per Unit were greater or less than the initial $100 at such time (if a substantial number of Units were either redeemed or issued as of the end of the first month, the cumulative gain through the end of the second month would not be directly reflected in the Net Asset Value per Unit).

        Both New Trading Profit and New Overall Appreciation are calculated on a high water mark basis, as described below. It is only if cumulative Trading Profit or Overall Appreciation as of a quarter-end or a December 31 exceeds the highest level of such cumulative Trading Profit or Overall Appreciation as of any previous quarter-end or December 31, as the case may be, that New Trading Profit or New Overall Appreciation, subject to a Profit Share or Incentive Fee, will be generated. Each Advisor will be allocated from the Trust a Profit Share equal to the percentage described above of any cumulative New Trading Profit, as of the calendar quarter-end of determination, in excess of: (i) the highest level of cumulative Trading Profit as of any previous calendar quarter-end; or
(ii) $0, if higher (the "high water mark"). "New Trading Profit" (i) includes both realized and unrealized profits and losses, (ii) does not include interest income, (iii) is reduced by annual brokerage commissions of 4.5%, plus execution costs actually incurred, not 11%, of average month-end assets, and (iv) is not reduced by administrative expenses, organizational and initial offering cost reimbursements or extraordinary costs (such as taxes or litigation costs). "New Overall Appreciation" is calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Trust, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Trust.

        In the event that losses have been incurred since the currently effective "high water mark" was reached and assets are withdrawn from an Advisor's Trust account or from the Trust as a whole (other than to pay expenses), the shortfall (the "Loss Carryforward") between such "high water mark" and the level of cumulative Trading Profits or Overall Appreciation at the time of such withdrawal shall be proportionately reduced (and the "high water mark" lowered accordingly) for purposes of calculating subsequent Profit Shares or Incentive Fees. Loss Carryforward reductions, in respect of a particular Advisor's Trust account, can result from Kenmar reallocating capital away from an Advisor, as well as from a redemption of Units. Loss Carryforward reductions will not be restored as a result of subsequent additions of capital offsetting the withdrawals which resulted in such reductions.

        If Units are redeemed at a time when there is accrued New Trading Profit or New Overall Appreciation in respect of an Advisor's Trust account or the Trust as a whole, the Profit Share and Incentive Fee attributable to the amount of capital withdrawn (net of the proceeds of any additional Units issued as of the date of such withdrawal) will be paid out to Kenmar and may be paid out to the appropriate Advisor as well.

        For example, assume that the Trust began trading October 1, 1996 and as of December 31, 1996 had recognized cumulative Overall Appreciation of $200,000. An Incentive Fee of 5% of $200,000 or $10,000 would be paid to Kenmar. If through June 30, 1997, the Trust had incurred a loss of $100,000 for the year, at which point 25% of the Units were redeemed, prior to such redemption there would have existed a Loss Carryforward, for Incentive Fee calculation purposes, of $100,000 which would be reduced to $75,000 upon redemption of 25% of the Units. If during the second six months of 1997, Overall Appreciation of $100,000 were recognized, New Overall Appreciation as of December 31, 1997 would equal $25,000, and an additional Incentive Fee of $1,250 would be paid.

        Profit Shares do not reduce Trading Profit and Incentive Fees do not reduce Overall Appreciation. Consequently, the Advisors and Kenmar need not "earn back" their Profit Shares and Incentive Fees, respectively, before generating New Trading Profits or New Overall Appreciation potentially subject to additional Profit Shares and Incentive Fees. (Overall Appreciation is calculated after reduction for all Profit Shares, but not for Incentive Fees, paid or accrued.)

        Interest income is not included in either Trading Profits or Overall Appreciation.

Allocations of Profit Shares and Incentive Fees Among Unitholders

        Because Profit Shares and Incentive Fees are calculated on the basis of the Trading Profit, if any, attributable to an Advisor's Trust account as a whole and the Trust as a whole, respectively, these costs are subject to equal allocation among investors even though such persons may have purchased their Units at different times. Such costs, therefore, are not reflective of each investor's individual investment experience, but of the performance of the Trust as a whole. For example, assume that 10,000 Units were initially sold as of October 1, 1996 and through December 31, 1996 the Trust incurred a $1,000,000 loss. If 10,000 more Units were purchased as of January 1, 1997 (at a Net Asset Value of $90 per Unit), and the Trust earned $1,000,000 during 1997, as of December 31, 1997 no Incentive Fee would be due, even though the second tranche of Units had increased in Net Asset Value from $90 to $95. Moreover, were $1,500,000 to have been earned, the Units initially sold would be subject to paying their allocable share of the Incentive Fee of $25,000 (5% of $500,000) which would be due as of December 31, 1997, despite the Net Asset Value of such Units being below their $100 purchase price.

        Profit Shares and Incentive Fee accruals are also subject to distortions similar to those described above when reversed due to subsequent losses prior to the date that these costs are finally determined. When Units are purchased at a Net Asset Value per Unit reduced by accrued Profit Shares and/or Incentive Fees, such Units effectively receive "full credit" for the amount of such accruals through the reduction in their purchase price. Consequently, if the accrual is subsequently reversed, the benefit of the reversal should be allocated entirely to the Units outstanding when such Profit Share or Incentive Fees accrued, rather than being evenly divided between such Units and the newly-purchased Units. However, such reversals are allocated equally among all outstanding Units in the interests of maintaining a uniform Net Asset Value per Unit.

        The distortions described above are the product of calculating and allocating incentive compensation in open-end funds among persons investing at different times while still maintaining a uniform net asset value per share or unit. This method is the most common method used in retail managed futures funds in which the large number of investors makes it impracticable to track individual capital accounts for each investor, but can result in allocations of Profit Shares and Incentive Fees which are not reflective of particular investors' individual investment experience.

Ongoing Offering Costs

        The Trust will be responsible for actual payments to third parties; estimated at no more than 0.25% of the Trust's average month-end Net Assets per year.

Extraordinary Expenses

        The Trust will be responsible for any extraordinary charges (such as taxes) incidental to its trading. In Kenmar's experience such charges have been negligible.

        Kenmar will send each Unitholder a monthly statement that includes a description of performance during the prior month and sets forth, among other things, the brokerage commissions, Incentive Fees and Profit Share accruals during such month and on a year-to-date basis.

                             Charges Paid by Kenmar

        The following costs relating to the sale of the Units and the operation of the Trust will be paid by Kenmar.

Selling Commissions; "Trailing Commissions"

        Kenmar pays, from its own funds, the 5% selling commissions due in respect of the Units. Furthermore, Kenmar pays significant "trailing commissions" to eligible selling agents who sell Units which remain outstanding for more than twelve months. Such "trailing commissions" equal 3.5% of the month-end Net Asset Value of such Units for as long as they remain outstanding. Selling Agents will pass on to their registered representatives a portion of the foregoing selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with Selling Agents' standard compensation arrangements. See "Plan of Distribution -- Selling Agents' Compensation" at page 43.

Consulting Fees

        Each initial Advisor will receive a Consulting Fee, payable by Kenmar not the Trust, equal to 0.167% of the month-end assets of the Trust allocated to such Advisor's management (a 2% annual rate). Accrued Profit Shares, Incentive Fees and month-end redemptions do not reduce month-end assets for purposes of calculating the Consulting Fees due to the Advisors. However, such assets are reduced by a portion of the brokerage commissions paid to Kenmar. Such reduction has no effect on the overall costs paid by the Trust.

                               Redemption Charges

        Units redeemed on or prior to the end of the eighteenth month after such Units are issued are subject to redemption charges of 3% (for Units redeemed on or after the end of the sixth and on or before the end of the twelfth month after purchase) and 2% (for Units redeemed from the beginning of the thirteenth and on or before the end of the eighteenth month after purchase) of the Net Asset Value at which they are redeemed. Such charges are paid to Kenmar.

                               THE CLEARING BROKER

        The Trust's initial clearing broker is ING (U.S.) Securities, Futures & Options Inc. ("ING Futures & Options") (f/k/a/ Internationale Nederlanden (U.S.) Derivatives Clearing, Inc. and formerly known as Quantum Financial Services, Inc.). ING Futures & Options is a duly registered futures commission merchant and a member of the National Futures Association. As of November 6, 1995, ING Futures & Options is also registered as a broker-dealer and a member of the National Association of Securities Dealers, Inc. ING Securities & Options which was formed in 1990, operates under the trade names ING Futures & Options and ING Securities & Options. ING Futures & Options is also a clearing firm of each of the principle U.S. futures exchanges and the Chicago Board of Options Exchange. In January of 1994, ING Futures & Options was purchased by Internationale Nederlanden (U.S.) Capital Holdings Corp. ("ING Capital"), a wholly-owned subsidiary of Internationale Nederlanden Bank ("ING Bank") in Amsterdam, one of the largest financial institutions in the world. ING Futures & Options is an Illinois corporation with a principal place of business at 233 South Wacker Drive, Suite 5200, Chicago, Illinois 60606 and a telephone number of (312) 496-7000.

        At any given time, ING Futures & Options may be involved in legal actions, some of which may seek significant damages. However, during the five years preceding the date of this Prospectus, there has been no administrative, civil or criminal action against ING Futures & Options or any of its principals
- -- whether pending, on appeal or concluded -- which is material in light of all the circumstances.

                              CONFLICTS OF INTEREST

General

        Kenmar has not established any formal procedures to resolve the following conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although Kenmar attempts to monitor these conflicts, it is extremely difficult, if not impossible, for Kenmar to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.

        Prospective investors should be aware that Kenmar presently intends to assert that Unitholders have, by subscribing to the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by Kenmar to investors.

Kenmar

Other Managed Futures Products Sponsored by Kenmar

        Kenmar sponsors and operates a number of managed futures products. Kenmar may have a conflict of interest in selecting Advisors for the Trust and for other accounts sponsored by Kenmar, particularly in cases where an Advisor is willing to manage only a limited number of additional accounts sponsored by Kenmar or where Kenmar has financial incentives to favor another product over the Trust. Kenmar also has a conflict of interest in allocating its own resources among different clients.

        Kenmar has a conflict of interest in allocating assets among the Advisors in that Kenmar will receive more net benefit from the brokerage commissions paid by the Trust the more infrequently an Advisor trades in the futures markets (Kenmar being required to pay substantially all of the Trust's futures trading costs from the brokerage commissions received by Kenmar from the Trust). Kenmar also has a conflict of interest in selecting Advisors due to different advisory fee structures being more likely than others to result in a greater net benefit being received by Kenmar from the Trust, and certain Advisors, which it might otherwise be in the best interests of the Trust to retain, being willing to accept only certain fee arrangements.

        Kenmar has a conflict of interest in "deleveraging" the Trust's market commitment; i.e. Kenmar has an incentive to "deleverage" the Trust's market commitment as its brokerage commissions will be calculated on the basis of the Trust's equity and not on the amount of any reduced commitment.
Kenmar's Incentive to Select More Speculative Advisors

        Because of Kenmar's potential receipt of the Incentive Fee, Kenmar may have an incentive to select Advisors that trade in a more "risky" or speculative manner than Kenmar would otherwise consider to be desirable. Kenmar's Incentive Fee is based on annual New Overall Appreciation (if any) and could comprise a significant component of Kenmar's net overall return from the Trust. Accordingly, Kenmar has a potential incentive to select Advisors that trade in a more speculative manner because high risk trading strategies have the potential to lead to high returns. The Incentive Fee permits Kenmar to share in any New Overall Appreciation but without having to participate in the same manner in any losses of the Trust.

        The Incentive Fee is calculated on the basis of unrealized as well as realized gain.

Ongoing Offering of the Units

        Kenmar may have a conflict of interest from time to time between Kenmar's interest in not delaying the continuous offering of the Units and in selecting those Advisors that Kenmar believes to be most advantageous for the Trust. Certain material changes in the Advisor line-up used for the Trust could result in regulatory delay.

The Advisors

Other Clients and Business Activities of the Advisors

        The Advisors may have a conflict of interest in rendering advice to the Trust because of other accounts managed or traded by them or their affiliates, including accounts owned by their principals, which may be traded differently from the Trust's account. The Advisors have financial incentives to favor certain accounts over the Trust.

        The Advisors and their principals each devote their business time to ventures in addition to managing the Trust.

        The Advisors have each agreed to treat the Trust equitably. However, other client accounts may significantly outperform the Trust.

Brokers and Dealers Selected by Advisors

        Certain of the Advisors have required, as a condition of their participation in the Trust, that their Trust accounts trade through specific brokers with which such Advisors have ongoing business dealings. Such Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Trust.

        Certain of the Advisors may execute a number of the trades for their Trust accounts through affiliated floor brokers or foreign exchange dealers, which will be compensated for their trading services.

The Clearing Broker

        The initial Clearing Broker may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing Broker from such accounts may be more or less than the compensation it receives for its brokerage and forward trading services to the Trust. In addition, various accounts traded through the Clearing Broker (and over which its personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Trust or compete with the Trust for the same positions. The Clearing Broker may have a conflict of interest in its execution of trades for the Trust and for other of its customers. Kenmar will, however, not retain any clearing broker for the Trust which Kenmar has reason to believe would knowingly or deliberately favor any other customer over the Trust with respect to the execution of commodity trades.

        The Clearing Broker will benefit from executing orders for other clients, whereas the Trust may be harmed to the extent that the Clearing Broker have fewer resources to allocate to the Trust's account due to the existence of such other clients.

        Certain officers or employees of the Clearing Broker may be members of United States commodities exchanges and will serve on the governing bodies and standing committees of such exchanges and of their clearinghouses and various other industry organizations. In such capacities, these employees have a fiduciary duty to the exchanges and their clearinghouses which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.

Selling Agent

        The Selling Agents to be selected for the Units will receive substantial initial as well as substantial ongoing "trailing commissions" in respect of Units sold by them and Units sold by them which remain outstanding for more than 12 months, respectively. The individual registered representatives of the Selling Agents will themselves receive a significant portion of the compensation so paid to the Selling Agents. Consequently, they will have a conflict of interest both in recommending the purchase of Units by their clients and in counseling clients as to whether to redeem.

Proprietary Trading

        Kenmar, the Advisors, the Clearing Broker, and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Trust or may be competing with the Trust for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Trust. Records of this trading are not available for inspection by Unitholders.

        Because Kenmar, the Advisors, the Clearing Broker and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the Trust's account, prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty -- such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Trust.

                                   REDEMPTIONS

        The Trust is intended as a medium- to long-term, "buy and hold" investment. The Trust's objective is to achieve significant profits over time while controlling the risk of loss.

        A Unitholder may cause the Trust to redeem any or all of his Units as of the close of business on the last business day of any calendar month -- beginning with the end of the sixth month following the sale of such Units -- at Net Asset Value upon ten days' notice to his Selling Agent's representative. Only whole Units may be redeemed except upon redemption of an investor's entire holdings in the Trust. Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units provided that, for investors redeeming less than all their Units, such investors remaining units equal at least $500. Fractional Units may be redeemed only upon the redemption of an investor's entire interest in the Trust.

        Accrued Profit Shares are reflected as a reduction in the Net Asset Value at which Units are redeemed and are paid to the appropriate Advisor. Accrued Incentive Fees are also reflected as a reduction in the redemption price of Units and are paid to Kenmar.

        A Unit that is redeemed on or after the end of the sixth month after such Unit is sold and on or before the twelfth month after sale will be assessed a redemption charge of 3% of the Net Asset Value per Unit as of the date of redemption; a Unit which is redeemed after the beginning of the thirteenth calendar month and on or before the end of the eighteenth calendar month after sale will be assessed a redemption charge of 2% of the Net Asset Value per Unit as of the date of redemption. Such charge is subtracted from the redemption price of the Unit and paid to Kenmar. For example, Units subscribed for during December 1996 and purchased as of January 1, 1997 will first be redeemable as of June 30, 1997 and will be subject to a redemption charge through June 30, 1998.

        In the event that an investor acquires Units at more than one time, his or her Units are treated on a "first-in, first-out" basis for purposes of determining whether such Units are redeemable as well as whether redemption charges apply.

        In general, redemption requests need not be made in writing. Unitholders may simply contact their respective Selling Agents. However, a Unitholder who no longer has a Selling Agent account must request redemption in writing (signature guaranteed), by corresponding with Kenmar.

        Kenmar may declare additional redemption dates, including Special Redemption Dates which involve a suspension of trading, upon notice to the Unitholders.

        Redemption proceeds are generally paid out within ten business days of redemption. However, in special circumstances, including, but not limited to, default or delay in payments due to the Trust from banks or other persons, the Trust may in turn delay payment to persons requesting redemption of Units of the proportionate part of the redemption value of their Units equal to the proportionate part of the Net Assets of the Trust represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any Kenmar-sponsored fund.

        Notices of redemption once submitted are irrevocable. The Net Asset Value per Unit as of the date of redemption may differ substantially from the Net Asset Value per Unit as of the date by which irrevocable notice of redemption must be submitted.

              Unitholders need not redeem all their Units in order
                         to redeem some of their Units.

                            THE TRUST AND THE TRUSTEE
        The following summary describes in brief certain aspects of the operation of the Trust and the Trustee's and Managing Owner's respective responsibilities concerning the Trust. Prospective investors should carefully review the Declaration of Trust attached hereto as Exhibit A and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware business trust. The section references below are to sections in the Declaration of Trust.

Principal Office; Location of Records
- -------------------------------------

        The Trust is organized under the Delaware Business Trust Act. The Trust is administered by Kenmar, whose office is located Two American Lane, Greenwich, Connecticut 06831-8150 (telephone: (203) 861-1000). The records of the Trust, including a list of the Unitholders and their addresses, are located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders or their representatives during regular business hours as provided in the Declaration of Trust. (Section 10). There is a limitation to non-commercial purposes. Kenmar will maintain and preserve the books and records of the Trust for a period of not less than six years.

Certain Aspects of the Trust
- ----------------------------

        The Trust is the functional equivalent of a limited partnership; prospective investors should not anticipate any legal or practical protections under the Delaware Business Trust Act greater than those available to limited partners of a limited partnership.

        No special custody arrangements are applicable to the Trust that would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust to Kenmar. Kenmar is the functional equivalent of a sole general partner in a limited partnership. (Sections 5(a), 9 and 18).

        Although units of beneficial interest in a trust need not carry any voting rights, the Declaration of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds. (Section 18).

The Trustee
- -----------

        Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with Kenmar or the Selling Agents. The Trustee's duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Declaration of Trust.

        The rights and duties of the Trustee, Kenmar and the Unitholders are governed by the provisions of the Delaware Business Trust Act and by the Declaration of Trust.

        The Trustee serves as the Trust's sole trustee in the State of Delaware. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Business Trust Act. The Trustee does not owe any other duties to the Trust, Kenmar or the Unitholders. The Trustee is permitted to resign upon at least 60 days' notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by Kenmar. The Declaration of Trust provides that the Trustee is compensated by the Trust, and is indemnified by the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. Kenmar has the discretion to replace the Trustee.

        Only Kenmar has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Trust and Kenmar are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee's liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

        Under the Declaration of Trust, the Trustee has delegated to Kenmar the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of Kenmar, nor shall the Trustee have any liability for the acts or omissions of Kenmar. In addition, Kenmar has been designated as the "tax matters partner" of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management, Kenmar may, in its sole and absolute discretion, appoint an affiliate or affiliates of Kenmar as additional managing owners (except where Kenmar has been notified by the Unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of Kenmar, as it deems necessary for the efficient operation of the Trust. (Section
2).

        Because the Trustee has delegated substantially all of its authority over the operation of the Trust to Kenmar, the Trustee itself is not registered in any capacity with the CFTC.

Management of Trust Affairs; Voting by Unitholders
- --------------------------------------------------

        The Unitholders take no part in the management or control, and have no voice in the operations of the Trust or its business. (Section 9(a)). Unitholders may, however, remove and replace Kenmar as the managing owner of the Trust, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders (as opposed to by Kenmar and its affiliates). The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust. (Section 18(b)). The owners of 10% of the outstanding Units then owned by Unitholders have the right to bring a matter before a vote of the Unitholders. (Section 18(c)). Kenmar has no power under the Declaration of Trust to restrict any of the Unitholders' voting rights. (Section 18(c)). Any Units purchased by Kenmar or its affiliates, as well as Kenmar's general liability interest in the Trust) are non-voting. (Section 7).

        Kenmar has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Trust's tax allocations or to comply with certain regulatory requirements. (Section 18(a)).

        In the event that Kenmar or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units. (Section 18(c)).

Recognition of the Trust in Certain States
- ------------------------------------------

        A number of states do not have "business trust" statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally. Furthermore, the Trust itself indemnifies all Unitholders against any liability that such Unitholders might incur in addition to that of a limited partner. Kenmar is itself generally liable for all obligations of the Trust and would use its assets to satisfy any such liability before such liability would be enforced against any Unitholder individually.

Possible Repayment of Distributions Received
by Unitholders; Indemnification of the Trust by Unitholders
- -----------------------------------------------------------

        The Units are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. (Section 8(e)). However, Unitholders could be required, as a matter of bankruptcy law, to return to the Trust's estate any distribution they received at a time when the Trust was in fact insolvent or in violation of the Declaration of Trust. In addition, although Kenmar is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration of Trust that they will indemnify the Trust for any harm suffered by it as a result of (i) Unitholders' actions unrelated to the business of the Trust, (ii) transfers of their Units in violation of the Declaration of Trust or (iii) taxes imposed on the Trust by the states or municipalities in which such investors reside (Sections 8(d) and 17(c)).

        The foregoing repayment of distributions and indemnity provisions (other than the provision for Unitholders indemnifying the Trust for taxes imposed upon it by the state or municipality in which particular Unitholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Trust in such states might, theoretically, be challenged -- although Kenmar is unaware of any instance in which this has actually occurred) are commonplace in publicly-offered commodity pools as well as other trusts and limited partnerships.

Transfers of Units Restricted
- -----------------------------

        A Unitholder may, subject to compliance with applicable federal and state securities laws, assign his Units upon notice to the Trust and Kenmar. No assignment will be effective in respect of the Trust or Kenmar until the first day of the month succeeding the month in which such notice is received. No assignee may become a substituted Unitholder except with the consent of Kenmar and upon execution and delivery of an instrument of transfer in form and substance satisfactory to Kenmar. (Section 11).

        There are, and will be, no certificates for the Units. Any transfers of Units are reflected on the books and records of the Trust. Transferors and transferees of Units will each receive notification from Kenmar to the effect that such transfers have been duly reflected as notified to Kenmar. (Section
11).

Reports to Unitholders
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        Each month Kenmar reports such information as the CFTC may require to be given to the participants in "commodity pools" such as the Trust and any such other information as Kenmar may deem appropriate. There are similarly distributed to Unitholders, not later than March 30 of each year, certified financial statements and the tax infor mation related to the Trust necessary for the preparation of their annual federal income tax returns. (Section 10).

        Kenmar will notify Unitholders of any change in the fees paid by the Trust or of any material changes in the basic investment policies or structure of the Trust. Any such notification shall include a description of Unitholders' voting rights. (Section 10).

General
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        In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration of commodity pool programs under state securities or "Blue Sky" laws, the Declaration of Trust provides that: (i) the executing and clearing commissions paid by the Trust shall be competitive (Section 9(e)), and Kenmar shall include in the annual reports containing the Trust's certified financial statements distributed to Unitholders each year the approximate round-turn equivalent rate paid on the Trust's trades during the preceding year, as well as the actual amounts paid by Kenmar for the Trust's execution and clearing costs (Section
10); (ii) no rebates or give-ups, among other things, may be received from the Trust by any of the Selling Agents, and such restriction may not be circumvented by any reciprocal business arrangements among any Selling Agents or any of their respective affiliates and the Trust (Section 9(f)); (iii) no trading advisor of the Trust (including Kenmar Advisory Corp.) may participate directly or indirectly in any per-trade commodity brokerage commissions generated by the Trust (Section 9(f)); (iv) any agreements between the Trust and Kenmar or any affiliates of Kenmar must be terminable by the Trust upon no more than 60 days' written notice (Section 9(f)); (v) the Trust may make no loans, and the funds of the Trust will not be commingled with the funds of any other person (deposit of Trust assets with a commodity broker, clearinghouse or currency dealer does not constitute commingling for these purposes) (Section 9(f)); and (vi) the Trust will not employ the trading technique commonly known as "pyramiding."

                         THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

        Commodity futures contracts in the United States are required to be made on approved commodity exchanges and call for the future delivery of various commodities at a specified time and place. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same exchange prior to the designated date of delivery. Certain futures contracts call for cash settlement rather than settlement by delivery, and the Trust will, in any event, offset virtually all of its futures contracts prior to any actual delivery occurring.

        Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "spot" or "forward" contracts. Spot contracts settle two days after the trade date; forward contracts have more delayed settlements. Spot and forward contracts are commonly referred to collectively as "cash" contracts. In trading cash currency contracts for the Trust, banks or dealers act as principals and include their anticipated profit and costs in the prices they quote; such mark-ups are known as "bid-ask" spreads. Brokerage commissions are typically not charged in cash trading.

Hedgers and Speculators

        The two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests that market or process commodities use the futures markets to a significant extent for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his capital with the hope of making profits from price fluctuations in commodity futures contracts. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts. The Trust does not anticipate taking delivery of any physical commodities.

Commodity Exchanges

        Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member firm party to the trade looks only to the clearinghouse for performance. Clearinghouses do not deal with customers, but only with member firms, and the "guarantee" of performance under open positions provided by the clearinghouse does not run to customers. If a customer's commodity broker becomes bankrupt or insolvent, or otherwise defaults on such broker's obligations to such customer, the customer in question may not receive all amounts owing to such customer in respect of his trading, despite the clearinghouse fully discharging all of its obligations.

        The initial Advisors retained by the Trust will trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency. Accordingly, the protections afforded by such regulation are not available to the Trust to the extent that it trades on such exchanges. In contrast to United States exchanges, many foreign exchanges are "principals' markets," where trades remain the liability of the traders involved and the exchange or clearinghouse does not become substituted for any party. Many foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit individual traders to hold.

        To the substantial extent that the Trust engages in transactions on foreign exchanges, it is subject to the risk of fluctuations in the exchange rate between the currencies in which the contracts traded on such foreign exchanges are denominated and United States dollars, as well as the possibility that exchange controls could be imposed in the future.

Speculative Position and Daily Price Fluctuation Limits

        The CFTC and the United States exchanges have established limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control in futures contracts or options on futures contracts in particular commodities. A number of financial markets have replaced "position limits" with "position accountability," and the cash currency markets are not subject to such limits. However, speculative position limits continue to be applicable in a number of important markets. These limits may restrict an Advisor's ability to acquire positions which such Advisor otherwise would acquire on behalf of the Trust.

        Most United States exchanges limit by regulations the maximum permissible fluctuation in commodity futures contract prices during a single trading day. These regulations establish what are commonly referred to as "daily limits." Daily limits restrict the maximum amount by which the price of a futures contract may vary either up or down from the previous day's settlement price. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity. Daily limits are generally not applicable to currency futures or to forward contracts.

Margins

        Margins represent a security deposit to assure futures traders' performance under their open positions. When a position is established, "margin" is deposited and at the close of each trading day "variation margin" is either credited or debited from a trader's account, representing the unrealized gain or loss on open positions during the day. If "variation margin" payments cause a trader's "margin" to fall below "maintenance margin" levels, a "margin call" will be made requiring the trader to deposit additional margin or have his position closed out.

                         FEDERAL INCOME TAX CONSEQUENCES

        Kenmar has been advised by its counsel, Sidley & Austin, that, in its opinion, the following Summary correctly describes the material income tax consequences, as of the date hereof, to the Trust and the material federal income tax consequences, as of the date hereof, to a United States individual taxpayer who invests in the Trust. This Summary is based on current statutes, regulations and administrative rulings, any of which could be changed at any time. This Summary does not address the income tax consequences to non-individual taxpayers who invest in the Trust, which may vary. Such investors should consult their own tax advisers.

The Trust's Partnership Tax Status

        Kenmar has been advised by its counsel, Sidley & Austin, that, in its opinion, the Trust is properly classified as a partnership for federal income tax purposes; consequently, the Unitholders individually, not the Trust itself, are subject to tax. Kenmar believes that all of the income expected to be generated in the future by the Trust will constitute "qualifying income" and has so advised Sidley & Austin. As a result, Kenmar has been advised by Sidley & Austin that, in its opinion, the Trust is not subject to tax as a corporation under the provisions applicable to "publicly traded partnerships."

Taxation of Unitholders on Profits and Losses of the Trust

        The Trust, as an entity, is not subject to federal income tax in the opinion of Sidley & Austin as described above. Each Unitholder is required for federal income tax purposes to take into account, in his taxable year with which or within which a taxable year of the Trust ends, his allocable share of all items of Trust income, gain, loss, deduction and other items for such taxable year of the Trust. A Unitholder must take such items into account even if the Trust does not make any cash distributions to such Unitholder.

        A Unitholder's share of such items for federal income tax purposes generally is determined by the allocations made pursuant to the Declaration of Trust unless such items so allocated do not have "substantial economic effect" or are not in accordance with the Unitholders' interests in the Trust. Under the Declaration of Trust, allocations are generally made in proportion to Unitholders' capital accounts (each Unit sharing equally in the Net Assets of the Trust), and therefore such allocations should have substantial economic effect. However, in cases in which a Unitholder redeems part or all of his or her interest in the Trust, the allocations of capital gain or loss specified in the Declaration of Trust will not be in proportion to capital accounts. Because such allocations are consistent with the economic effect of the Declaration of Trust that bases the amount to be paid to a redeeming Unitholder upon his share of the realized and unrealized gains and losses at the time his Units are redeemed, Kenmar intends to file the Trust's tax returns based upon the allocations specified in the Declaration of Trust. However, it is not certain that such allocations would be respected for tax purposes. If such tax allocations were challenged and not sustained, some or all of a redeeming Unitholder's capital gain or loss could be converted from short-term to long-term and each remaining Unitholder's share of the capital gain or loss that is the subject of such allocations would be increased (solely for tax purposes).

Limitations on Deductibility of Trust Losses by Unitholders

        The amount of any Trust loss (including capital loss) that a Unitholder is entitled to include in his personal income tax return is limited to his tax basis for his interest in the Trust as of the end of the Trust's taxable year in which such loss occurred. Generally, a Unitholder's tax basis for his interest in the Trust is the amount paid for such interest reduced (but not below zero) by his share of any Trust distributions, realized losses and expenses and increased by his share of the Trust's realized income, including gains.

        A Unitholder that is subject to the "at risk" limitations (generally, non-corporate taxpayers and closely-held corporations) may not deduct losses of the Trust (including capital losses) to the extent that they exceed the amount he has "at risk" with respect to his interest in the Trust at the end of the year. The amount that a Unitholder has "at risk" is generally the same as his adjusted basis as described above, except that it does not include any amount that he has borrowed on a nonrecourse basis or from a person who has an interest in the Trust or a person related to such person.

        Losses denied under the foregoing basis or "at risk" limitations are suspended and may be deducted in subsequent years, subject to these and other applicable limitations.

        Because of the limitations imposed upon the deductibility of capital losses (see "-- Tax on Capital Gains and Losses," below), a Unitholder's distributive share of any capital losses of the Trust will not materially reduce the federal income tax payable on his ordinary income (including his allocable share of the Trust's interest income).

Treatment of Income and Loss Under the "Passive Activity Loss Rules"

        The Code contains rules (the "Passive Activity Loss Rules") designed to prevent the deduction of losses from "passive activities" against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income"), and salary. The trading activities of the Trust do not constitute a "passive activity," with the result that income derived from the Trust's trading activities constitutes Portfolio Income or other income not from a passive activity. Thus, losses resulting from a Unitholder's "passive activities" cannot be offset against such income, and net losses from Trust operations are deductible in computing the taxable income of such Unitholder (subject to other limitations on the deductibility of such losses, in particular the annual limitation applicable to non-corporate investors that no more than $3,000 of capital losses can be deducted against ordinary income).

Cash Distributions and Redemptions of Units

        Cash received from the Trust by a Unitholder as a distribution with respect to his Units or in redemption of less than all of his Units generally is not reportable as taxable income by a Unitholder, except as described below. Rather, such distribution or withdrawal reduces (but not below zero) the total tax basis of all of the Units held by the Unitholder after the distribution or withdrawal. Any cash distribution in excess of a Unitholder's adjusted tax basis for all of his Units is taxable to him as gain from the sale or exchange of such Units and, assuming that the Unitholder has held his Units for more than one year, constitutes long-term capital gain.

        Redemption for cash of the entire interest held by a Unitholder results in the recognition of gain or loss for federal income tax purposes. Such gain or loss is equal to the difference, if any, between the amount of the cash distribution and the Unitholder's adjusted tax basis for his interest. Assuming that the Unitholder has held his Units for more than one year, any gain or loss on their redemption constitutes long-term capital gain or loss.

Gain or Loss on Section 1256 Contracts

        Under the "mark-to-market" system of taxing futures and certain option contracts traded on United States exchanges and certain foreign currency forward contracts ("Section 1256 Contracts"), any unrealized profit or loss on positions in such Section 1256 Contracts which are open as of the end of a taxpayer's fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated as a result of the "mark-to-market" system is treated as long-term capital gain or loss, and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

Gain or Loss on Non-Section 1256 Contracts

        Except as described below with respect to Section 988 transactions entered into by a qualified fund, gain or loss with respect to contracts that are non-Section 1256 Contracts is taken into account for tax purposes only when realized.

        Kenmar has been advised by its counsel, Sidley & Austin, of the requirements for the Trust being treated as a "qualified fund" for purposes of reporting gain or loss from foreign currency transactions ("Section 988 transactions"). Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a foreign currency other than the taxpayer's functional currency or if the underlying property to which the contract or instrument ultimately relates is a foreign currency other than the taxpayer's functional currency. In general, foreign currency gain or loss on Section 988 transactions is treated as ordinary income or loss. Under the "qualified fund" election -- which Kenmar intends to make on behalf of the Trust -- gain or loss with respect to all Section 988 transactions, other than those described in
Section 1256 which are taxed as described above under "-- Gain or Loss on
Section 1256 Contracts," constitutes short-term capital gain or loss. In addition, all such transactions are subject to the "mark-to-market" rules (see "-- Gain or Loss on Section 1256 Contracts," above).

Tax on Capital Gains and Losses

        Net capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is taxed for non-corporate taxpayers at a maximum rate of 28% and for corporate taxpayers at the same rates as other income. See "-- Limitation on Deductibility of Interest on Investment Indebtedness," below (for a discussion of the reduction in the amount of a non-corporate taxpayer's net capital gain for a taxable year to the extent such gain is taken into account by such taxpayer as investment income). Capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. See "Risk Factors -- (19) Taxation of Interest Income Irrespective of Trading Losses" at page 11.

        If a non-corporate taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts. Losses so carried back are deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see "-- Gain or Loss on Section 1256 Contracts," above). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carryback year, they carry forward indefinitely as losses on
Section 1256 Contracts in future years.

Limited Deduction for Certain Expenses

        The Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, other expenses of producing income and certain other deductions (collectively, "Aggregate Investment Expenses"), and that the aggregate amount of such expenses is deductible only to the extent that such amount exceeds 2% of a non-corporate taxpayer's adjusted gross income (the "2% floor"). Aggregate Investment Expenses in excess of the 2% floor, when combined with a taxpayer's deductions for certain items, are subject to a reduction equal to, generally, 3% of the taxpayer's adjusted gross income in excess of a certain threshold amount (the "3% phase-out"). Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

        Kenmar will -- barring administrative, regulatory or statutory clarification to the contrary -- treat the Profit Shares and Incentive Fee, as well as other ordinary expenses of the Trust, as ordinary business deductions not subject to the 2% floor. It is the standard practice in the managed futures industry to treat such charges as not being subject to the 2% floor, and Kenmar intends, barring contrary clarification by statute, regulation or administrative statement, to continue to treat them as not being so. However, the Internal Revenue Service (the "IRS") could contend that some or all of these charges should be characterized as "investment advisory fees" or brokerage commissions incurred by the Trust. To the extent the characterization of these payments as brokerage commissions were to be sustained, the amounts recharacterized would reduce the amount of capital gain (or increase the amount of capital loss) realized with respect to the Trust's trading activities, rather than the Unitholders' ordinary income. To the extent the characterization of these payments as investment advisory expenses were to be sustained, each non-corporate Unitholder's pro rata share of the amounts so characterized would be deductible only to the extent that such non-corporate Unitholder's Aggregate Investment Expenses exceeded the 2% floor and, when combined with certain other itemized deductions, exceeded the 3% phase-out. In addition, each non-corporate Unitholder's distributive share of income from the Trust would be increased (solely for tax purposes) by such Unitholder's pro rata share of the amounts so recharacterized.

Interest Income

        Interest received by the Trust is taxed as ordinary income.

        The Trust's trading generates almost exclusively capital gain or loss. Capital losses can be deducted against ordinary income, in the case of non-corporate taxpayers, only to the extent of $3,000 per year. Accordingly, the Trust could incur significant capital losses but an investor, nevertheless, could be required to pay substantial taxes in respect of such investor's allocable share of the Trust's interest income and other ordinary income. See "Risk Factors -- (20) Taxation of Interest Income Irrespective of Trading Losses" at page 12.

Syndication Fees

        Neither the Trust nor any Unitholder is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Trust or any Unitholder even though the payment of such expenses reduces Net Asset Value.

        The IRS could take the position that a portion of the brokerage commissions paid by the Trust to Kenmar constitutes non-deductible syndication expenses.

Limitation on Deductibility of Interest on Investment Indebtedness

        Interest paid or accrued on indebtedness properly allocable to property held for investment constitutes "investment interest." Interest expense incurred by a Unitholder to acquire or carry his Units (as well as other investments) constitutes "investment interest." Such interest is generally deductible by non-corporate taxpayers only to the extent that it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends, rents and royalties, which would include a Unitholder's share of the Trust's interest income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. A non-corporate taxpayer's net capital gain from the disposition of investment property is included in clause (ii) of the second preceding sentence only to the extent such taxpayer elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the maximum 28% rate described above. (See "-- Tax on Capital Gains and Losses," above.)

"Unrelated Business Taxable Income"

        Kenmar has been advised by its counsel, Sidley & Austin, that income earned by the Trust will not constitute "unrelated business taxable income" under Section 511 of the Code to employee benefit plans and other tax-exempt entities which purchase Units, provided that the Units held by such plans and entities are not "debt-financed" within the meaning of Section 514 of the Code. Kenmar intends that the Trust will continue to trade so as not to generate "unrelated business taxable income."

IRS Audits of the Trust and Its Unitholders

        The tax treatment of Trust-related items is determined at the Trust level rather than at the Unitholder level. Kenmar acts as "tax matters partner" with the authority to determine the Trust's responses to an audit, except that Kenmar does not have the authority to settle tax controversies on behalf of any Unitholder who files a statement with the IRS stating that Kenmar has no authority to settle Trust tax controversies on such Unitholder's behalf. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Trust is three years after the Trust's return for the taxable year in question is filed, but Kenmar has the authority to, and may, extend such period with respect to all Unitholders.

        If an audit results in an adjustment, all Unitholders may be required to file amended returns and may themselves also be subject to audits. Unitholders may, as the result of such an audit, be required to pay additional taxes, plus interest, and, possibly, tax penalties and additions to tax. There can be no assurance that the Trust's or a Unitholder's tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

State and Other Taxes

        In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Trust.

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        THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE TRUST ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.

                       PURCHASES BY EMPLOYEE BENEFIT PLANS

        Although there can be no assurance that an investment in the Trust, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on "unrelated business taxable income." See "Federal Income Tax Consequences -- 'Unrelated Business Taxable Income'" at page 40. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on their profits (if any) from the Trust despite receiving no distributions from it, as are other Unitholders.

        As a matter of policy, Kenmar will limit subscriptions to the Trust from any employee benefit plan to no more than 10% of the value of the readily marketable assets of such plan (irrespective of the net worth of the beneficiary or beneficiaries of such plans).

General

        The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Trust (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

        In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

        Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the Plan and related trust.

          EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT
             WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN
               INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES
                A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED
                        AS A COMPLETE INVESTMENT PROGRAM.

"Plan Assets"

        A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). The Units will qualify as a "publicly-offered security" pursuant to the foregoing rules.

Ineligible Purchasers

        Units may not be purchased with the assets of a Plan if Kenmar, any of the Advisors, the Selling Agents, any Clearing Broker, or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

        Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

        ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, KENMAR, ANY ADVISOR, ANY CLEARING BROKER, THE SELLING AGENTS OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE UNITS IN LIGHT OF THE CIRCUM STANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

                              PLAN OF DISTRIBUTION

Subscription Procedure

        The Units will be offered to the public -- on a "best-efforts" basis -- at $100 per Unit during the Initial Offering Period and at Net Asset Value during the Ongoing Offering Period. The minimum investment is 50 Units, or $5,000 if less except for (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts and (ii) existing Unitholders subscribing for additional Units where the minimum investment is 20 Units (or, if less, $2,000). Investments in excess of such minimums are permitted in $100 increments. Units will be sold in fractions calculated to three decimal places. Subscription amounts which cannot be invested in whole Units will be retained in investors' Selling Agents' customer securities accounts.

        To purchase Units, an investor must complete, execute and deliver to a Selling Agent a copy of the Subscription Agreement and Power of Attorney Signature Page attached hereto. Except as set forth in the Exhibit B -- Subscription Requirements section of this Prospectus in the case of residents of certain states, it is not necessary for persons who are existing investors in the Trust to execute new Subscription Agreement and Power of Attorney Signature Pages to make additional investments, although they must receive a current Prospectus for the Trust and verify their continued suitability. Selling Agents' registered representatives are required to reconfirm the suitability of existing Unitholders to make an additional investment in the Trust. Subscription payments may be made either by check or by authorizing a Selling Agent to debit a subscriber's customer securities account for the amount of his or her subscription. When a subscriber authorizes such a debit (which authorization is given in the Subscription Agreement and Power of Attorney), the subscriber is required to have the amount of his or her subscription payment on deposit in his or her account as of the settlement date specified by the relevant Selling Agent
- -- generally, the fifth business day after the date of purchase (the first day of the month immediately following the month during which a subscription is accepted).

        The Units are sold when, as and if subscriptions therefor are accepted by Kenmar, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to the approval by counsel of certain legal matters.

        After the conclusion of the Initial Offering Period, there is no minimum number of Units which must be sold as of the beginning of a given month for any Units to be sold at such time.

Subscribers' Representations and Warranties

        By executing a Subscription Agreement and Power of Attorney Signature Page, each subscriber is representing and warranting, among other things, that:
(i) the subscriber is of legal age to execute and deliver such Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber has read and understands Exhibit B -- Subscription Requirements to this Prospectus and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and (iii) the subscriber has received a copy of this Prospectus. These representations and warranties might be used by Kenmar or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

        While the foregoing representations and warranties are binding on subscribers, Kenmar believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units. Nonetheless, any subscriber who is not prepared to give such representations and warranties, and to be bound by them, should not consider investing in the Units.

Selling Agents' Compensation

        Each Selling Agent will receive a 5% per Unit selling commission at the time that each Unit is sold, and the Selling Agents' representatives who sell the Units a portion of such 5% in cash. Beginning with the thirteenth month after the subscription proceeds of a particular Unit are invested in the Trust (i.e., the first day of the month immediately following the month during which the subscription for such Unit is accepted), each Selling Agent who sold such Unit begins to receive ongoing "trailing commissions" in the amount of 0.2917 of 1% (a 3.5% annual rate) of the month-end Net Asset Value of such Unit -- provided, that such Selling Agent representative is registered with the CFTC, has satisfied applicable proficiency requirements and agrees to perform certain ongoing services with respect to such

Units. Such ongoing "trailing commissions," once begun, continue for as long as such Unit remain outstanding. If such Selling Agent representative is not so registered, the "trailing commissions" paid to such Selling Agent representative for such Units may not exceed a lifetime total of 4.5% of the initial subscription price of the Units in question. A portion of such commissions is paid in cash to eligible Selling Agents' representatives.

        Kenmar, not the Trust, pays all selling and "trailing" commissions. Selling Agents will pass on to their registered representatives a portion of the foregoing selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with Selling Agents' standard compensation arrangements.

        In the Selling Agreement, each Advisor and Kenmar have agreed to indemnify the Selling Agents against certain liabilities that the Selling Agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

                                  LEGAL MATTERS

        Sidley & Austin will pass upon legal matters for Kenmar in connection with the Units being offered hereby. In doing so, Sidley & Austin will rely as to matters of Delaware law upon the opinion of Richards, Layton & Finger, Wilmington, Delaware. Sidley & Austin will advise Kenmar with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust. Sidley & Austin has reviewed the statements under "Federal Income Tax Consequences." Sidley & Austin has not represented, nor will it represent, either the Trust or the Unitholders in matters relating to the Trust.

                                     EXPERTS

        Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, have audited the Kenmar Advisory Corp. statement of financial condition as of September 30, 1995 included in this Prospectus. Such financial statement is included herein in reliance on the report of Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, given upon the authority of that firm as an expert in accounting and auditing.

        The statement of financial condition of Kenmar Advisory Corp. as of March 31, 1996 included in this Prospectus is unaudited. In the opinion of Kenmar Advisory Corp., such unaudited statement reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position.

        Arthur F. Bell, Jr. & Associates, L.L.C. have been selected as the Trust's independent auditors. The statement of financial condition of the Trust as of July 18, 1996 included in this Prospectus has been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

        This Prospectus constitutes part of the Registration Statement filed by the Trust with the Securities and Exchange Commission in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreements, and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the Commission in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of such site is (http://www.sec.gov.).

                 RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

        Pursuant to applicable CFTC regulations, prospective subscribers must receive recent financial information (current within 60 calendar days) relating to the Trust, as well as its most recent Annual Report (due by March 30 of each year, in respect of the prior year), together with this Prospectus, unless the material that would otherwise be included in such Report or information has been otherwise included herein.

                             INDEX OF DEFINED TERMS

     A number of defined terms are used in this Prospectus. The respective definitions or descriptions of such terms may be found on the following pages of this Prospectus.

                                                                     Page(s)
                                                                     -------
Advisors....................................................        Cover page
"Bid-ask" spreads...........................................            26
Cash market.................................................            32
CFTC........................................................            -i-
Clearinghouse...............................................            33
Consulting fees.............................................            28
Daily limits................................................            36
Employee benefit plan.......................................            42
Forward contracts...........................................            35
Futures contracts...........................................            33
Incentive Fee...............................................            25
Investment advisory fees....................................            40
Kenmar......................................................        Cover page
Largest monthly drawdown....................................          APPI-4
Maintenance margin..........................................            36
Margin......................................................            36
Margin call.................................................            36
Net Asset Value.............................................            -i-
New Overall Appreciation....................................            26
New Trading Profits.........................................            26
NFA.........................................................           -ii-
Profit Share................................................            26
Redemption charges..........................................            28
Round-turn commissions......................................            25
Selling Agents..............................................            -i-
Speculative position limits.................................            36
Spot contracts..............................................            35
Trust.......................................................        Cover page
Unitholder..................................................        Cover page
Variation margin............................................            36
Worst peak-to-valley drawdown...............................          APPI-43
"Zero-sum" trading..........................................            10

                          INDEX TO FINANCIAL STATEMENTS

                                                                      Page
                                                                      ----
Kenmar Global Trust

  Independent Auditor's Report..............................           F-2
  Statement of Financial Condition as of July 18, 1996......           F-3
  Notes to Statement of Financial Condition.................           F-4

Kenmar Advisory Corp.

  Independent Auditor's Report..............................           F-6
  Statements of Financial Condition as of September 30,
   1995 and March 31, 1996 (unaudiited) ....................           F-7
  Notes to Statement of Financial Condition as of September
   30, 1995 ................................................           F-8
  Notes to Statement of Financial Condition as of March 31,
   1996 (unaudited) ........................................           F-14

     Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To the Unitholders
Kenmar Global Trust


We have audited the accompanying statement of financial condition of Kenmar Global Trust as of July 18, 1996. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Kenmar Global Trust as of July 18, 1996, in conformity with generally accepted accounting principles.


                                        ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.


Lutherville, Maryland
July 19, 1996

                               KENMAR GLOBAL TRUST
                        STATEMENT OF FINANCIAL CONDITION
                                  July 18, 1996


ASSETS
  Cash                                                                $2,000
                                                                      ======

UNITHOLDERS' CAPITAL (20 units outstanding)                           $2,000
                                                                      ======




                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                    NOTES TO STATEMENT OF FINANCIAL CONDITION

                                   ----------

Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         -----------------------------------------------------------

         A.    General Description of the Trust

               Kenmar Global Trust (the Trust) is a Delaware business trust organized on July 17, 1996, which has not yet commenced operations. The capital contributions to the Trust as of July 18, 1996 total $2,000, comprised of $400 by the Trust's Managing Owner, Kenmar Advisory Corp., and $1,600 by the initial Unitholder.

               The objective of the Trust is appreciation of assets through the trading of futures contracts, forward contracts and other financial instruments.

         B.    Proposed Public Offering of Units of Beneficial Interest

               The Trust anticipates filing a registration statement with the Securities and Exchange Commission offering to sell up to 500,000 Units of Beneficial Interest. Units will be sold at $100 during the initial offering period ending on December 31, 1996 (subject to extension until February 28, 1997 in the Managing Owner's discretion).

         C.    Regulation

               As a registrant with the Securities and Exchange Commission, the Trust will be subject to the regulatory requirements under the Securities Acts of 1933 and 1934. As a commodity pool, the Trust will be subject to the regulations of the Commodity Futures Trading Commission, an independent agency of the United States government, which regulates most aspects of the commodity futures industry, the rules of the National Futures Association, an industry self-regulatory organization, and the requirements of commodity exchanges and brokers through which the Trust will trade.

         D.    Method of Reporting

               The Trust's statement of financial condition is presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Trust's management.

         E.    Organizational and Initial Offering Costs

               Organizational and initial offering costs (exclusive of selling commissions), estimated to total approximately $350,000, will be advanced by the Managing Owner and charged to the Trust at a monthly rate of 0.2% of the Trust's month-end Net Assets until such amounts are fully reimbursed.

Note 2.  MANAGING OWNER
         --------------

         The Managing Owner of the Trust is Kenmar Advisory Corp., which will conduct and manage the business of the Trust. The Declaration of Trust and Trust Agreement requires the Managing Owner to maintain a capital account equal to 1% of the total capital accounts of the Trust.

         The Managing Owner will be paid annual brokerage commissions equal to 11% of the Trust's average month-end Net Assets. The Managing Owner will pay substantially all actual costs of executing the Trust's trades, selling commissions and trailing commissions to selling agents, and consulting fees to the trading advisors.

                               KENMAR GLOBAL TRUST
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

                                   ----------

Note 2.  MANAGING OWNER (CONTINUED)
         --------------------------

         The Managing Owner will also be paid an annual incentive fee equal to 5% of New Overall Appreciation (as defined in the Declaration of Trust and Trust Agreement).

Note 3.  TRADING ADVISORS
         ----------------

         The Trust intends on executing advisory agreements with various trading advisors, pursuant to which the Trust will initially pay quarterly profit shares of 15% to 25% of the profit subject to profit share.

Note 4.  SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
         --------------------------------------------

         Investments in Units of Beneficial Interest will be made by subscription agreement, subject to acceptance by the Managing Owner. The Trust is not required to make distributions, but may do so at the sole discretion of the Managing Owner.

         A Unitholder may request and receive redemption of Units owned, beginning with the end of the sixth month after such Units are sold, subject to restrictions in the Declaration of Trust and Trust Agreement. Units redeemed on or before the end of the twelfth full calendar month and after the end of the twelfth full month but on or before the end of the eighteenth full calendar month after the date such Units begin to participate in the profits and losses of the Trust are subject to early redemption charges of 3% and 2%, respectively. All redemption charges will be paid to the Managing Owner.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors and Stockholder
Kenmar Advisory Corp.


We have audited the accompanying statement of financial condition of Kenmar Advisory Corp. as of September 30, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Kenmar Advisory Corp. as of September 30, 1995, in conformity with generally accepted accounting principles.

As discussed in the notes to the statement of financial condition, Kenmar Advisory Corp. is a wholly-owned subsidiary and a member of a group of affiliated companies and, as described in the statement of financial condition and notes thereto, has extensive transactions and relationships with members of the group.


                                        ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.


Lutherville, Maryland
December 19, 1995

                              KENMAR ADVISORY CORP.
                        STATEMENTS OF FINANCIAL CONDITION
                September 30, 1995 and March 31,1996 (unaudited)

                                   ----------

                                                       September 30,  March 31,
                                                           1995          1996
                                                        ----------    ----------
                                                                     (unaudited)
ASSETS
   Current assets
      Cash and cash equivalents                         $  346,466    $        0
      Fees receivable                                      187,324       298,658
                                                        ----------    ----------
         Total current assets                              533,790       298,658

   Investments in affiliated commodity pools               739,090       695,075
   Due from affiliates, net                              2,600,831     3,533,379
   Property and equipment, net                             358,617       782,198
   Other assets                                             19,623        32,527
                                                        ----------    ----------
         Total assets                                   $4,251,951    $5,341,837
                                                        ==========    ==========
LIABILITIES
   Cash deficit                                         $        0    $   20,173
   Accrued expenses and other liabilities                1,505,650     2,014,712
   Obligations under capital leases                         79,864       397,036
                                                        ----------    ----------
         Total liabilities                               1,585,514     2,431,921
                                                        ----------    ----------
STOCKHOLDER'S EQUITY
   Common stock, $1 par value:
      Authorized - 1,000 shares; issued
         and outstanding - 100 shares                          100           100
   Additional paid-in capital                              632,025       632,025
   Retained earnings                                     2,034,312     2,277,791
                                                        ----------    ----------
         Total stockholder's equity                      2,666,437     2,909,916
                                                        ----------    ----------
         Total liabilities and stockholder's equity     $4,251,951    $5,341,837
                                                        ==========    ==========



                             See accompanying notes.

          PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THIS COMPANY

                              KENMAR ADVISORY CORP.
                    NOTES TO STATEMENT OF FINANCIAL CONDITION
                               September 30, 1995

                                   ----------

Note 1.  GENERAL DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES
         -------------------------------------------------------

         A.    General

               Kenmar Advisory Corp. (the "Company"), a registered commodity pool operator, organizes and operates commodity pools that engage in the speculative trading of commodity futures, forwards and option contracts.

               The Company is a wholly-owned subsidiary of Kenmar Holdings Inc. (the "Parent") which, in turn, is wholly-owned by Kenmar Investment Associates. Two of the Company's officers are the sole shareholders of MSG Commodities, Inc. and KAS Commodities, Inc. which, in turn, own Kenmar Investment Associates equally.

               The Company receives a majority of its revenue from the operation of related entities.

               The accompanying statement of financial condition is presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Company's management.

         B.    Cash and Cash Equivalents

               Cash and cash equivalents includes all cash and money market account balances. The Company places its cash and cash equivalents with primarily one financial institution. At times, such balances on deposit may be in excess of available insurance.

         C.    Investments in Affiliated Commodity Pools

               The Company's investments in affiliated commodity pools, of which the Company is General Partner, are carried at its share of the underlying equity in the net assets of the commodity pools. As General Partner, the Company has a fiduciary responsibility to the pools, and as such, has general partner liability.

         D.    Revenue Recognition

               Commissions are recognized as transactions are placed with clearing brokers. Management and incentive fees accrue monthly based on the terms of the respective agreements.


          PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THIS COMPANY.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               September 30, 1995

                                   ----------

Note 1.  GENERAL DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -------------------------------------------------------------------

         E.    Property and Equipment

               Depreciation of furniture, fixtures and office equipment is computed using the double declining balance method over seven years. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets. Major renewals and betterments are capitalized and repairs and maintenance are charged to operations as incurred.

         F.    Income Taxes

               The Company is part of an affiliated group that files consolidated U.S., state and local income tax returns. The Company is allocated income tax in an amount equal to its separate tax liability or benefit computed as if it were filing individually.

               The Company uses an asset and liability approach to financial accounting for income taxes. No significant differences exist in the effective income tax rates compared to applicable statutory rates. Deferred income taxes (benefits) are provided for all significant temporary differences in the recognition of assets and liabilities for tax and financial reporting purposes.

Note 2.  INVESTMENTS IN AFFILIATED COMMODITY POOLS
         -----------------------------------------

         The Company has General Partner interests in various commodity pools organized as limited partnerships. These investments are reported in the statement of financial condition at net asset value.


          PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THIS COMPANY.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               September 30, 1995

                                   ----------

Note 2.  INVESTMENTS IN AFFILIATED COMMODITY POOLS (CONTINUED)
         -----------------------------------------------------

         Summarized financial information with respect to these General Partner interests is as follows:

                                                  Kenmar
                                               Performance
                                                 Partners
                                                   L.P.      Other      Total
                                                ---------   --------  ---------
     Net asset value as of September 30, 1995   $ 673,907   $ 65,183  $ 739,090
                                                =========   ========  =========

     Income (loss) allocation for the year
       ended September 30, 1995                 $ (88,570)  $  7,001  $ (81,569)
                                                =========   ========  =========

         Summarized financial information of Kenmar Performance Partners L.P. as of and for the year ended September 30, 1995 is as follows:

     Assets                                                   $ 140,017,000
     Liabilities                                                  3,672,000
                                                              -------------
        Net asset value                                       $ 136,345,000
                                                              =============

     Income                                                   $  11,812,000
     Expenses                                                    30,441,000
                                                              --------------
        Net income (loss)                                     $ (18,629,000)
                                                              =============


          PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THIS COMPANY.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               September 30, 1995

                                   ----------

Note 2.  INVESTMENTS IN AFFILIATED COMMODITY POOLS (CONTINUED)
         -----------------------------------------------------

         As General Partner of these commodity pools, the Company conducts and manages the respective businesses of the partnerships. Each limited partnership agreement requires the Company to maintain a specified investment in the respective partnership. The limited partnership agreement of Kenmar Performance Partners L.P. requires the Company to maintain an investment of the lesser of $500,000 or 1% of Net Assets. Additionally, this limited partnership agreement also requires the Company to maintain net worth of at least $2,000,000.

         For managing the partnerships' businesses, the Company earns management and incentive fees based on the terms of the respective limited partnership agreements. The Company also earns administrative fees from the partnerships as reimbursement for operating costs incurred by the Company on behalf of the partnerships. The administrative fees are based on a percentage of the monthly net asset value of the partnerships.

Note 3.  PROPERTY AND EQUIPMENT
         ----------------------

         The Company's property and equipment at September 30, 1995 consists of:

               Furniture and fixtures                             $   276,364
               Office equipment                                       314,426
               Leasehold improvements                                 625,807
               Leased assets                                          480,233
                                                                  -----------
                                                                    1,696,830
               Less:  Accumulated depreciation and
                  amortization                                      1,338,213
                                                                  -----------
                                                                  $   358,617
                                                                  ===========

Note 4.  OBLIGATIONS UNDER LEASES
         ------------------------

         The Company leases equipment under noncancelable capital leases which expire at various dates through 1996. The equipment held under capital leases cost in the aggregate $480,233 and has accumulated amortization of $370,493 at September 30, 1995. For the year ending September 30, 1996, the future minimum lease payments required by these capital leases aggregate $83,279.


          PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THIS COMPANY.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               September 30, 1995

                                   ----------

Note 4.  OBLIGATIONS UNDER LEASES (CONTINUED)
         ------------------------------------

         Subsequent to September 30, 1995, the Company entered into an operating lease for office facilities in Greenwich, Connecticut. The lease commences January 1996 for an initial term of nine years with one five year option. The fixed annual rental during the initial term increases from $366,000 to $642,000, payable in equal monthly installments during each year of the initial term.

Note 5.  RELATED PARTY TRANSACTIONS
         --------------------------

         The Company has extensive transactions and relationships with members of a group of affiliated companies. Common expenses are allocated among affiliates based on the percentage of commissions, management, incentive and other fees earned by the respective companies to the total consolidated fees of the group.

         For the year ended September 30, 1995, the amount of common expenses related to the Company totalled $6,475,648. The total common expenses of the group for the year ended September 30, 1995 was $10,055,983.

         As compensation for services provided to affiliated commodity pools, the Company receives from commodity brokers a portion of the brokerage commission paid to them by the commodity pools and also receives commissions, management, incentive, organization and other fees directly from the commodity pools. For the year ended September 30, 1995, the Company earned management, incentive and other fees of $1,806,305 from these affiliated commodity pools. At September 30, 1995, the Company is owed $6,890 from these commodity pools.

Note 6.  COMMITMENTS AND CONTINGENCIES
         -----------------------------

         The Company and certain of its affiliates have jointly guaranteed a $1,000,000 demand note payable by the Parent.


          PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THIS COMPANY.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               September 30, 1995

                                   ----------

Note 7.  TRADING ACTIVITIES AND RELATED RISKS
         ------------------------------------

         The limited partnerships for which the Company is the General Partner engage in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively "derivatives") in U.S. and foreign markets. Theoretically, the limited partnerships, and therefore, the Company, as General Partner, are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. The limited partnerships are exposed to market risk equal to the value of contracts purchased and unlimited liability on contracts sold short. Written options expose the limited partnerships to potentially unlimited liability and purchased options expose the limited partnerships to a risk of loss limited to the premiums paid. Since forward contracts are traded in unregulated markets between principals, the limited partnerships also assume the risk of loss from counterparty nonperformance.

         The limited partnerships have a substantial portion of their assets on deposit with futures commission merchants, brokers and dealers in securities and other financial institutions in connection with trading and cash management activities. In the event of a financial institution's insolvency, recovery of partnership assets on deposit may be limited to account insurance or other protection afforded such deposits.

         The average fair value of derivatives traded by the limited partnerships during the year ended September 30, 1995 was approximately $13,115,000 and the related year-end fair value was $6,107,000. The fair value of derivatives represents unrealized gains and losses on open forward and futures contracts and long and short options at market value.

         At September 30, 1995, the notional amounts of open contracts to purchase and sell held by the limited partnerships aggregated $2,302,067,000 and $858,434,000, respectively. The notional amounts do not represent the limited partnerships' risk of loss due to market and credit risk, but rather represent the extent of involvement in derivatives at September 30, 1995.

         The Company, as General Partner, has established procedures to actively monitor and minimize market and credit risk.


          PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THIS COMPANY.

                              KENMAR ADVISORY CORP.
                    NOTES TO STATEMENT OF FINANCIAL CONDITION
                           March 31, 1996 (unaudited)

                                   ----------

The interim statement of financial condition at March 31, 1996 is condensed and does not include all disclosures required by generally accepted accounting principles. Such interim statement of financial condition should be read in conjunction with the Company's audited statement of financial condition as of September 30, 1995 included on the preceding pages.

The interim statement of financial condition as of March 31, 1996 is unaudited. In the opinion of management, such unaudited statement reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position.


          PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THIS COMPANY.

                                   APPENDIX I
                          THE INITIAL TRADING ADVISORS

General

         The following description of the initial Advisors and their trading methods and strategies is general and is not intended to be exhaustive. Futures and forward contract trading methods are proprietary and complex, so only the most general descriptions are possible. Furthermore, certain Advisors may have chosen to refer to specific aspects of their trading systems, methods and strategies, which aspects may also be applicable to other Advisors which did not choose to make explicit reference to these aspects of their own strategies. As a result, contrasts in the descriptions set forth herein may not, in fact, indicate a substantive difference between the trading methods and strategies involved. While Kenmar believes that the description of the initial Advisors' methods and strategies included herein may be of interest to prospective investors, such persons must be aware of the inherent limitations of such description.

         This Appendix I contains brief biographical outlines and performance summaries of the Trust's initial Advisors. The success of the Trust is dependent upon the success of the Advisors retained by the Trust from time to time to trade for its account. In terms of attempting to reach an investment decision regarding the Units, however, it is difficult to know how to assess Advisor descriptions and performance summaries, as trading methods are proprietary and confidential and past performance is not necessarily indicative of future results. Furthermore, the performance summaries provide only a brief overview of the Advisors' performance histories.

   Certain Advisors trade "notional" equity for clients -- i.e., trading such client's accounts as if more equity were committed to such accounts than is, in fact, the case. The Trust's accounts will not include any notional equity.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

         THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE TRUST. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE RECORDS PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE TO BE CHARGED TO THE TRUST.

         FUTURES AND FORWARD CONTRACT TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE ADVISORS WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

Futures Trading Methods in General

Systematic and Discretionary Trading Approaches

         Futures traders may generally be classified as either systematic or discretionary.

         A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. However, although these judgmental decisions may have a substantial effect


                                     APPI-1
on a systematic trading advisor's performance, his primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model.

         Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends which their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders, on the other hand, may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than are discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until such factors have had a sufficient effect on the market to create a trend of enough magnitude to generate a reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

Technical and Fundamental Analysis

         In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, commodity trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

         Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the commodities markets themselves will provide a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

         Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.


                                     APPI-2

Trend-Following

         "Trend-following" advisors gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trading advisor is likely to incur substantial losses.

Risk Control Techniques

         As will be apparent from the following descriptions of the respective Advisors' trading approaches, an important aspect of any speculative futures strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

         Trading advisors often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize in reading the descriptions of the Advisors' various risk control techniques that none is "fail safe," and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, irrespective of how small the initial "probing" positions taken by an Advisor are, unless it trades profitably, innumerable small losses incurred in the course of such "probing" can quickly accumulate into a major drawdown. The Advisors' risk management principles should, accordingly, be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.

         Not only are trading methods typically "'black boxes," but they often are also continually evolving. Prospective investors and Unitholders will generally not be informed of a change in an Advisor's trading approach, unless Kenmar is informed of such change and considers such change to be material.

         In addition to the continually changing character of trading methods, the commodity markets themselves are continually changing. Each Advisor may, in its sole discretion, elect to trade any available futures, forward or commodity options -- both on United States markets and abroad-- even if such Advisor has never previously traded in that particular market.

Notes to Performance Information

         In reviewing the descriptions of the Advisors' performance, prospective investors should understand that such performance is "net" of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance record. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the "Past Performance Information" section with respect to each Advisor.

1. Name of CTA is the name of the Advisor which directed the accounts included in the performance summary.

2. Name of program is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3. Inception of client account trading by CTA is the date on which the relevant Advisor began directing client accounts.

4. Inception of client account trading in program is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.


                                     APPI-3

5. Number of open accounts is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through July 1, 1996.

6. Aggregate assets (excluding "notional" equity) overall is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through July 1, 1996 (and may include estimates).

7. Aggregate assets (including "notional" equity) overall is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in all programs operated by such Advisor through July 1, 1996 (and may include estimates)..

8. Aggregate assets (excluding "notional" equity) in program is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through July 1, 1996 (and may include estimates).

9. Aggregate assets (including "notional" equity) in program is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in the program shown in the performance summary through July 1, 1996 (and may include estimates).

10. Largest monthly drawdown is the largest monthly loss experienced by the relevant program on a composite basis in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by the program as a composite, expressed as a percentage of the total equity (including "notional" equity) in the program. Individual accounts of an Advisor may have experienced larger monthly drawdowns. Largest monthly drawdown information includes the month and year of such drawdown, and is through July 1, 1996 (and may include estimates).

11. Largest peak-to-valley drawdown is the largest percentage decline (after eliminating the effect of additions and withdrawals) during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equalled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by the program as a composite, expressed as a percentage of the total equity (including "notional" equity) in the program. Individual accounts managed by an Advisor may have experienced larger peak-to-valley drawdowns, and is through July 1, 1996 (and may include estimates).

12. Monthly Rates of Return, in accordance with CFTC rules, are shown only for the specific programs to be traded by the Advisors for the Trust. In the accompanying performance descriptions, certain Advisors have adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the particular trading program.

     The Monthly Rates of Return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their Monthly Rates of Return.

13. Compound Rate of Return is calculated by multiplying on a compound basis each of the Monthly Rates of Return and not by adding or averaging such Monthly Rates of Return. For periods of less than one year, the results are for the period indicated.


                                     APPI-4

                         CHESAPEAKE CAPITAL CORPORATION

Background and Management

         Chesapeake Capital Corporation ("Chesapeake") was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering investment advisory and portfolio management services to both retail and institutional investors in trading futures and forward contracts. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to Chesapeake refer to the Virginia corporation prior to August 19, 1991 and to the Illinois corporation on and after August 19, 1991. Chesapeake is registered as a commodity trading advisor and as a commodity pool operator with the United States Commodity Futures Trading Commission (the "CFTC"), and is also a member in good standing of the United States National Futures Association (the "NFA"). Chesapeake's principal place of business is located at 500 Forest Avenue, Richmond, Virginia 23229; telephone (804) 285-5417. The registration of Chesapeake with the CFTC and Chesapeake's membership in NFA must not be taken as an indication that any such agency or self-regulatory body has recommended or approved Chesapeake or the Trust.

         R. Jerry Parker, Jr., Chairman, Chief Executive Officer, Director, sole shareholder and a principal of Chesapeake, received his B.S. in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant ("CPA") in Virginia in 1982. From January 1983 until November 1983, Mr. Parker was a CPA at Wilkinson & Lester, a certified public accounting firm based in Richmond, Virginia. From November 1983 until January 1987, Mr. Parker was employed as an exempt commodity trading advisor by Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based commodity trading advisor and commodity pool operator registered with the CFTC, in his "Turtle" training program. From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt commodity trading advisor. During these periods, Mr. Parker had complete discretionary trading authority over a futures portfolio of $1 million to $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, where he serves as the Chairman, Chief Executive Officer and Chief Trader.

         John M. Hoade, President and Secretary, received a B.S. degree in Business Administration from Lynchburg College in 1978. From 1976 through 1990, Mr. Hoade was employed by Thurston Metals, Inc., located in Lynchburg, Virginia, in sales, marketing and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operations and marketing efforts.

         There have been no material administrative, civil or criminal actions or proceedings -- whether pending, on appeal or concluded -- against Chesapeake or its principals during the five years preceding the date of this Prospectus.

Trading Strategy

         Chesapeake will trade its "Diversified Trading Program" on behalf of the Trust. The Diversified Trading Program emphasizes a maximum range of diversification with a global portfolio of futures, forward and cash markets which includes, but is not limited to, agricultural products, metals, currencies, financial instruments, and stock, financial and economic indices. Chesapeake may trade on any U.S. or non-U.S. exchange.

         The investment portfolios currently offered by Chesapeake are the "Diversified Trading Program," the "Diversified 2XL Program," and the "Financials and Metals Program" (the "Trading Programs"). While all of the Trading Programs employ the same general trading methodology, as described below, they differ in their emphasis of certain markets or market sectors and exclusion of others.

         Relying primarily on technical analysis, Chesapeake believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Chesapeake are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Mr. Parker.


                                     APPI-5

         In addition to such mathematical evaluations, Chesapeake employs a technique of technical analysis generally known as "charting" in order to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. Chesapeake also makes extensive use of internally-generated market information, which includes, but is not limited to, price volatility, open interest, daily price action, volume and market psychology or sentiment.

         The profitability of the Trading Programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the Trading Programs are likely to be unprofitable. There have been trendless periods in the past which can be expected to recur and any factor which lessens the prospect of trends in the future, such as increased governmental control, regulation, or participation as a purchaser or seller in commodity interest markets (including joint governmental control or regulation of, or participation in, international currency markets), lessens the prospect that programs utilizing technical analysis, including the Trading Programs, will be profitable in the future. In addition, the future profitability of the Trading Programs would also be adversely affected by factors which increase the number of signals leading to unprofitable trades. For example, a significant increase in technically-oriented trading (trend-following or otherwise) in a particular commodity might cause a change in the pattern of price movements in a manner which might be unfavorable.

         Trend-following trading systems, such as those employed by Chesapeake, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed substantially the number of profitable transactions. However, if Chesapeake's approach is successful, these losses should generally be relatively small and may be offset by gains on profitable transactions.

         The Trading Programs are oriented toward the preservation of original equity. The commencement of trading or a drawdown from starting equity are considered the situations of highest risk, and risk management techniques at this point are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification, i.e., commitment of equity to multiple markets and to a number of trading strategies. Also, the Trading Programs adhere to the requirements of a money management system which determines and limits the equity committed to each trade, each market, and each complex (in Trading Programs which trade in more than one commodity complex) with respect to each account.

         Chesapeake believes that a long-term commitment to its Trading Programs is necessary for profitable trading. Chesapeake attempts to take a limited number of positions over the long term to capture major price movements while limiting downside risk on open positions.

         Futures contracts which are traded by Chesapeake may include, but are not limited to, agricultural products, metals, currencies, financial instruments, and stock, financial and economic indices. Exchanges on which these transactions take place include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges (e.g., the Belgian Futures and Options Exchange (BELFOX), the London International Financial Futures and Options Exchange Ltd. (LIFFE), the International Petroleum Exchange of London Ltd., the London Metal Exchange, the London Commodity Exchange (LCE), the Marche a Terme International de France (MATIF), Mercado Espanol de Futuros Financieros (MEFFSA), the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the Montreal Exchange (ME), the Tokyo Commodity Exchange, the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Stock Exchange (TSE), the Singapore International Monetary Exchange (SIMEX), the Sydney Futures Exchange Ltd., the Swiss Options and Financial Futures Exchange (SOFFEX), and the Winnipeg Commodity Exchange). In addition, Chesapeake continually monitors numerous markets, both U.S. and non-U.S., and will initiate trades at any point it is determined that a market is sufficiently liquid and tradeable using the methods employed by Chesapeake.

         Chesapeake engages in transactions in physical commodities, including the exchange of futures for physicals transactions. An exchange of futures for physicals ("EFP") is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the


                                     APPI-6
exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties.

         Chesapeake generally uses between 15% and 30% of the equity in an account as original margin for trading in its Diversified Trading Program but at times the margin-to-equity ratio can be higher.

         Decisions concerning the liquidation of positions, the futures interest contracts to be traded and the size of positions to be taken or maintained require to some degree the exercise of judgment by Chesapeake. The decision not to trade futures interest contracts for a certain period, or not to trade certain futures interest contracts due to lack of discernible price movements (trends) or lack of liquidity, or excess volatility, may result at times in clients (such as the Trust) missing significant profit opportunities which might otherwise have been captured by Chesapeake.

         The trading strategy utilized by Chesapeake's Trading Programs, including the Diversified Trading Program, may be revised from time to time by Chesapeake as a result of ongoing research and development which seeks to devise new trading systems, as well as test methods currently employed. The trading methods used by Chesapeake in the future may differ significantly from those presently used, due to the changes which may result from this research.

         Since the Trading Programs utilized by Chesapeake are proprietary and confidential, the above discussion is general in nature and is not intended to be exhaustive.

Past Performance Information

         The following information describes the composite actual performance of all customer accounts managed by Chesapeake. Chesapeake will trade its Diversified Trading Program on behalf of the Trust. As of April 30, 1996, Chesapeake was managing approximately $819 million (excluding "notional" equity) of customer funds in the futures and forwards markets. The performance information set forth below is current as of April 30, 1996.

         CFTC rules require the disclosure of performance information for the last five full calendar years and year-to-date, and consider older performance information less material to an investment decision. While generally agreeing with the CFTC position, Chesapeake believes that investors may be interested in reviewing information regarding Chesapeake's composite performance (both within and prior to the last five years) and has therefore chosen to include such information on a supplemental basis. This section does not include the composite performance of Parker Commodities Incorporated, an affiliated commodity trading advisor which has not managed accounts since August 31, 1990.

         In the accompanying performance description, Chesapeake has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully- Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully- Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Chesapeake has performed these computations for periods subsequent to January 1, 1992. However, for periods prior to January 1, 1992, due to cost considerations, the Fully-Funded Subset method has not been used. Instead, the rates of return reported are based on a computation which uses the Nominal Account Sizes of all of the accounts included in the composite tables calculated in accordance with the "OAT" method as described below. Chesapeake believes that this method yields substantially the same rates of return as would the Fully-Funded Subset method and that the rates of return presented in the performance records are representative of the Trading Programs for the periods presented. For the periods from January 1, 1992 through December 31, 1993, Chesapeake compared the OAT method and the Fully-Funded Subset method and found that the two methods yielded substantially the same rates of return. Consequently, Chesapeake continued to use the OAT method until the end of 1993 (the Fully-Funded Subset Advisory was released in February 1993). From January 1, 1994 on, Chesapeake is using the Fully-Funded Subset method.

         Monthly Rate of Return for each month beginning January 1994 is calculated by dividing the net performance of the "Fully-Funded Subset" by the beginning equity of the Fully-Funded Subset except in periods of significant


                                     APPI-7
additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals, whose inclusion would materially distort the rate of return calculated pursuant to the Fully-Funded Subset method.

         The Monthly Rate of Return for each month prior to January 1992 is calculated using the Only Accounts Traded (OAT) method, which uses net performance divided by beginning equity, subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly Rate of Return. The excluded accounts include (1) accounts for which there has been a material addition or withdrawal during the month, (2) accounts which were open for only part of the month or (3) accounts which had no open positions during the month due to the intention to permanently close the account. Such accounts were not charged with material nonrecurring costs during the month.

         The information presented has not been audited. However, Chesapeake believes that such information is accurate and fairly presented.


                  [Remainder of page left blank intentionally.]


                                     APPI-8

Diversified Trading Program

         Chesapeake will trade this program on behalf of the Trust. The chart below reflects the composite performance results for the five-year period from January 1991 through April 30, 1996 and supplemental information from February 1988 (inception) through December 31, 1990 of Chesapeake's Diversified Program.

                   Name of CTA: Chesapeake Capital Corporation
                  Name of program: Diversified Trading Program
            Inception of client account trading by CTA: February 1988
          Inception of client account trading in program: February 1988
                           Number of open accounts: 62
      Aggregate assets (excluding "notional" equity) overall: $807,000,000
      Aggregate assets (including "notional" equity) overall: $991,000,000 Aggregate assets (excluding "notional" equity) in program: $765,000,000 Aggregate assets (including "notional" equity) in program: $933,000,000
          Largest monthly drawdown (five-year period): (10.98)% (1/92) Largest peak-to-valley drawdown (five-year period): (16.62)% (1/92-5/92)
           Largest monthly drawdown (since inception): (11.75)% (8/89) Largest peak-to-valley drawdown (since inception): (20.58)% (8/89-10/89)
          Number of closed accounts with profit (five-year period): 97
           Number of closed accounts with loss (five-year period): 16
          Number of closed accounts with profit (since inception): 108
            Number of closed accounts with loss (since inception): 30


=========================================================================================================================
Monthly              1996(%)    1995(%)   1994(%)    1993(%)    1992(%)    1991(%)      1990(%)      1989(%)      1988(%)
Performance
- -------------------------------------------------------------------------------------------------------------------------
January              1.69      (3.23)    (3.33)      0.42     (10.98)     (1.29)        0.49         4.93         --
- -------------------------------------------------------------------------------------------------------------------------
February            (4.26)     (4.39)    (4.88)     15.99      (2.86)      4.84         3.37        (5.42)       (2.63)
- -------------------------------------------------------------------------------------------------------------------------
March                0.28       8.60      0.09       5.86       0.53       2.32         8.62         6.64        (6.89)
- -------------------------------------------------------------------------------------------------------------------------
April               10.16       1.45     (0.60)      7.38      (0.44)     (2.80)        4.37        (8.82)      (10.71)
- -------------------------------------------------------------------------------------------------------------------------
May                             6.84      9.06       0.40      (3.66)      0.27        (4.61)       22.38         6.93
- -------------------------------------------------------------------------------------------------------------------------
June                            0.88      7.02       0.98       6.52      (1.25)        1.77        (8.28)       32.42
- -------------------------------------------------------------------------------------------------------------------------
July                           (3.09)    (1.70)      9.49      12.96      (1.75)        6.25        11.66        (9.41)
- -------------------------------------------------------------------------------------------------------------------------
August                         (2.66)    (2.98)      5.88       3.16      (3.32)       15.15       (11.75)        6.85
- -------------------------------------------------------------------------------------------------------------------------
September                       0.20      3.49      (2.63)     (6.78)      4.39         0.60        (2.82)        2.03
- -------------------------------------------------------------------------------------------------------------------------
October                        (1.11)     1.97      (0.06)      5.21       4.21         1.86        (7.40)       10.65
- -------------------------------------------------------------------------------------------------------------------------
November                        1.76      4.83       1.03       2.27      (4.68)       (0.25)        3.90        11.06
- -------------------------------------------------------------------------------------------------------------------------
December                        9.18      2.86       5.77      (1.93)     12.08         0.11        28.56         7.04
- -------------------------------------------------------------------------------------------------------------------------
Compound             7.55      14.09     15.87      61.82       1.81      12.51        43.12        28.30        49.10
Annual Rate        (4 mos.)                                                                                    (11 mos.)
of Return
=========================================================================================================================


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                     APPI-9

Diversified 2XL Program

         The following summary information presents the composite performance record of Chesapeake's Diversified 2XL Trading Program.

                   Name of CTA: Chesapeake Capital Corporation
                    Name of program: Diversified 2XL Program
            Inception of client account trading by CTA: February 1988
         Inception of client account and trading in program: April 1994
                           Number of open accounts: 4
      Aggregate assets (excluding "notional" equity) overall: $807,000,000
      Aggregate assets (including "notional" equity) overall: $991,000,000 Aggregate assets (excluding "notional" equity) in program: $23,000,000 Aggregate assets (including "notional" equity) in program: $23,000,000
                    Largest monthly drawdown: (9.38)% (2/96)
              Largest peak-to-valley drawdown: (15.07)% (1/95-2/95)
                    Number of accounts closed with profit: 0
                     Number of accounts closed with loss: 0
                 1996 compound rate of return: 11.17% (4 months)
                      1995 compound rate of return: 18.77%
                 1994 compound rate of return: 26.88% (9 months)

Financials and Metals Program

         The following summary information presents the composite performance record of the Financials and Metals Program.

                   Name of CTA: Chesapeake Capital Corporation
                  Name of program: Financials & Metals Program
            Inception of client account trading by CTA: February 1988
           Inception of client account trading in program: March 1992
                      Number of open accounts in program: 6
      Aggregate assets (excluding "notional" equity) overall: $807,000,000
      Aggregate assets (including "notional" equity) overall: $991,000,000 Aggregate assets (excluding "notional" equity) in program: $30,000,000 Aggregate assets (including "notional" equity) in program: $35,000,000
                    Largest monthly drawdown: (5.65)% (2/94)
              Largest peak-to-valley drawdown: (10.36)% (1/94-2/94)
                    Number of accounts closed with profit: 3
                     Number of accounts closed with loss: 8
                 1996 compound rate of return: 2.79% (4 months)
                      1995 compound rate of return: 12.61%
                       1994 compound rate of return: 3.22%
                      1993 compound rate of return: 68.53%
                1992 compound rate of return: 24.19% (10 months)
                        1991 compound rate of return: N/A

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.


                                     APPI-10

Pacific Rim Program

         The following summary information presents the performance record of Chesapeake's Pacific Rim Program, which began trading in June 1994 and which ceased trading in August 1995.

                   Name of CTA: Chesapeake Capital Corporation
                      Name of program: Pacific Rim Program
            Inception of client account trading by CTA: February 1988
    Inception of client account trading in program: June 1994 (ceased trading
                                  August 1995)
                           Number of open accounts: 1
      Aggregate assets (excluding "notional" equity) overall: $807,000,000
      Aggregate assets (including "notional" equity) overall: $991,000,000
         Aggregate assets (excluding "notional" equity) in program: N/A
         Aggregate assets (including "notional" equity) in program: N/A
                    Largest monthly drawdown: (3.30)% (7/95)
                 Largest peak-to-valley drawdown: (3.30)% (7/95)
                    Number of accounts closed with profit: 1
                     Number of accounts closed with loss: 0
                 1995 compound rate of return: 37.04% (8 months)
                1994 compound rate of return: (2.76)% (7 months)
                        1993 compound rate of return: N/A
                        1992 compound rate of return: N/A
                        1991 compound rate of return: N/A

Foreign Financials Program

         The following summary information presents the composite performance record of Chesapeake's Foreign Financials Program, which began trading in June 1992 and which ceased trading in June 1994.

                   Name of CTA: Chesapeake Capital Corporation
                   Name of program: Foreign Financials Program
            Inception of client account trading by CTA: February 1988 Inception of client account trading in program: June 1992 (ceased trading
                                   June 1994)
                           Number of open accounts: 0
      Aggregate assets (excluding "notional" equity) overall: $807,000,000
      Aggregate assets (including "notional" equity) overall: $991,000,000
         Aggregate assets (excluding "notional" equity) in program: N/A
         Aggregate assets (including "notional" equity) in program: N/A
                    Largest monthly drawdown: (5.77)% (9/92)
                 Largest peak-to-valley drawdown: (5.77)% (9/92)
                    Number of accounts closed with profit: 5
                     Number of accounts closed with loss: 0
                        1995 compound rate of return: N/A
                1994 compound rate of return: (1.77)% (6 months)
                      1993 compound rate of return: 21.90%
                 1992 compound rate of return: 21.42% (7 months)
                        1991 compound rate of return: N/A

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.


                                     APPI-11

                           DREISS RESEARCH CORPORATION

Introduction

         Dreiss Research Corporation ("Dreiss Research") is a Delaware Corporation formed in August 1991. Dreiss Research became registered with the CFTC as a commodity trading advisor in March 1992, and is a member of the National Futures Association. Its offices and telephone numbers are below. All the records are kept and made available for inspection at the administrative services office, which is also the main business office.

         TRADING                             ADMINISTRATIVE SERVICES
         14 Penryn Avenue                    1700 Montgomery Street, Suite 250
         City Beach 6015, W. Australia       San Francisco, California 94111
         (61) 93857593                       (415) 394-9465

Principals

         San Miguel Associates is a California Corporation and a stockholder of Dreiss Research Corporation. San Miguel Associates was formed in 1976 and became registered with the CFTC as a Commodity Trading Advisor in 1985. San Miguel Associates is currently engaged in market research and does not provide investment advice or management services to the public.

         The Echelon Group of Companies, LLC (Echelon) is a Delaware Corporation and a stockholder of Dreiss Research Corporation. Echelon was formed in 1995 and provides management and administrative assistance to Dreiss Research Corporation and to several other commodity trading advisors. Echelon has no control over or involvement with the trading decisions of Dreiss Research Corporation or any other commodity trading advisor.

         Clemson Financial Corporation is a California Corporation and a Stockholder of Dreiss Research Corporation. Clemson Financial Corporation was formed in 1977 and became registered with the CFTC as a commodity trading advisor in 1978. Clemson Financial Corporation provides consulting and marketing services to commodity trading advisors, including Dreiss Research Corporation. Clemson Financial Corporation has no control over or involvement with trading decisions of Dreiss Research Corporation or any other commodity trading advisor.

Business Background

         E. William Dreiss, Director and President. E. William Dreiss graduated from the Massachusetts Institute of Technology in 1964 with a BS in electrical engineering. In 1966 he received an MBA from Harvard Business School, with a concentration in Bayesian decision theory. He worked for several years after graduation in mathematical and financial modeling, specializing in game theory. During this time, he became interested in commodity futures, and began to use pattern recognition and Fourier analysis to explore the markets. In 1973, after five years of research into technical trading systems for commodities, he took a position with E.F. Hutton & Co. in San Francisco as a commodity broker. In 1975, he left to become a principal of and the chief trader for Commodity Consultants, Inc., one of the first firms to manage large amounts of risk capital using mechanical trading methods. In 1976, Mr. Dreiss established San Miguel Associates of which he is President and sole shareholder. From 1976 to 1984, San Miguel Associates was an active commodity trading advisor managing commodity interest accounts marketed through major brokerage firms. In 1984, Mr. Dreiss turned his attention to computer consulting and commercial software development, while continuing to trade commodities for his own account.

         Mr. Dreiss is one of the pioneers of the commodity managed account industry and is responsible for a number of technological innovations related to trading managed commodity accounts. He was the first commodity trading advisor to balance diversified portfolios on the basis of expected risk per trade, and originated the concept of trading a short term system only in the direction of the longer term trend. He has continued his research into innovative approaches to commodity trading, including original research on artificial intelligence and the development of an expert systems shelf which uses a Holland classifier as the decision engine. He is currently involved in research on trading methods based on recent


                                     APPI-12
breakthroughs in fractal geometry and chaos theory. This work has led to the development of mechanical systems based on pure pattern recognition and the discovery of the Choppiness Index, a unique indicator which distinguishes orderly (trending) from choppy (consolidating) markets without regard to market direction.

         Mr. Dreiss is the sole trader of Dreiss Research Corporation, and has sole authority and control over the trading decisions of Dreiss Research Corporation.

         John Ward Rotter, Director and Corporate Secretary. John Ward Rotter graduated from the United States Military Academy in 1979 with a Bachelor of Science and Engineering Degree. Mr. Rotter cofounded Echelon of which he is a stockholder and President. Echelon is a diversified holding company which holds equity stakes in a number of money management concerns. In capacity of President for Echelon, Mr. Rotter also serves as a board member and officer of entities owned by Echelon. Mr. Rotter has no control over or involvement with trading decisions of Dreiss Research Corporation or any other commodity trading advisor.

         Bradley N. Rotter, Director. Bradley N. Rotter attended the United States Military Academy where he studied economics and engineering, and subsequently continued his education at the Graduate School of Business at the University of Chicago where he received his MBA in 1983. Mr. Rotter formed Echelon of which he is a principal stockholder and managing member. Mr. Rotter also serves as a board member of entities owned by Echelon. Mr. Rotter has no control over or involvement with trading decisions of Dreiss Research Corporation.

         Allan Leonard, Director. Allan Leonard graduated from Claremont Men's College in 1962 with a BA in Business Economics. He established Clemson Financial Corporation in 1977 where he is President and sole shareholder. In 1976 Mr. Leonard registered with the CFTC, and in 1987 registered with the SEC as a registered investment advisor. Mr. Leonard and Clemson Financial Corporation provide consulting and marketing services to commodity trading advisors, including Dreiss Research Corporation. Mr. Leonard has no control over or involvement with trading decisions of Dreiss Research Corporation or any other commodity trading advisor.

Trading Program

         Objective. Dreiss Research's money management program is designed primarily for sophisticated investors. The primary objective of Dreiss Research is the capital appreciation of its clients' assets through the speculation in commodity futures contracts and commodity options. No assurance can be given that this objective will be met, and an investment in an account to be traded by Advisor should only be considered by investors that can assume the significant risk of commodity futures trading, including losses in excess of their initial investment. Dreiss Research will attempt to meet the objective of capital appreciation by making trading decisions based upon a proprietary trading method.

         Methodology. The Fractal Wave System is a trend following system which is applied to a diversified portfolio of commodity futures contracts. It is technical in nature and ignores news, weather, politics and other "fundamental" factors except as they are reflected in the markets.

         The technical basis for the trading method is the fractal decomposition of weekly price patterns. This analysis identifies turning points for constructing trend lines and determining support and resistance, which are then combined in a system which generates specific trading signals. Signals are then screened by a unique Choppiness Index which may then used to adjust the proximity of entry and exit signals. The following provides a more detailed description of the system:

          1. The system trades directly off weekly price charts. These are constructed by back-adjusting futures contracts approximately three to seven months apart and linking them into continuous daily data files, which are then converted to weekly for use in trading.

          2.   Price patterns are identified by the Fractal Wave Algorithm
               (FWA), a unique method of pattern recognition co-developed by E.W. Dreiss and Arthur von Waldburg. Turning points identified by the FWA are then used to precisely define mechanically drawn trend lines and support and


                                     APPI-13
               resistance levels, which are then combined to generate trading signals. While the system may often reverse, it is not a reversal system as the entry and exit criteria are calculated independently.

          3. A unique Choppiness Index derived from fractal geometry is used to distinguish between thrusting and consolidating markets. The Index may be used to determine when exit stops are to be tightened in thrusting markets, or when entry is to be more stringent in consolidating markets.

          4. A dollar stop loss may be used to limit losses. This limits the occurrence of catastrophic losses without materially effecting system performance. Note that such a stop does not eliminate the risk of gap openings or markets that are locked at the limit against a position.

          5. The number of contracts of each commodity traded is determined by "risk balancing" which involves trading a number of contracts such that the expected dollar risk for trading any particular commodity is roughly the same as that of other commodities in the portfolio. For smaller accounts, it may be difficult to achieve an optimal risk balancing due to mismatches in the sizes of single contracts (see Section V-Account Size and Funding).

          6. New accounts are entered into positions as new trading signals occur or until limited risk opportunities allow alignment of positions with those existing in the older accounts. Such limited risk opportunities also allow upgrading or adding to existing positions for older accounts. Note that the placement of stops is relative to trading signals and not necessarily adjusted with respect to positions in new accounts that have been aligned with positions existing in older accounts.

          7. The system does not rely on the optimization of numerical parameters.

         The above features combine into a system with a favorable ratio of gains over losses and an attractive return relative to the expected maximum drawdown. Trading accounts are structured to provide for a cash reserve by establishing a level of trading activity which results in margin requirements which are usually between 20% and 40% of the account size and seldom greater than 50%.

         The foregoing trading principles are factors upon which Dreiss Research bases its decisions. Given trends and prices of sufficient duration and magnitude, the trading methods employed may be profitable though more than half of all individual trades may be unprofitable; however, a period without such trends may result in substantial trading losses. The trading strategies have been and will be enhanced or revised from time to time.

         The trading methods of Dreiss Research are proprietary and confidential. This description is, of necessity, general and is not intended to be exhaustive.

         Portfolio Selection. Dreiss Research trades a diversified portfolio of futures contracts representing most major commodity groups (i.e., agriculture, currencies, energy, equity indexes, interest rates, livestock, metals, and softs). The selection process seeks to avoid undue concentration in any particular futures group and to achieve a balance across all futures groups, however, on occasion, there may be a heavier concentration of a given commodity or a commodity complex, which could result in a greater return or risk to the account.

         The commodities currently traded are Australian dollar, British pound, Canadian dollar, cattle, cocoa, coffee, copper, cotton, crude oil, eurodollar, euromark, German bund, gold, Japanese yen, live hogs, natural gas, Nikkei index, orange juice, palladium, S&P 500, silver, soybean meal, soybean oil, sugar, Swiss francs, treasury bonds, wheat. Dreiss Research reserves tile right to add or delete commodities from its portfolio without prior notice to its clients.

         Order Entry and Allocations. Dreiss Research employs an order entry system for client's accounts based upon the size of the account and the commodities traded. No assurance is given that it will be possible to execute trades at or near the desired buy or sell point. Further, since both the price and exact number of commodities contracts filled or


                                     APPI-14
executed by the broker are subject to prevailing market conditions over which Dreiss Research has no control, an objective price allocation system is employed by Dreiss Research. In the opinion of Dreiss Research, this allocation system is fair and equitable, and is consistently applied among all managed accounts.

         In all effort to increase the efficiency and quality of execution of trades, Dreiss Research directs the orders to specific executing brokers on the various exchanges. Generally, Dreiss Research does not exceed the use of four firms for executing trades, however, on occasion due to certain market conditions, Dreiss Research may exceed the use of four firms for executing trades. Dreiss Research reserves the right to establish relationships and enter into agreements on behalf of the client with one or more executing brokers and to trade all orders through such executing brokers. Therefore, Dreiss Research may place orders for each account with a bulk order that will include all client accounts in which the same commodity is being traded. This may result in a client's account being charged a "give-up" fee if the trade is executed through a brokerage firm other than that at which the client's account is maintained.

         With regard to the timing and manner of execution of trades, Dreiss Research may rely to some extent on the judgment of others, including floor brokers. For example, a floor broker may advise that an order to buy or sell 200 contracts of a particular commodity futures be executed 20 or 30 contracts at a time in an effort to obtain the best price. Dreiss Research may or may not accept the advice given.

Past Performance Information

         All accounts advised by Dreiss Research may not have parallel performance due to different times of market entry and varying amounts of capital. For example, account size may have an effect on particular trading decisions such as relative size of positions taken, degree of diversification, and particular commodities traded. These factors could result in superior performance for either the larger or smaller accounts, depending upon the circumstances.

         The data presented reflect the composite actual performance of accounts managed by Dreiss Research from May 1991 through April 1996. In May 1991, Dreiss Research began trading one pension account whose beneficiary is a principal of Echelon. Such account is fully-funded and historically has been, and currently is, traded in tandem with, and charged comparable fees and commissions as, all other accounts managed by Dreiss Research. Subsequent to October 31, 1995, such account has been treated as a proprietary account and has been excluded from the composite performance disclosures. As of September 30, 1995 the ending net asset value for such account was $1,138,453.

         Dreiss Research has performed the computations for the Fully-Funded Subset method for periods subsequent to January 1, 1993. However, for periods prior to January 1, 1993, due to cost considerations, the Fully-Funded Subset method has not been used. Instead, for such periods, the rates of return reported are based upon a computation which uses the nominal values of all the accounts included in the composite table, calculated in accordance with the time-weighted method as described in a prior Advisory published by the CFTC.

                  [Remainder of page left blank intentionally.]


                                     APPI-15

Dreiss Research Corporation Trading Program

         The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of Dreiss Research's Trading Program from May 1991 through April 30, 1996.

                    Name of CTA: Dreiss Research Corporation
          Name of program: Dreiss Research Corporation Trading Program
              Inception of client account trading by CTA: May 1991
            Inception of client account trading in program: May 1991
                           Number of open accounts: 60
       Aggregate assets (excluding "notional" equity) overall: $9,908,494
       Aggregate assets (including "notional" equity) overall: $29,214,107 Aggregate assets (excluding "notional" equity) in program: $9,908,494
     Aggregate assets (including "notional" equity) in program: $29,214,107
                    Largest monthly drawdown: (11.64)% (2/96)
             Largest peak-to-valley drawdown: (21.54)% (1/92 - 4/92)
                     Number of profitable closed accounts: 6
                    Number of unprofitable closed accounts: 3


=====================================================================================================
Monthly               1996(%)       1995(%)        1994(%)       1993(%)       1992(%)        1991(%)
Performance
- -----------------------------------------------------------------------------------------------------
January               1.46         (4.97)         (2.62)*        3.79*        (5.95)*          --
- -----------------------------------------------------------------------------------------------------
February            (11.64)         9.33           1.69*         1.96*        (8.36)*          --
- -----------------------------------------------------------------------------------------------------
March                 8.41         13.66           1.80*         0.66*        (3.70)*          --
- -----------------------------------------------------------------------------------------------------
April                13.30          3.61          (7.23)*       18.14*        (5.48)*          --
- -----------------------------------------------------------------------------------------------------
May                                 1.24          13.87*         2.79*         0.55*          2.92*
- -----------------------------------------------------------------------------------------------------
June                                7.45          10.41*         2.19*         3.65*          0.91*
- -----------------------------------------------------------------------------------------------------
July                               (6.00)         (2.05)*        1.54*        16.60*         (0.46)*
- -----------------------------------------------------------------------------------------------------
August                              4.72           0.41*        (3.65)*        0.72          (7.01)*
- -----------------------------------------------------------------------------------------------------
September                          (0.30)          9.16*        (5.62)*       (2.95)*         0.81*
- -----------------------------------------------------------------------------------------------------
October                             2.94          (4.89)*        3.67*        (5.10)*        (1.05)*
- -----------------------------------------------------------------------------------------------------
November                            9.17          10.10*        (2.41)*        2.52*          2.04*
- -----------------------------------------------------------------------------------------------------
December                            8.84           4.46*        10.24*         1.45*          9.90*
- -----------------------------------------------------------------------------------------------------
Compound Rate        10.12         59.76          38.09         36.12         (8.01)          7.55
of Return                                                                                   (8 mos.)
=====================================================================================================

* Represents periods in which the account whose beneficiary is a principal of Echelon consisted of 50% or more of the total nominal amount of funds under management.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                     APPI-16

                           HYMAN BECK & COMPANY, INC.

Background and Management

         Hyman Beck & Company, Inc. ("HB&Co.") was incorporated under the laws of the State of Delaware in February 1991 to engage in the business of offering advisory and portfolio management services to both retail and institutional investors in commodity interest contracts. HB&Co. is registered as a commodity trading advisor and commodity pool operator with the United States Commodity Futures Trading Commission ("CFTC") and is a member of the United States National Futures Association ("NFA") in such capacities. HB&Co.'s principal office is located at 6 Campus Drive, Parsippany, New Jersey 07054, U.S.A. The registration of HB&Co. with the CFTC and HB&Co.'s membership in the NFA must not be taken as an indication that any such agency or self-regulatory body has recommended or approved HB&Co. or the Trust.

         The principals and key personnel of HB&Co. are listed below. HB&Co. is wholly-owned by Mr. Hyman and Mr. Beck.

         Alexander Hyman is the President and a principal of HB&Co. Mr. Hyman is also a fifty percent shareholder of HB&Co.. Mr. Hyman, along with Mr. Beck, is directly responsible for all trading and money management decisions made by HB&Co.. From 1983 through February 1991, Mr. Hyman was employed by Dean Witter Reynolds Inc. ("Dean Witter"), a registered futures commission merchant, where, at the time of his departure, he was First Vice President and Associate Director of the Managed Futures Division and a Director and principal of Dean Witter Futures & Currency Management Inc., a registered commodity trading advisor. Mr. Hyman was also a Director of Demeter Management Corporation, the sponsor of all of Dean Witter's public futures funds. While at Dean Witter, Mr. Hyman was responsible for the development of managed futures products. Mr. Hyman graduated from Hofstra University in May 1983 with a B.B.A. degree in International Business and Economics.

         Carl J. Beck is Vice President, Secretary, Treasurer and a principal of HB&Co.. Mr. Beck is also a fifty percent shareholder of HB&Co.. Mr. Beck, along with Mr. Hyman, is directly responsible for all trading and money management decisions made by HB&Co.. From 1985 through February 1991, Mr. Beck was employed by Dean Witter, a registered futures commission merchant, where, at the time of his departure, he held the position of Vice President and Senior Portfolio Manager. Mr. Beck was also a Vice President and principal of Dean Witter Futures & Currency Management Inc., a registered commodity trading advisor, where he was responsible for day-to-day management and trading activities. Prior to joining Dean Witter, Mr. Beck was employed by J. Aron & Co., a commodity trading firm. As of April 1994, Mr. Beck was appointed to and serves on the Board of Managers of the Coffee, Sugar & Cocoa Exchange, Inc. Mr. Beck graduated magna cum laude from Fordham University in May 1983 with a B.A. degree in Economics and earned an M.B.A. degree in Finance from New York University in May 1989.

         John J. McCormick is a principal of HB&Co.. Mr. McCormick is directly responsible for the implementation of trading decisions for HB&Co.'s commodity interest portfolios. Prior to joining HB&Co., Mr. McCormick was employed by Dean Witter from 1986 through February 1991 where, at the time of his departure, he held the position of Assistant Vice President and Internal Accounts Manager. Mr. McCormick is also responsible for generating most of the research reports used by Messrs. Hyman and Beck in determining their trading decisions. Mr. McCormick graduated from Fordham University in 1986 with a B.S. degree in Accounting and earned an M.B.A. degree in Finance from Fordham University in May 1993.

         Troy W. Buckner is a principal of HB&Co.. Mr. Buckner is responsible for research activities at HB&Co.. Prior to joining HB&Co. in June 1995, Mr. Buckner was a principal at Classic Capital, Inc., an international investment management firm, where he designed systematic trading programs from January 1994 to June 1995. From December 1989 to January 1994, Mr. Buckner was self-employed as an independent trader while developing an advanced architecture useful in the modeling of financial and commodity market prices. From March 1989 to December 1989, Mr. Buckner traded energy futures contracts for George E. Warren Corp., an energy trading firm. From June 1986 to March 1989, Mr. Buckner was employed by Salomon Brothers Inc., a securities brokerage and investment firm, where he specialized in the sale of stock


                                     APPI-17
market portfolios as well as futures and option strategies. Mr. Buckner was graduated from the University of Delaware with a B.S. degree in Finance in 1984 and earned an M.B.A. degree from the University of Chicago in 1986.

         David B. Fuller is responsible for accounting and administration. Prior to joining HB&Co. in March 1994, Mr. Fuller was employed by Link Strategic Investors, Inc., an international investment management firm ("Link"), where, at the time of his departure, he held the position of Senior Financial Officer. Prior to joining Link in January of 1993, Mr. Fuller was the Senior Financial Officer for Bearbull Investment Products (U.S.A.), an international investment management firm. From January 1989 to July 1991, Mr. Fuller was Controller of Rayner & Stonington, L.P., a registered commodity trading advisor, where he was responsible for accounting and financial reporting. From October 1984 to December 1988 Mr. Fuller was Controller and Assistant Treasurer of Gill and Duffus Inc., members of the Coffee, Sugar & Cocoa Exchange, Inc. Mr. Fuller began his career in 1978 as a staff accountant for Krieger & Schissel, a public accounting firm and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Fuller graduated from Lehigh University in May 1978 with a B.S. degree in Accounting.

         John S. Ryan is responsible for systems management and program design at HB&Co.. Prior to joining HB&Co. in March 1993, Mr. Ryan was employed by International Business Machines from February 1988 to March 1993, where he held various positions and, most recently, was responsible for Corporate Networks Design and Implementation in the New York metropolitan area. Mr. Ryan graduated from Baruch College in May 1991 with a B.B.A. degree in Computer Information Systems.

         Deirdre P. Murray is responsible for the implementation of all trading decisions for HB&Co.'s commodity interest portfolios. Prior to becoming a trader, Ms. Murray held various positions since joining HB&Co. in August 1991, where, most recently, she was responsible for performance reporting as well as preparation of daily trading reports. Ms. Murray graduated from Iona College in May 1991 with a B.B.A. degree in Accounting.

         Marcia L. Gaeta is responsible for the implementation of trading decisions for HB&Co.'s commodity interest portfolios. Prior to joining HB&Co. in October 1994, Ms. Gaeta held various positions within the Managed Futures Division at Dean Witter from May 1983 through September 1994, where most recently, she held the position of Head Trader. Ms. Gaeta graduated from Waynesburg College in May 1981 with a B.A. degree in Psychology.

Technical Trading

         HB&Co. relies primarily on technical analysis and believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by HB&Co. are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been developed by Mr. Beck and Mr. Hyman.

Technical, Trend-Following Approach

         The profitability of HB&Co.'s trading pursuant to technical trend-following analysis, emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major price trends in some markets. If there are no price trends, HB&Co.'s trend-following trading methodologies are likely to be unprofitable. There have been trendless periods in the past which can be expected to recur.

         Technical trend-following trading approaches will seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, these types of trading styles seek to close out losing positions quickly and to hold profitable positions, or portions thereof, for as long as the trading systems determine that the particular market trend continues to exist. There can be no assurance that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions can be expected to exceed the number of profitable transactions. However, if such trend-following approaches are successful, these losses should be more than offset by a few large gains.


                                     APPI-18

         HB&Co. employs risk management techniques which have been developed by Messrs. Beck and Hyman with the objectives of limiting losses, controlling market exposure and capturing profits. HB&Co.'s trend-following trading approach also includes a "neutral mode" which may indicate that no position is appropriate in a particular contract or contract group in an attempt to preserve capital in trendless markets.

Technical, Non-Linear Approach

         HB&Co. has recently developed a technical, systematic program that combines conservative risk control principles with non-linear modeling techniques. This technical approach to the markets does not depend on the occurrence of major price trends in order to be profitable. Rather, trades are made under various market conditions and are typically of short duration, averaging six days in length. Unlike HB&Co.'s other strategies, this program may buy or sell volatility depending on recent market conditions. A key distinguishing feature of this approach is its ability to trade correlated markets differently. It is common, for example, for this portfolio to be long
(buy) soybeans and short (sell) soybean meal or to be long heating oil and short crude oil. HB&Co. believes that the non-linear models utilized in this approach should excel at pattern recognition and the detection of conditional relationships between and among different data inputs.

         The process of generating trades begins with the selection of a price target, with respect to given market conditions, reflecting the likelihood that short-term reward is substantially in excess of risk. An assortment of time series variables are calculated as input to be used in the modeling process. With each variable an attempt is made to depict a different facet of a given market's historical price movement.

         HB&Co. believes that since the timing of trades is significantly random, diversification and expected returns may be enhanced by adding viable markets to the portfolio's mix. Positions are established when the models indicate a high probability of substantial reward relative to anticipated risk. Positions may be initiated in either trending or choppy markets. Although positions are established at frequent intervals, there is no position approximately 60% of the time in any given market. The trading philosophy assumes that there are many significant short-term moves, but that relatively few of them offer the desired risk/reward ratio.

Implementation of Trading Approaches

         HB&Co., from time to time, may change or refine the trading systems and methodologies employed to manage its accounts. Additional trading systems may be developed by the principals of HB&Co. and may be employed in trading accounts managed by HB&Co., including the Trust's account. The principals of HB&Co. review and maintain discretion over all computer-generated trading parameters.

         Although technical trading systems normally consist of a series of fixed rules applied manually or by computer, such systems still require certain subjective judgments and decisions. For example, with respect to each commodity interest portfolio, Messrs. Beck and Hyman will select the contracts and markets which will be followed, the contracts and markets which will be actively traded and the contract months in which positions will be maintained. Messrs. Beck and Hyman will also determine when to roll over a position (i.e., when to liquidate a position which is about to expire and initiate a new position in a more distant contract month). These types of decisions require consideration of, among other things, the volatility of a particular market, the pattern of price movements (both interday and intraday), open interest, trading volume, changes in spread relationships between various contract months and between various contracts and overall portfolio balance and risk exposure. With respect to the timing and execution of trades, Messrs. Beck and Hyman may also rely to some extent on the judgment of others, such as floor brokers. No assurance can be made that consideration will be given to any or all of the foregoing factors by Messrs. Beck and Hyman with respect to every trade or that consideration of any of such factors in a particular situation will lessen the risk of loss. Investors should be aware that such decisions may involve a substantial element of judgment and that such persons' unavailability to make such decisions could materially impair the operation of HB&Co.'s trading approach.

         Along with the subjective decision-making authority reserved for Messrs. Beck and Hyman, HB&Co. also maintains a procedure for determining the appropriate quantity of contracts to be traded for an account of a given size and for all accounts. HB&Co. may continually adjust its trading portfolios and the position size of an order immediately prior to placement, based on such factors as past market volatility, prices of commodities, amount of risk, potential return and


                                     APPI-19
margin requirements. The decision not to trade a certain commodity interest at certain times or to reduce the number of contracts traded in a particular commodity interest may result in missing significant profit opportunities that otherwise might be captured if HB&Co. depended solely on the computer-based aspects of its trading strategy or on different trading strategies altogether.

Leverage

         HB&Co. will have responsibility for controlling the leverage utilized in its trading portfolios and may increase or decrease the amount of leverage applied to assets allocated to one or more of the trading portfolios described herein. The initial leveraging, and any subsequent "up-" or "de-leveraging," will be primarily based on subjective evaluations of market conditions, past performance of particular portfolios, risk exposure and other factors. The use of additional leverage in commodity interest trading, which is already highly leveraged, may increase profits (and losses).

Overview of Commodity Interest Portfolios

         HB&Co. currently offers five (5) alternative commodity interest portfolios in which to participate: a Diversified Portfolio, a foreign currency FX Portfolio, a Global Portfolio, a Short-Term Portfolio and an Asset Allocation Portfolio. The following is a list of certain of the different commodity interests which HB&Co. may trade in its portfolios. Mr. Beck and Mr. Hyman, at their discretion and according to their research, may add or delete different types of commodity interests from any of the trading portfolios.

         Interest Rates (U.S. dollar). Treasury Bonds, Treasury Notes, Eurodollars, Treasury Bills and Municipal Bonds.

         Interest Rates (Non-U.S. dollar). British Long Gilts, British Short Sterling, German Euromarks, German Bonds, Japanese Euroyen, Japanese Government Bonds, French Notional Bonds, French PIBOR, Italian Government Bonds, Australian Government Bonds, Australian Bank Bills and Canadian Government Bonds.

         Stock Indices (U.S. dollar). NYSE Composite and S&P 500.

         Stock Indices (Non-U.S. dollar). British FTSE, Japanese NIKKEI, French CAC-40 and Australian All Ordinaries.

         Metals. Gold, Silver, Platinum, Copper, Aluminum and Zinc.

         Currencies. British Pound, German Mark, Japanese Yen, Swiss Franc, Canadian Dollar, Australian Dollar, French Franc, Italian Lira, Spanish Peseta, New Zealand Dollar, Swedish Krona, Dutch Guilder, Belgian Franc and Malaysian Ringgit.

         Agricultural Commodities. Corn, Wheat, Soybeans, Soymeal and Soyoil.

         Energies. Crude Oil, Heating Oil, Unleaded Gas and Gas Oil.

         Other Commodities. Coffee, Sugar, Cocoa, Cotton, Cattle, Hogs and Porkbellies.

The Global Portfolio

         HB&Co. will trade the Global Portfolio on behalf of the Trust. HB&Co.'s Global Portfolio participates in many of the internationally-traded futures and forward markets not necessarily represented in the Diversified Portfolio or the FX Portfolio. The Global Portfolio trades a portfolio of over 30 futures and forward markets worldwide with a concentration in world interest rate and other financial markets.


                                     APPI-20

The Diversified Portfolio

         HB&Co.'s Diversified Portfolio offers access to international markets not typically represented in a traditional investment portfolio. The Diversified Portfolio trades a portfolio of over 40 diverse futures, forward and cash markets and offers diversification into global financial and tangible assets including agricultural items, energy products, interest rates and stock indices, foreign currencies and metals.

The FX Portfolio

         HB&Co.'s FX Portfolio trades in the world currency markets. The FX Portfolio may trade up to a total of 40 non-U.S. crossrates (trading non-U.S. currencies vs. other non-U.S. currencies) and outrights (trading non-U.S. currencies vs. the U.S. dollar).

The Short-Term Portfolio

         HB&Co.'s Short-Term Portfolio is a systematic program combining money management principles with non-linear modeling techniques. The Short-Term Portfolio may buy or sell volatility, and currently trades 44 markets with positions in an average of 20 futures and forward markets at any point in time.

The Asset Allocation Portfolio

         HB&Co.'s Asset Allocation Portfolio commenced trading in 1992, allocating and reallocating assets among the Global, FX and Diversified Portfolios in an effort to minimize risk and maximize profit opportunities. The Asset Allocation Portfolio currently engages, in varying degrees, the Global, FX and Diversified Portfolios or some subset thereof. The Short-Term Portfolio, which has only recently been utilized on behalf of HB&Co.'s client accounts, is not currently included in the Asset Allocation Portfolio, but may be included in the future.

Past Performance Information

         The Following information describes the composite actual performance of all customer accounts managed by Hyman Beck & Company, Inc. As of April 30, 1996, HB&Co. was managing approximately $175 million (excluding "notional" equity) of customer funds in the futures and forwards markets. The performance information set forth below is current as of April 30, 1996.

         HB&Co. was organized in February 1991. All performance information subsequent to March 1, 1991 relates solely to HB&Co.. The performance in respect of HB&Co.'s Diversified Portfolio and FX Portfolio for the period prior to March 1991 relates to individual and pooled accounts directed by Messrs. Beck and Hyman while such individuals were principals of Dean Witter Futures & Currency Management, Inc. ("DWFCM"), a commodity trading advisor. No representation is or could be made that the performance of Messrs. Beck and Hyman while at DWFCM is in any way representative of what the performance of Hyman Beck & Company, Inc. would have been in the past or will be in the future.

         When reviewing the information below, investors should be aware that composite performance results tend to create an "averaging effect" on the performance of accounts. Further, investors should note that different accounts (even though they have generally been traded according to the same trading approach and in the same commodity interest portfolios) have had varying investment results as described below.

         The reasons for varying investment results among accounts trading the same commodity interest portfolios include: (1) the period during which accounts were active; (2) changes in HB&Co.'s trading methodology -- although all accounts were traded in accordance with the same trading approach, such approach did change periodically as a result of an ongoing program of research and development; (3) the size of accounts -- which influenced the number of different markets in which the account participated and the number of contracts in each market traded; (4) the brokerage commission rates paid by accounts and when such commissions were charged to accounts; (5) the amount of interest income earned by accounts; (6) the rates of fees and amount of administrative costs paid by accounts; (7) the timing of orders to open or close


                                     APPI-21
positions; and (8) the market conditions in which accounts were traded, which in part determine the quality of trade executions. Thus, the results of individual accounts in the following performance record may be better or worse than the composite performance results shown, depending upon such factors.

         The Asset Allocation Portfolio represents accounts trading a combination of each of the Global, FX and/or Diversified Portfolios; therefore, the assets and Rates of Return set forth in the summary performance information and chart are also reflected in the assets and Rates of Return set forth in the individual Global, FX and Diversified Portfolio summaries and charts. The first account traded pursuant to the Asset Allocation Portfolio was established in April 1992 with all of its assets allocated to HB&Co.'s Diversified Portfolio; in August 1992 the assets of such account were reallocated to the Global and Diversified Portfolios; and in January 1993 the assets of such account were allocated among the Global, FX and Diversified Portfolios. From January 1993 forward, all asset allocation portfolio accounts have at all times included allocations among the Global, FX and Diversified Portfolios.

         HB&Co. believes that its performance information set forth herein is accurate and fairly presented.


                  [Remainder of page left blank intentionally.]


                                     APPI-22

The Global Portfolio

         HB&Co. will trade this portfolio on behalf of the Trust. The following summary performance information and table reflect the composite performance results of the Global Portfolios directed by HB&Co.

                     Name of CTA: Hyman Beck & Company, Inc.
                        Name of program: Global Portfolio
             Inception of client account trading by CTA: March 1991
           Inception of client account trading in program: April 1991
                           Number of open accounts: 22
                 Aggregate assets in all programs: $170,738,798
               Aggregate assets in Global Portfolio: $129,262,370
                    Largest monthly drawdown: (12.39)% (2/96)
             Largest peak-to-valley drawdown: (19.38)% (7/94 - 2/95)
                    Number of profitable closed accounts: 17
                   Number of unprofitable closed accounts: 15

====================================================================================================
Monthly              1996(%)       1995(%)        1994(%)       1993(%)       1992(%)        1991(%)
Performance
- ----------------------------------------------------------------------------------------------------
January              3.97         (6.35)         (0.45)        (3.97)        (7.45)           --
- ----------------------------------------------------------------------------------------------------
February            (8.23)         9.02          (7.45)         8.65         (3.44)           --
- ----------------------------------------------------------------------------------------------------
March               (1.21)        18.71          12.48          2.10          3.15            --
- ----------------------------------------------------------------------------------------------------
April                2.39          6.22          (2.17)         5.65         (3.38)         (0.29)
- ----------------------------------------------------------------------------------------------------
May                                6.34           4.22          4.55          2.51           1.80
- ----------------------------------------------------------------------------------------------------
June                              (1.12)          5.14         (4.95)        13.10           1.29
- ----------------------------------------------------------------------------------------------------
July                              (1.68)         (4.30)         5.00         18.27          (0.86)
- ----------------------------------------------------------------------------------------------------
August                            (1.80)         (4.40)         0.51          6.40           1.52
- ----------------------------------------------------------------------------------------------------
September                         (2.16)         (2.85)        (0.80)        (6.68)          6.32
- ----------------------------------------------------------------------------------------------------
October                           (1.08)          4.72         (0.63)         3.39          (1.95)
- ----------------------------------------------------------------------------------------------------
November                           1.27           3.43         (2.78)        (0.37)          6.07
- ----------------------------------------------------------------------------------------------------
December                           0.80          (2.95)         1.34         (1.88)         19.13
- ----------------------------------------------------------------------------------------------------
Compound Rate       (3.49)        29.12           3.81         14.63         22.56          36.31
Of Return          (4 mos.)                                                                (9 mos.)
====================================================================================================


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                     APPI-23

Diversified Portfolio

         The following summary performance information and table reflect the composite performance results of the Diversified Portfolios directed by HB&Co.

                     Name of CTA: Hyman Beck & Company, Inc.
                     Name of program: Diversified Portfolio
             Inception of client account trading by CTA: March 1991
           Inception of client account trading in program: March 1991
                           Number of open accounts: 11
                 Aggregate assets in all programs: $170,738,798
             Aggregate assets in Diversified Portfolio: $14,880,712
                    Largest monthly drawdown: (15.90)% (2/94)
            Largest peak-to-valley drawdown: (30.42)% (8/93 - 12/95)
                    Number of profitable closed accounts: 15
                   Number of unprofitable closed accounts: 21

====================================================================================================
Monthly               1996(%)       1995(%)        1994(%)       1993(%)       1992(%)        1991(%)
Performance
- ----------------------------------------------------------------------------------------------------
January              (3.88)       (10.05)         (2.82)        (2.12)        (8.49)           --
- ----------------------------------------------------------------------------------------------------
February            (11.63)         5.94          (8.86)         5.75         (3.90)           --
- ----------------------------------------------------------------------------------------------------
March                 3.29          6.27           7.96          2.60         (1.74)          4.60
- ----------------------------------------------------------------------------------------------------
April                14.62          4.80          (6.30)         1.25          2.35          (1.73)
- ----------------------------------------------------------------------------------------------------
May                                (1.93)          5.73          1.59          0.07           3.59
- ----------------------------------------------------------------------------------------------------
June                                2.57           0.38          0.19         14.17           9.05
- ----------------------------------------------------------------------------------------------------
July                               (6.45)         (1.50)         5.49         11.78          (7.60)
- ----------------------------------------------------------------------------------------------------
August                             (5.43)         (9.26)        (5.96)         5.81           2.87
- ----------------------------------------------------------------------------------------------------
September                          (3.36)          0.56         (1.52)        (2.55)          4.33
- ----------------------------------------------------------------------------------------------------
October                            (3.76)          2.34         (4.17)        (1.37)          0.37
- ----------------------------------------------------------------------------------------------------
November                           (1.26)          3.98         (1.91)         6.41           0.80
- ----------------------------------------------------------------------------------------------------
December                           10.52           2.28         13.39         (1.73)         21.46
- ----------------------------------------------------------------------------------------------------
Compound Rate         0.56         (4.14)         (7.07)        13.96         20.12          41.50
of Return           (4 mos.)                                                               (10 mos.)
====================================================================================================


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT INITIALLY BE TRADED PURSUANT TO THIS PROGRAM.


                                     APPI-24

The FX Portfolio

         The following summary performance information and table reflect the composite performance results of the FX Portfolio directed by HB&Co.

                     Name of CTA: Hyman Beck & Company, Inc.
                          Name of program: FX Portfolio
             Inception of client account trading by CTA: March 1991
             Inception of trading on behalf of customers: March 1991
                           Number of open accounts: 9
                 Aggregate assets in all programs: $170,738,798
                  Aggregate assets in FX Portfolio: $26,595,716
                   Largest monthly drawdown: (18.72)% (11/94)
             Largest peak-to-valley drawdown: (52.49)% (8/93 - 1/95)
                     Number of profitable closed accounts: 5
                   Number of unprofitable closed accounts: 27

====================================================================================================
Monthly              1996(%)       1995(%)       1994(%)       1993(%)        1992(%)       1991(%)
Performance
- ----------------------------------------------------------------------------------------------------
January              5.99        (12.55)        (0.94)        (5.53)        (10.31)          --
- ----------------------------------------------------------------------------------------------------
February            (6.52)        17.53         (3.69)         8.14          (2.42)          --
- ----------------------------------------------------------------------------------------------------
March                0.84         40.84          6.98         (3.38)          1.22         13.60
- ----------------------------------------------------------------------------------------------------
April                5.89         (0.20)        (6.23)         2.25          (2.11)        (0.38)
- ----------------------------------------------------------------------------------------------------
May                               (7.49)        (2.70)         2.76           6.27         (0.73)
- ----------------------------------------------------------------------------------------------------
June                              (0.56)         2.07          1.67          13.88          4.25
- ----------------------------------------------------------------------------------------------------
July                               1.32         (6.37)         9.71          15.65         (4.08)
- ----------------------------------------------------------------------------------------------------
August                             6.99         (2.97)        (5.59)         17.07         (1.93)
- ----------------------------------------------------------------------------------------------------
September                         (1.01)         1.35         (0.19)         (7.82)         4.02
- ----------------------------------------------------------------------------------------------------
October                            2.14          3.78         (6.61)          2.51         (5.86)
- ----------------------------------------------------------------------------------------------------
November                          (1.75)        (8.90)         1.37           1.24          9.13
- ----------------------------------------------------------------------------------------------------
December                          (1.77)        (4.10)        (2.27)         (0.91)        25.41
- ----------------------------------------------------------------------------------------------------
Compound Rate        5.80         40.58        (20.63)         0.86          34.69         47.65
of Return          (4 mos.)                                                              (10 mos.)
====================================================================================================


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT INITIALLY BE TRADED PURSUANT TO THIS PROGRAM.


                                     APPI-25

Asset Allocation Portfolio

         The following summary performance information and table reflect the composite performance results of the Asset Allocation Portfolio directed by HB&Co.

                     Name of CTA: Hyman Beck & Company, Inc.
                   Name of program: Asset Allocation Portfolio
             Inception of client account trading by CTA: March 1991
           Inception of client account trading in program: April 1992
                           Number of open accounts: 4
                 Aggregate assets in all programs: $170,738,798
           Aggregate assets in Asset Allocation Portfolio: $27,673,043
                    Largest monthly drawdown: (9.38)% (2/96)
             Largest peak-to-valley drawdown: (18.30)% (8/93 - 1/95)
                     Number of profitable closed accounts: 1
                    Number of unprofitable closed accounts: 1

=====================================================================================
Monthly              1996(%)       1995(%)        1994(%)       1993(%)       1992(%)
Performance
- -------------------------------------------------------------------------------------
January              2.09         (9.02)         (0.59)        (3.76)          --
- -------------------------------------------------------------------------------------
February            (9.22)        12.51          (5.96)         7.50           --
- -------------------------------------------------------------------------------------
March                0.74         26.39           8.30          0.66           --
- -------------------------------------------------------------------------------------
April                6.09          3.79          (5.05)         3.11          1.49
- -------------------------------------------------------------------------------------
May                                1.19           2.69          2.89          0.88
- -------------------------------------------------------------------------------------
June                               0.40           3.38         (1.12)        12.42
- -------------------------------------------------------------------------------------
July                              (2.60)         (4.03)         7.72         12.36
- -------------------------------------------------------------------------------------
August                             0.42          (2.97)        (1.30)         3.69
- -------------------------------------------------------------------------------------
September                         (2.07)         (0.02)         0.52         (2.37)
- -------------------------------------------------------------------------------------
October                           (0.63)          5.52         (2.64)         1.81
- -------------------------------------------------------------------------------------
November                          (0.62)         (1.42)        (0.55)         3.57
- -------------------------------------------------------------------------------------
December                           3.34          (0.13)         4.90         (1.44)
- -------------------------------------------------------------------------------------
Compound Rate       (0.95)        33.35          (1.29)        18.58         36.07
Of Return          (4 mos.)                                                 (9 mos.)
=====================================================================================

         The Asset Allocation Portfolio represents accounts trading a combination of each of the Global, FX and/or Diversified Portfolios; therefore, the assets and Rates of Return set forth in the summary performance information and chart are also reflected in the assets and Rates of Return set forth in the individual Global, FX and Diversified Portfolio summaries and charts.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT INITIALLY BE TRADED PURSUANT TO THIS PROGRAM.


                                     APPI-26

The Short-Term Portfolio

         HB&Co.'s Short-Term Portfolio has been utilized only since April 1, 1996 in the trading of customer funds. The following summary performance information reflects the composite performance results of the Short-Term Portfolios directed by HB&Co.

                     Name of CTA: Hyman Beck & Company, Inc.
                      Name of program: Short-Term Portfolio
             Inception of client account trading by CTA: March 1991
           Inception of trading customer funds in program: April 1996
                           Number of open accounts: 3
                 Aggregate assets in all programs: $170,738,798
         Aggregate assets in Short-Term Portfolio (including "notional"
                               equity): $2,670,297
                    Largest monthly drawdown: (5.18)% (6/96)
                      Largest peak-to-valley drawdown: N/A
                    Number of profitable closed accounts: N/A
                   Number of unprofitable closed accounts: N/A
                   1996 compound rate return: 2.63% (1 month)
                         1995 compound rate return: N/A
                         1994 compound rate return: N/A
                         1993 compound rate return: N/A
                         1992 compound rate return: N/A
                         1991 compound rate return: N/A

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT INITIALLY BE TRADED PURSUANT TO THIS PROGRAM.

Performance of the Principals of HB&Co. -- Diversified Portfolios

         The following summary sets forth the composite performance of the diversified portfolios directed by Messrs. Beck and Hyman as principals of DWFCM from April 1988 through February 1991 for four commodity fund accounts and one individual account ranging in size from $100,000 to $53 million. Three commodity fund accounts and the one individual account were profitable and one commodity fund account was unprofitable as of February 28, 1991.

         Inception of program/trading on behalf of customers: April 1988
                          Number of open accounts: N/A
   Aggregate assets (excluding "notional" equity) -- principals' diversified portfolios: $66,069,298
  Aggregate assets (excluding "notional" equity) -- all portfolios: $75,454,380
                    Largest monthly drawdown: (13.15)% (8/89)
            Largest peak-to-valley drawdown: (25.15)% (8/89 - 10/89)
                  1991 compound rate return: (4.48)% (2 months)
                        1990 compound rate return: 53.55%
                        1989 compound rate return: 1.52%
                  1988 compound rate return: 31.70% (9 months)

Performance of the Principals of HB&Co. -- FX Portfolios

         The following summary sets forth the composite performance of the foreign currency portfolios directed by Messrs. Beck and Hyman as principals of DWFCM from April 1990 through February 1991 for four commodity fund


                                     APPI-27
accounts ranging in size from $2 million to $9 million. All such commodity fund accounts were unprofitable as of February 28, 1991.

         Inception of program/trading on behalf of customers: April 1990
                          Number of open accounts: N/A
        Aggregate assets (excluding "notional" equity) -- principals' FX portfolios: $9,835,082
  Aggregate assets (excluding "notional" equity) -- all portfolios: $75,454,380
                    Largest monthly drawdown: (7.87)% (12/90)
            Largest peak-to-valley drawdown: (18.86)% (11/90 - 2/91)
                 1991 compound rate return: (11.80)% (2 months)
                  1990 compound rate return: 10.20% (9 months)

         The performance in respect of HB&Co.'s Diversified Portfolio and FX Portfolio for the period prior to March 1991 set forth above relates to individual and pooled accounts directed by Messrs. Beck and Hyman while such individuals were principals of Dean Witter Futures & Currency Management, Inc., a commodity trading advisor. CFTC rules require disclosure of performance information for the last five full calendar years and year-to-date, and consider older performance information less material to an investment decision. The performance information prior to January 1991 is included as supplemental information. No representation is or could be made that the performance of Messrs. Beck and Hyman while at DWFCM is in any way representative of what the performance of Hyman Beck & Company, Inc. would have been in the past or will be in the future.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.


                                     APPI-28

                          WILLOWBRIDGE ASSOCIATES INC.

              Business Background of The Commodity Trading Advisor

         Willowbridge Associates Inc. ("Willowbridge") is a Delaware corporation organized on January 29, 1988. Willowbridge's main business address is 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536 and telephone number is
(609) 936-1100. Willowbridge has been registered pursuant to the Commodity Exchange Act, as amended (the "CE Act"), as a Commodity Pool Operator ("CPO") and a Commodity Trading Advisor ("CTA") and has been a CPO and CTA member of the National Futures Association ("NFA") since May 3, 1988. The primary activity of Willowbridge is to buy, sell (including short sales), spread or otherwise trade in commodity futures contracts, forward contract, commodity options, physical commodities and other commodity instruments . Willowbridge may, to a limited extent, also trade in other instruments.

Management of The Commodity Trading Advisor

         Philip L. Yang, born in 1959, has been the sole shareholder, Director and President of Willowbridge since September 1, 1992, and also held those positions from the time he formed Willowbridge in January 1988 through September 1989. Mr. Yang is registered as an associated person of Willowbridge. He is individually registered pursuant to the CE Act as a CPO and a CTA and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood, Inc. and Union Spring Asset Management, Inc. ("Union Spring"), each a registered CPO and CTA, and a NFA member. Mr. Yang has full responsibility with respect to the trading activities of Willowbridge, except in the case of MTech, the discretionary approach of Michael Gan. From 1983 through August 1988 and from October 1989 through August 1992, Mr. Yang was a Senior Vice President at Caxton Corporation, a commodity trading advisory firm, serving initially as Director of Research, where his research concentration was in the development and application of computerized trading models for a broad range of financial markets, and later as Director of Commodity Trading. Mr. Yang obtained a bachelor's degree with honors from the University of California at Berkeley, where he was inducted into Phi Beta Kappa. He received his master's degree from the Wharton School of the University of Pennsylvania.

         Michael Y. Gan, born in 1958, has been the Executive Vice President of Willowbridge since September 1, 1992. Mr. Gan is registered as an associated person of Willowbridge. He is individually registered pursuant to the CE Act as a CPO and a CTA and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood, Inc. and Union Spring. Mr. Gan was the sole shareholder, Director and President of Willowbridge from October 1989 through August 1992. From 1983 to 1989, he worked in the foreign exchange trading group at Marine Midland Bank in New York. In this capacity, Mr. Gan was responsible for research into technical analysis, as well as proprietary trading for the firm in both currency futures and options. He had been promoted to Assistant Vice President prior to his resignation. Mr. Gan graduated summa cum laude from the University of the Philippines with a B.S. in Chemical Engineering and subsequently graduated with honors from the Wharton School of the University of Pennsylvania with an M.B.A. in Finance.

         Theresa C. Morris, born in 1953, has been employed by Willowbridge since its inception in August 1988. She has been the Vice President of Willowbridge since May 1. 1994 and is registered as an associated person of Willowbridge. Ms. Morris is also a principal and an associated person of Doublewood, Inc. and Union Spring. Ms. Morris oversees administration, operations and compliance at Willowbridge. Prior to her current duties, Ms. Morris was responsible for analyzing and trading the technical signals generated by the computerized trading models. Ms. Morris has twenty years experience in the futures and financial industry. She attended Brookdale College, majoring in international business.

         Richard G. Faux, Jr., born in 1937, is Executive Director of Willowbridge Associates Inc. From April 1995 to the present he has served as a consultant to Willowbridge. He is registered as an associated person and a principal of Willowbridge. He is also an associated person of Doublewood, Inc. and a principal and associated person of Union Spring. He co-founded MC Baldwin in 1989 and served as its Co-Chief Executive until April 1995. MC Baldwin is an international trading manager and develops futures funds for its partner, Mitsubishi Corporation, and other institutional clients. Prior to forming MC Baldwin, Mr. Faux was President of Merrill Lynch Options/Futures Management Inc., a futures fund subsidiary of Merrill Lynch. Before Mr. Faux's joining Merrill Lynch in 1985, it had raised only $13 million in futures funds. When he left, the company had raised $930 million, including one of the first multi-advisor futures funds. Previously, he spent four years at Thomson McKinnon Securities, Inc. where he helped develop some of the earliest futures funds,


                                     APPI-29
including one of the first financial futures funds. Earlier, Mr. Faux spent ten years at Kuhn Loeb & Co. (now Lehman Brothers). He is a graduate of Brown University and the Columbia University Graduate School of Business.

         John C. Plimpton, born in 1966, is Director of Investment Services. He joined Willowbridge Associates Inc. in February 1995 and is responsible for marketing the firm's various investment strategies as well as maintaining client service. Mr. Plimpton is registered as an associated person and a principal of Willowbridge. His prior futures industry experience was with Beacon Management Corporation (USA), a commodity trading advisor and commodity pool operator, where he held a marketing position specializing in the Japanese institutional market from January 1989 to December 1990. From January 1991 to August 1994, as a representative of Prudential Life Insurance, and from August 1994 to present, as sole shareholder and President of Plimpton Financial Group, a financial services company, Mr. Plimpton concentrated on insurance and benefit services for wealthy families and venture businesses. Since 1985, Mr. Plimpton has been involved in a number of businesses privately held by his family, as well as serving as director of Inolex Chemical Company, a specialty chemical company owned by his family. He earned his B.A. degree in Economics from the University of Chicago and his M.B.A. in Corporate Finance and Corporate Accounting from the William E. Simon School of Management at the University of Rochester.

Description of Willowbridge Investment Programs

         Willowbridge currently is offering clients the opportunity to have their accounts traded pursuant to one or more of four Willowbridge Investment Programs ("Programs").

         The Currency Investment Program, whereby Willowbridge will have the discretionary authority initially to allocate and subsequently reallocate the client's funds among one or more of the seven Willowbridge Strategies to be applied exclusively to trading futures, forward, spot and option contracts in foreign currencies. If Willowbridge's Systems are no longer available to it, Willowbridge may only use the currency portion of the XLIM and MTech trading approaches in its trading of the Currency Investment Program.

         The Primary Investment Program, whereby Willowbridge will have the discretionary authority, based upon Mr. Yang's evaluation of market fundamentals and the particular trading environment, to determine which Strategy to use for a given market in a specific period. For example, if Mr. Yang believes that we are in a period in which the grains are likely to perform well, he may apply the Argo and Titan Systems to the grain markets since these Systems typically have performed well in similar environments. Also, if Mr. Yang does not believe market conditions warrant trading a particular market, no positions will be taken. It is important to note that through to June 30, 1994, Willowbridge allocated an approximately equal portion of the assets traded by it pursuant to the Primary Investment Program between both the Argo and Vulcan Systems, and beginning July 1, 1994, approximately one-half of the assets traded by Willowbridge pursuant to Primary were allocated to the Argo System and the remaining portion was allocated between the currencies and financial instruments traded pursuant to the Vulcan System and precious metals, grains, meats, softs and tropicals traded pursuant to the Siren System.

         The Currency, Financial and Metals ("CFM") Investment Program is an interactive trading approach which combines the Willowbridge quantitative and technical Systems (to a greater or lesser degree) with the fundamental market analysis of Mr. Yang. In the CFM program, Mr. Yang will utilize the various Willowbridge Strategies to provide the disciplined technical analysis of the markets and also to help determine risk management procedures for a particular trade. Then, Mr. Yang will determine whether to accept or reject a particular technical trading signal and/or to increase position size based upon his evaluation of market fundamentals and the particular trading environment. For example, if one of the Systems gives a signal to go short the U.S. dollar versus the Deutschemark during a period when Mr. Yang is fundamentally bullish on the dollar, Mr. Yang will reject that System's signal. Similarly, if several Systems have given signals to go long copper during a period when Mr. Yang is fundamentally bullish on the metal, Mr. Yang may establish a larger than normal long position. The CFM Program will trade only the currency, financial and metals markets, which are the areas of Mr. Yang's particular expertise. If Willowbridge's technical Systems are no longer available to it, Willowbridge may only use the currency, financial and metals portion of the XLIM and MTech trading approaches in its trading of the CFM Investment Program.

         The Select Investment Program permits clients to determine the initial allocation and subsequent reallocations (if any) of such clients' funds among one or more of the Willowbridge trading strategies described below.


                                     APPI-30

Description of Willowbridge Trading Strategies

         It is the intention of Willowbridge to utilize one or more of its seven Trading Strategies ("Strategies") to trade pursuant to each of the aforementioned Programs. The Strategies include the five Willowbridge Trading Systems ("Systems") and the XLIM and MTech discretionary trading approaches of Mr. Yang and Mr. Gan, respectively. As the Strategies used by Willowbridge are proprietary and confidential, the discussion below is necessarily of a general nature and is not intended to be exhaustive. Willowbridge reserves the right to alter its Strategies without prior approval by, or notice to, clients.

         Pursuant to a licensing agreement between Caxton Corporation ("Caxton") and Willowbridge, Willowbridge has been granted the sole and exclusive right to use the Systems (which do not include the XLIM and MTech discretionary trading approaches) described below. The licensing agreement will continue until December 31, 1997 and shall be renewed for successive one year terms unless either Willowbridge or Caxton has given 90 days' notice to the other prior to such date of its intention not to renew. The licensing agreement may also be terminated in the case of an uncured material breach or in other extraordinary situations. Willowbridge pays royalties to Caxton based on fees generated by Willowbridge's trading.

The XLIM Trading Approach

         Willowbridge will utilize this trading approach on behalf of the Trust. The XLIM Trading Approach ("XLIM") which was first applied in February 1988, is traded on a discretionary basis by Mr. Yang. Trading decisions are based primarily on Mr. Yang's analysis of technical factors, fundamentals and market action. XLIM trades a wide variety of futures contracts, forwards, spot and options on United States and international markets, including but not limited to, financial instruments, currencies, precious and base metals and agricultural commodities. Concentrated positions may be taken in the program to allow for large positions while controlling risk; the program may employ hedging strategies utilizing options. Mr. Yang reserves the right to add, subtract or otherwise change the portfolio composition of XLIM. XLIM's minimum account size is $3,000,000, and, to the extent that the Trust's account is less than such minimum amount, Willowbridge may not be able to trade the full XLIM portfolio.

         It is intended that approximately fifteen to forty percent (15-40%) of the assets under management pursuant to the XLIM Trading Approach will normally be committed as margin for commodity interest trading, but from time to time the percentage of assets committed may be substantially more or less.

Vulcan Trading System

         The Vulcan Trading System ("Vulcan") is a computerized technical trading system. It is not a trend-following system, but does ride a trend when the opportunity arises. Vulcan uses the concepts of pattern recognition, support/resistance levels, and counter-trend liquidations in making trading decisions. In effect, Vulcan is more akin to a systematic technical charting system, as opposed to most computer systems which are based on pure trend-following calculations.

         The Vulcan system is based on general technical trading principles that over time have repeatedly shown their validity as price movement forecasters. It applies these principles to a diversified portfolio of commodities and currencies. Given that the system is based on general principles, the system parameters used are the same for all items in the portfolio and are not optimized. In this manner, the Vulcan system minimizes the problem of data-fitting.

         Vulcan determines, on a daily basis, whether to be long, short or flat the various commodities in its portfolio. The Vulcan portfolio includes:

Grains:                             Corn, Wheat, Soybeans, Soybean Meal, Soybean
                                      Oil
Precious Metals:                    Gold, Silver
Domestic Financial Instruments:     Treasury Bills, Treasury Bonds, Treasury
                                      Notes, Eurodollars
Foreign Financial Instruments:      Japanese Bonds, Euro-Marks, Euro-Swiss,
                                    Five-year and Ten-year Notional, Bunds,
                                    PIBOR, Gilts, Short-Sterling, Australian
                                    T-Bills, Australian T- Bonds, Italian Bonds,
                                    Euro-Lira, Euro-Yen


                                     APPI-31

Currencies:                         Pound Sterling, Deutschemark, Canadian
                                    Dollar, Swiss Franc, Japanese Yen,
                                    Australian Dollar, Mark-Yen
General:                            Crude Oil, Heating Oil, Unleaded Gasoline,
                                    Natural Gas, Copper, Sugar, Coffee, Cocoa,
                                    Cotton, Live Cattle, Live Hogs, Pork Bellies

         The above list is provided only as an indication of markets traded since management does remove or add contracts to the list from time to time.

         It is intended that approximately fifteen to forty percent (15-40%) of the assets under management pursuant to the Vulcan system will normally be committed as margin for commodity interest trading, but from time to time, the percentage of assets committed may be substantially more or less. Positions are generally held from 10 to 15 trading days.

Titan Trading System

         The Titan Trading System ("Titan"), which commenced trading in 1986, is a technical trend following system coupled with a mechanism for adding to, or subtracting from, the initial position on a counter-trend or retracement basis as described below.

         Unlike Vulcan, Titan applies various technical factors in an attempt to monitor the overall market environment to attempt to recognize major trends. If the system initially perceives a low degree of risk, a relatively greater number of positions are initiated. Likewise, when the system initially perceives a high level of risk, relatively fewer positions will be initiated until a lower degree of risk is perceived. Thereafter positions may be added or subtracted as a result of a perceived temporary discontinuance of a trend. This ability to adjust the number of positions held is Titan's primary risk-control tool. Through this combination Titan attempts to maximize profits in markets with strong secular trends running over a six- to twelve-month period of time, while minimizing the risks which otherwise involve taking a large position at the start of the perceived move.

         Titan's portfolio composition generally is the same as Vulcan's, although the number of days the system will hold a position based on an average of the number of days the initial base position would be held combined with the number of days any additional positions would be held, is generally 15 days. It is intended that approximately fifteen to forty percent (15-40%) of the assets under management pursuant to the Titan system will normally be committed as margin for commodity interest trading, but from time to time the percentage of assets committed may be substantially more or less.

Argo Trading System

         The Argo Trading System ("Argo") commenced trading in 1987. Argo essentially incorporates Vulcan's concepts of pattern recognition, support/resistance levels and counter-trend liquidations to trade a portfolio similar to Vulcan. However, Argo has a relatively slower time horizon than Vulcan and attempts to capture longer-term price moves in a manner similar to Titan. It is intended that Argo's positions will generally be held from 20-30 trading days with approximately fifteen to forty percent (15-40%) of assets under management committed as margin for commodity interest trading, but from time to time the percentage of assets committed may be substantially more or less.

Rex Trading System

         The Rex Trading System ("Rex"), which commenced trading in 1988, is an options buying and selling system. Through proprietary statistical analysis of various technical factors, Rex attempts to determine whether the options for a particular commodity are intrinsically cheap or expensive. When the system detects an underpriced option, either a put or a call option will be purchased, depending upon the signal generated. Likewise, when Rex detects an over-priced option, either a put or a call option will be sold.

         Rex uses a complex set of money-management rules to control its risk. After a position is established, the position is monitored and, if called for, liquidated through the application of a variety of rules that are based on volatility, trends, time-decay and delta levels. The position generally is carried until the system determines that the option has become intrinsically cheap (for short positions) or expensive (for long positions).


                                     APPI-32

         Rex currently is applied to trading options on futures contracts in the following fifteen (15) commodities:

Grains:                      Soybeans, Corn
Precious Metals:             Gold, Silver
Financial Instruments:       Treasury Bonds, Treasury Notes, Standard & Poor's
                             500 Stock Index
Currencies:                  Deutschemark, Swiss Franc, Pound Sterling, Japanese
                             Yen
General:                     Crude Oil, Copper, Sugar, Live Cattle

         The above list is provided only as an indication of markets traded since management does remove or add contracts to the list from time to time.

         It is intended that approximately fifteen to forty percent (15-40%) of the assets under management pursuant to Rex will normally be committed as margin or applied to premiums on option trades, although from time to time the percentage of assets so committed may be substantially more or less.

Siren Trading System

         The Siren Trading System ("Siren"), which commenced trading January 1991, is a system based on the principles of market profiles and other techniques that utilize real time price information. Siren can best be characterized as a top and bottom picking system. Siren tries to determine acquisition and distribution patterns that often signal the end and reversal of a major trend bias. When it identifies such a change, it will attempt to initiate a countervailing position. Similar to Titan, Siren's time frame is generally 18 to 25 trading days. The Siren portfolio includes:

Grains:                      Corn, Wheat, Soybeans, Soybean Meal, Soybean Oil
Precious Metals:             Gold, Silver
Financial Instruments:       Treasury Bills, Treasury Bonds, Treasury Notes,
                             Eurodollars
Currencies:                  Pound Sterling, Deutschemark, Canadian Dollar,
                             Swiss Franc, Japanese Yen
General:                     Crude Oil, Heating Oil, Unleaded Gasoline, Natural
                             Gas, Copper, Sugar, Coffee, Cocoa, Cotton, Live
                             Cattle, Live Hogs, Pork Bellies

         The above list is provided only as an indication of markets traded since management does remove or add contracts to the list from time to time.

         It is intended that approximately fifteen to forty percent (15-40%) of the assets under management pursuant to the Siren system will normally be committed as margin for commodity interest trading, but from time to time, the percentage of assets committed may be substantially more or less. Positions are generally held from 18 to 25 trading days.

The MTech Trading Approach

         The MTech Trading Approach ("MTech"), which commenced trading January 1991, is a highly discretionary and judgmental trading approach relying primarily on Mr. Gan's subjective analysis of the markets. Trading decisions are made on technical, as well as fundamental analysis. MTech currently trades the United States and international futures, forward, spot and options markets. Mr. Gan reserves the right to add, subtract or otherwise change the portfolio composition of MTech.

         It is intended that approximately fifteen to forty percent (15-40%) of the assets under management pursuant to the MTech Trading Approach will normally be committed as margin for commodity interest trading, but from time to time the percentage of assets committed may be substantially more or less.

Past Performance Information

         Brokerage commissions charged to accounts in the capsules may vary substantially. Not all accounts in the composite capsules earn interest income. Monthly or quarterly management fees and quarterly or annual incentive fees


                                     APPI-33
are charged to the accounts in the capsules and may vary. Some of the accounts included in the capsules are not charged a management fee. Through June 30, 1995, rates of return for each Willowbridge program whose performance is set forth below except Rex, MTech and Atlas may be understated to the extent that certain accounts in the capsules paid specified fees unrelated to Willowbridge's trading (such as selling commissions, distribution expenses, general partner fees or manager-of-manager fees) that were treated as expenses rather than as withdrawals of assets under Willowbridge's management. Beginning July 1, 1995, such expenses are reflected in the capsules as withdrawals. Rate of return is calculated by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method.

         Willowbridge has adopted the Fully-Funded Subset Method of computing rate-of-return and presenting performance disclosure for Vulcan for periods beginning July 1994, for Titan for periods beginning in July 1995, for Siren for periods beginning April 1995, for Primary for period beginning August 1995, for CFM for periods beginning January 1993 and for Argo and Atlas for periods beginning January 1992. "Notional" funds were not used prior to the dates noted above with respect to these programs.

         Commencing in February 1995 for XLIM's capsule which includes "notional" funds, certain accounts include sums clients have instructed Willowbridge to trade but that are not deposited in those clients' accounts. These excess sums are deemed to be "notional" funds for which performance results are reported in accordance with the requirements of an Advisory published by the CFTC. The computations in XLIM's capsule which excludes "notional" funds reflect the actual funds deposited in or withdrawn from clients' brokerage and other accounts rather than the amount of "notional" funds clients instructed Willowbridge to trade. Willowbridge has included these "notional" amounts because they more accurately reflect the amount of capital clients have instructed Willowbridge to trade. Substantial differences may exist between beginning equity for an account which includes "notional" funds (and which is reflected in Willowbridge's XLIM capsule which includes "notional" funds and an account which contains only "actual" funds (and which is reflected in Willowbridge's capsule which excludes "notional" funds.) Excluding "notional" funds from the calculations of rates of return accentuates (i.e., increases the absolute value of) both positive and negative rates of return.

XLIM Program

         Willowbridge will trade this program on behalf of the Trust. The following summary information presents the composite performance record of the XLIM Program.

                    Name of CTA: Willowbridge Associates Inc.
                              Name of program: XLIM
            Inception of client account trading by CTA: January 1988
           Inception of client account trading in program: August 1988
                           Number of open accounts: 27
      Aggregate assets (excluding "notional" equity) overall: $428,142,000
      Aggregate assets (including "notional" equity) overall: $504,242,000 Aggregate assets (excluding "notional" equity) in program: $185,618,000 Aggregate assets (including "notional" equity) in program: $215,618,000
                     Largest monthly drawdown: 17.48% (5/90)
              Largest peak-to-valley drawdown: 29.10% (8/93 - 1/95)
                     Number of profitable closed accounts: 2
                    Number of unprofitable closed accounts: 2


                                     APPI-34

===================================================================================================
Monthly Performance     1996(%)       1995(%)       1994(%)      1993(%)       1992(%)      1991(%)
(Notional Excluded)
- ---------------------------------------------------------------------------------------------------
January                 3.38         (4.89)       (11.93)        1.04          0.00       (11.07)
- ---------------------------------------------------------------------------------------------------
February               (3.22)         0.95        (12.67)       22.24          0.00         5.72
- ---------------------------------------------------------------------------------------------------
March                   5.54         33.93          0.04        (5.40)         0.00        32.01
- ---------------------------------------------------------------------------------------------------
April                  14.41          4.73          0.00        (2.97)         0.00        (2.86)
- ---------------------------------------------------------------------------------------------------
May                                   0.27          0.00        (1.04)         0.00        (4.64)
- ---------------------------------------------------------------------------------------------------
June                                 (8.12)         0.00         4.00          0.00         7.81
- ---------------------------------------------------------------------------------------------------
July                                 (4.16)         0.00        12.93          0.00        (3.05)
- ---------------------------------------------------------------------------------------------------
August                               (1.30)         0.00        (8.79)         0.00       (13.74)
- ---------------------------------------------------------------------------------------------------
September                             2.56          0.00        (7.02)         0.00         0.00
- ---------------------------------------------------------------------------------------------------
October                               1.93          0.00         5.07          2.65         0.00
- ---------------------------------------------------------------------------------------------------
November                              2.65          3.23         1.55         (2.63)        0.00
- ---------------------------------------------------------------------------------------------------
December                              7.18          1.13         2.56          8.41         0.00
- ---------------------------------------------------------------------------------------------------
Compound Rate of       17.64         34.99        (19.68)       22.30          8.36         3.65
Return
===================================================================================================


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                     APPI-35

====================================================================================================
Monthly Performance      1996(%)      1995(%)       1994(%)       1993(%)      1992(%)       1991(%)
(Notional Included)
- ----------------------------------------------------------------------------------------------------
January                  2.74        (4.89)       (11.93)         1.04         0.00        (11.07)
- ----------------------------------------------------------------------------------------------------
February                (2.67)        0.87        (12.67)        22.24         0.00          5.72
- ----------------------------------------------------------------------------------------------------
March                    4.63        31.21          0.04         (5.40)        0.00         32.01
- ----------------------------------------------------------------------------------------------------
April                    9.48         4.41          0.00         (2.97)        0.00         (2.86)
- ----------------------------------------------------------------------------------------------------
May                                   0.25          0.00         (1.04)        0.00         (4.64)
- ----------------------------------------------------------------------------------------------------
June                                 (7.52)         0.00          4.00         0.00          7.81
- ----------------------------------------------------------------------------------------------------
July                                 (3.91)         0.00         12.93         0.00         (3.05)
- ----------------------------------------------------------------------------------------------------
August                               (1.28)         0.00         (8.79)        0.00        (13.74)
- ----------------------------------------------------------------------------------------------------
September                             2.55          0.00         (7.02)        0.00          0.00
- ----------------------------------------------------------------------------------------------------
October                               1.93          0.00          5.07         2.65          0.00
- ----------------------------------------------------------------------------------------------------
November                              2.59          3.23          1.55        (2.63)         0.00
- ----------------------------------------------------------------------------------------------------
December                              5.92          1.13          2.56         8.41          0.00
- ----------------------------------------------------------------------------------------------------
Compound Rate of        14.54        31.28        (19.68)        22.30         8.36          3.65
Return
====================================================================================================


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


                                     APPI-36

Vulcan Program

         The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Vulcan Program.

                    Name of CTA: Willowbridge Associates Inc.
                         Name of program: Vulcan Program
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: January 1988
                           Number of open accounts: 18
      Aggregate assets (excluding "notional" equity) overall: $428,142,000
      Aggregate assets (including "notional" equity) overall: $504,242,000 Aggregate assets (excluding "notional" equity) in program: $18,355,000 Aggregate assets (including "notional" equity) in program: $20,355,000
                     Largest monthly drawdown: 20.16% (1/91)
              Largest peak-to-valley drawdown: 30.19% (11/90-5/91)
                     Number of profitable closed accounts: 4
                    Number of unprofitable closed accounts: 2
                        1996 Period Rate of Return: 3.92%
                       1995 Annual Rate of Return: 57.62%
                       1994 Annual Rate of Return: 14.67%
                       1993 Annual Rate of Return: 33.97%
                       1992 Annual Rate of Return: 19.30%
                       1991 Annual Rate of Return: 19.78%

Titan Program

         The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Titan Program.

                    Name of CTA: Willowbridge Associates Inc.
                             Name of program: Titan
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: January 1988
                           Number of open accounts: 9
      Aggregate assets (excluding "notional" equity) overall: $428,142,000
      Aggregate assets (including "notional" equity) overall: $504,242,000 Aggregate assets (excluding "notional" equity) in program: $15,439,000 Aggregate assets (including "notional" equity) in program: $15,539,000
                     Largest monthly drawdown: 25.07% (7/91)
             Largest peak-to-valley drawdown: 39.89% (10/90 - 8/91)
                     Number of profitable closed accounts: 2
                    Number of unprofitable closed accounts: 1
                       1996 Period Rate of Return: 11.61%
                       1995 Annual Rate of Return: 68.10%
                       1994 Annual Rate of Return: 10.06%
                       1993 Annual Rate of Return: 23.28%
                       1992 Annual Rate of Return: 32.16%
                       1991 Annual Rate of Return: 24.11%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.


                                     APPI-37

Rex Program

         The following summary information presents the composite performance record of the Rex Program.

                    Name of CTA: Willowbridge Associates Inc.
                              Name of program: Rex
            Inception of client account trading by CTA: January 1988
           Inception of client account trading in program: March 1988
                           Number of open accounts: 1
      Aggregate assets (excluding "notional" equity) overall: $428,142,000
      Aggregate assets (including "notional" equity) overall: $504,242,000
       Aggregate assets (excluding "notional" equity) in program: $683,000
       Aggregate assets (including "notional" equity) in program: $683,000
                     Largest monthly drawdown: 25.19% (2/96)
              Largest peak-to-valley drawdown: 76.19% (9/90 - 3/96)
                     Number of profitable closed accounts: 0
                    Number of unprofitable closed accounts: 2
                      1996 Period Rate of Return: (19.19)%
                      1995 Annual Rate of Return: (13.07)%
                      1994 Annual Rate of Return: (12.49)%
                      1993 Annual Rate of Return: (10.37)%
                      1992 Annual Rate of Return: (18.54)%
                      1991 Annual Rate of Return: (37.94)%

Argo Program

         The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Argo Program.

                    Name of CTA: Willowbridge Associates Inc.
                              Name of program: Argo
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: January 1988
                           Number of open accounts: 66
      Aggregate assets (excluding "notional" equity) overall: $428,142,000
      Aggregate assets (including "notional" equity) overall: $504,242,000 Aggregate assets (excluding "notional" equity) in program: $117,596,000 Aggregate assets (including "notional" equity) in program: $153,596,000
                     Largest monthly drawdown: 16.70% (2/96)
             Largest peak-to-valley drawdown: 21.30% (11/90 - 2/91)
                    Number of profitable closed accounts: 29
                    Number of unprofitable closed accounts: 9
                        1996 Period Rate of Return: 7.65%
                       1995 Annual Rate of Return: 59.52%
                       1994 Annual Rate of Return: 20.28%
                       1993 Annual Rate of Return: 17.10%
                       1992 Annual Rate of Return: 22.09%
                       1991 Annual Rate of Return: 36.30%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.


                                     APPI-38

Siren Program

         The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Siren Program.

                    Name of CTA: Willowbridge Associates Inc.
                             Name of program: Siren
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: January 1991
                           Number of open accounts: 12
      Aggregate assets (excluding "notional" equity) overall: $428,142,000
      Aggregate assets (including "notional" equity) overall: $504,242,000 Aggregate assets (excluding "notional" equity) in program: $16,338,000 Aggregate assets (including "notional" equity) in program: $18,338,000
                     Largest monthly drawdown: 14.94% (1/91)
             Largest peak-to-valley drawdown: 17.53% (7/93 - 10/93)
                     Number of profitable closed accounts: 3
                    Number of unprofitable closed accounts: 0
                        1996 Period Rate of Return: 7.91%
                       1995 Annual Rate of Return: 25.12%
                       1994 Annual Rate of Return: 37.88%
                        1993 Annual Rate of Return: 9.45%
                       1992 Annual Rate of Return: (1.39)%
                       1991 Annual Rate of Return: 16.43%

MTech Program

         The following summary information presents the composite performance record of the MTech Program.

                    Name of CTA: Willowbridge Associates Inc.
                             Name of program: MTech
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: January 1991
                           Number of open accounts: 1
      Aggregate assets (excluding "notional" equity) overall: $428,142,000
      Aggregate assets (including "notional" equity) overall: $504,242,000 Aggregate assets (excluding "notional" equity) in program: $10,453,000 Aggregate assets (including "notional" equity) in program: $10,453,000
                     Largest monthly drawdown: 13.62% (1/94)
              Largest peak-to-valley drawdown: 21.37% (8/93 - 2/94)
                     Number of profitable closed accounts: 1
                    Number of unprofitable closed accounts: 0
                       1996 Period Rate of Return: 30.55%
                       1995 Annual Rate of Return: 53.22%
                       1994 Annual Rate of Return: 21.68%
                       1993 Annual Rate of Return: 32.48%
                       1992 Annual Rate of Return: 25.13%
                       1991 Annual Rate of Return: 19.96%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.


                                     APPI-39

CFM Program

         The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the CFM Program.

                    Name of CTA: Willowbridge Associates Inc.
                              Name of program: CFM
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: January 1993
                           Number of open accounts: 5
      Aggregate assets (excluding "notional" equity) overall: $428,142,000
      Aggregate assets (including "notional" equity) overall: $504,242,000 Aggregate assets (excluding "notional" equity) in program: $21,798,000 Aggregate assets (including "notional" equity) in program: $21,798,000
                     Largest monthly drawdown: 16.92% (2/94)
              Largest peak-to-valley drawdown: 29.04% (8/93 - 9/94)
                    Number of profitable closed accounts: 15
                   Number of unprofitable closed accounts: 24
                        1996 Period Rate of Return: 0.10%
                       1995 Annual Rate of Return: 24.52%
                      1994 Annual Rate of Return: (10.51)%
                       1993 Annual Rate of Return: 29.49%
                         1992 Annual Rate of Return: N/A
                         1991 Annual Rate of Return: N/A

Currency Program

         The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Currency Program.

                    Name of CTA: Willowbridge Associates Inc.
                            Name of program: Currency
            Inception of client account trading by CTA: January 1988
            Inception of client account trading in program: May 1991
                           Number of open accounts: 5
      Aggregate assets (excluding "notional" equity) overall: $428,142,000
      Aggregate assets (including "notional" equity) overall: $504,242,000 Aggregate assets (excluding "notional" equity) in program: $7,476,000
     Aggregate assets (including "notional" equity) in program: $12,476,000
                     Largest monthly drawdown: 8.14% (2/96)
              Largest peak-to-valley drawdown: 25.32% (7/93 - 8/94)
                     Number of profitable closed accounts: 6
                   Number of unprofitable closed accounts: 22
                       1996 Period Rate of Return: (1.18)%
                       1995 Annual Rate of Return: 28.55%
                      1994 Annual Rate of Return: (10.26)%
                       1993 Annual Rate of Return: (8.59)%
                       1992 Annual Rate of Return: 16.96%
                  1991 Annual Rate of Return: 12.61% (8 months)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.


                                     APPI-40

Primary Program

         The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Primary Program.

                    Name of CTA: Willowbridge Associates Inc.
                            Name of program: Primary
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: January 1993
                           Number of open accounts: 10
      Aggregate assets (excluding "notional" equity) overall: $428,142,000
      Aggregate assets (including "notional" equity) overall: $504,242,000 Aggregate assets (excluding "notional" equity) in program: $34,386,000 Aggregate assets (including "notional" equity) in program: $35,386,000
                     Largest monthly drawdown: 16.67% (2/96)
              Largest peak-to-valley drawdown: 21.83% (1/94 - 4/94)
                     Number of profitable closed accounts: 1
                    Number of unprofitable closed accounts: 0
                        1996 Period Rate of Return: 9.12%
                       1995 Annual Rate of Return: 56.76%
                       1994 Annual Rate of Return: 22.70%
                       1993 Annual Rate of Return: 16.79%
                         1992 Annual Rate of Return: N/A
                         1991 Annual Rate of Return: N/A

Atlas Program

         The following summary information presents the composite performance record of the Atlas Program.

                    Name of CTA: Willowbridge Associates Inc.
                             Name of program: Atlas
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: November 1989
                           Number of open accounts: 0
      Aggregate assets (excluding "notional" equity) overall: $428,142,000
      Aggregate assets (including "notional" equity) overall: $504,242,000
          Aggregate assets (excluding "notional" equity) in program: $0
          Aggregate assets (including "notional" equity) in program: $0
                    Largest monthly drawdown: (16.6)% (1/91)
              Largest peak-to-valley drawdown: 46.7% (10/90 - 5/92)
                     Number of profitable closed accounts: 1
                    Number of unprofitable closed accounts: 0
                         1996 Period Rate of Return: N/A
                         1995 Annual Rate of Return: N/A
                         1994 Annual Rate of Return: N/A
                         1993 Annual Rate of Return: N/A
                       1992 Annual Rate of Return: 18.29%
                       1991 Annual Rate of Return: (5.92)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.


                                     APPI-41

                             WITTER AND LESTER, INC.

         Witter and Lester, Inc. ("Witter and Lester"), a member of the National Futures Association, was founded by Lon Witter and Richard Lester in March 1988 and is incorporated under the laws of the State of Alabama. It is registered as a commodity trading advisor with the Commodity Futures Trading Commission and as an investment advisor with the Securities and Exchange Commission. Witter and Lester's primary office is located at 200 Clinton Avenue, Suite 904, Huntsville, Alabama, 35801, and the telephone number is (205) 534-4439. The marketing office is located at 8275 Tournament Drive, Suite 100, Memphis, Tennessee, 38125. The telephone number is (901) 748-3043.

The Principals and Key Employees

         Lon L. Witter, President and co-founder of Witter and Lester, was employed for ten years (1978-1988) as a Vice-President and Trust Investment Officer at First Alabama Bank in Huntsville. He holds a B.A. in Education from Duke University, a M.S. degree in Education from the University of Indiana, and a J.D. degree from the University of Texas Law School.

         Richard L. Lester, Executive Vice-President and co-founder of Witter and Lester, attended the University of Alabama in Huntsville and holds an Associate Degree in Business Administration from Calhoun Community College. For ten years (1978-1988), he was employed by First Alabama Bank as a Vice-President and Trust Investment Officer.

         Frank B. Smith, Executive Vice-President and Director of Marketing since June 1991, has served as Managing Director of Morgan Keegan in Memphis, Tennessee (1981-1990) and Equitable Securities in Nashville, Tennessee (1990-1991). His professional duties have included Institutional Sales, Branch Management, and National Sales Manager. He holds B.S. degrees in Business Administration and Economics from Vanderbilt University.

         G. Wayne Whaley, Market Analyst for Witter and Lester since 1993, was employed for five years (1988-1993) as a Systems Analyst by SPARTA, Inc. in Huntsville, Alabama where he created computerized probability models of nuclear arsenal exchanges. He holds a B.S. degree in the Science of Mathematics from Jacksonville State University and a M.S. degree in Operations Research (Applied
Math) from Georgia Technological Institute.

         Mr. Witter, Mr. Lester, and Mr. Whaley share the responsibility for market analysis and trade decisions. Mr. Witter and Mr. Whaley direct market research and order entry. Mr. Lester is responsible for accounting, compliance and regulatory issues. Mr. Smith is responsible for business development and client relationships.

Investment Methodology

         The Investment Methodology currently used by Witter and Lester has been consistently applied since the mid 1970's. As Trust Investment Officers at First Alabama Bank, Mr. Witter and Mr. Lester recognized that equity investments over time have provided superior returns. The challenge was to produce consistent total returns despite the volatility associated with equity investments. With that in mind, Witter and Lester developed a warning system designed to identify any potential for a sharp stock market decline. The following criteria proved to have the highest correlation with changes in market direction:

         (1) Momentum - Prior to a short term change in the direction of stock prices, the momentum of the existing trend will slow perceptibly. In other words, before a market declines, it must stop going up. Momentum is measured by mathematical relationships involving the daily number of stocks that advance and decline, the number of issues making new highs and new lows, and divergences among the numerous market indices.

         (2) Volume - Price movements in a stock are often preceded by a change in the daily trading volume of its shares. Using the Dow 30 Stocks as a market proxy, Witter and Lester believes that changes of volume patterns in the Dow stocks indicate a future change in the direction of stock prices in general.


                                     APPI-42

         (3) Inventory Accumulation and Liquidation - Inventory control is essential to any business, and the stock market is no different. Professional traders are keenly aware of trading conditions and the supply-demand factors affecting the market place on any given day. An analysis of each day's trading volume gives information as to whether this knowledgeable group of investors is accumulating or distributing shares.

         The first application of Witter and Lester's methodology was a simple mutual fund timing strategy. Begun in 1979 while Witter and Lester were serving as Trust Investment Officers at First Alabama Bank, this program was designed for the conservative investor whose risk tolerance is very small. Unleveraged "long" positions were taken only in market environments that Witter and Lester judged to be free of potential weakness. "Cash" positions were held in all other environments. Since then, Witter and Lester's trading methodology has been applied to a variety of different strategies.

The Redstone Program

         Witter and Lester will trade this program on behalf of the Trust. The Redstone Program stems from a research effort begun in 1993 to automate the interpretation of traditional Witter & Lester market analysis. This effort was guided by Lon Witter with the assistance of Wayne Whaley. After the initial exercise was completed, Mr. Whaley used computer optimization to incorporate several additional indicators that had been used successfully in his own personal trading since 1988. The resulting stock market model is based on pattern recognition of the following nine indicators:

         1) Candlestick theory               6) Put/Call ratio
         2) Climax Indicator                 7) Seasonal variable
         3) Volume trends                    8) TRIN
         4) Momentum                         9) Valuation/Sentiment
         5) New high / lows

         Each day the market timing model produces a rating between 0 and 100 where a rating above 52.5 is bullish and a rating below 47.5 is bearish. This daily analysis drives the degree of long or short exposure taken in the program each day. Positions are built using a combination of stock index futures and options.

Stock Index Futures Trading Program

         In 1982, the Stock Index Futures Trading Program was created by applying Witter and Lester's traditional market analysis to the newly created Stock Index Futures market. Utilizing the added liquidity of the futures contract, the program is designed to more aggressively seek above average total returns. In addition to "long" and "cash" positions, the Stock Index Futures Trading Program offers the opportunity to profit from market declines. The prudent use of leverage may also serve to enhance returns.

         The Stock Index Futures Trading Program can be used as a stand-alone speculative investment. It was designed, however, to be a component of an existing stock or bond portfolio. When used in this manner (typically 10-20% of a portfolio), the program has increased annual returns, significantly reduced volatility, and minimized the extent of losses in adverse market conditions. A key factor in the success of the program is Witter and Lester's strong negative correlation with both stock and bond markets as well as most futures managers.

         Witter and Lester started trading client funds in September 1983. From 1983 to March 1988 Witter and Lester was exempt from registration under Section 4 (m) of the regulations. Registration as a commodity trading advisor was effective in March of 1988.

Strategic Hedge Overlay

         In early 1990, Witter and Lester began looking for additional applications of the market timing model. Specific client requests for a traditional hedge led to the development of the Strategic Hedge Overlay Program. The program is intended to work in conjunction with an existing equity portfolio by taking advantage of Witter and Lester's demonstrated ability to identify potential stock market weakness.


                                     APPI-43

         The Strategic Hedge Overlay Program dynamically combines the yield enhancement options writing strategies with outright hedging. In environments judged by Witter and Lester to be free of risk, the program takes no position and the client's portfolio remains fully invested. In environments deemed bearish, Witter and Lester assumes unleveraged "short" positions, effectively neutralizing the portfolio against the risk of a market decline. In neutral environments, call options are sold against the underlying portfolio, reducing risk and generating additional income for the investor through the capture of option premiums.

         As most investors know, it is not always easy or economical to quickly liquidate large stock portfolios. The Strategic Hedge Overlay Program, through the use of futures and options, provides the liquidity and cost efficiency necessary to effectively enter and exit the market. The program is essentially self-funding since the underlying stock portfolio serves as the collateral necessary to administer the account. Execution of the program will in no way restrict the equity manager's stock selection process.

         Participants in the Strategic Hedge Overlay Program generally use their existing equity portfolio for margin calls; therefore, in the usual cases customers do not need to convert their equities into cash to participate in the program. The accompanying tables for the program are prepared on this basis. If a customer were to choose to participate by using cash margin, he would have to liquidate approximately 4% of his equity portfolio, and rates of return would be reduced proportionally.

Intermediate Trading Program

         With the Stock Index Futures Program approaching capacity and the Strategic Hedge Overlay Program fully operational, Witter and Lester began to explore new applications for the market timing model. The Intermediate Trading Program combines the most successful elements of Witter and Lester's existing programs into a single, dynamic strategy.

         The Intermediate Trading Program takes both "long" and "short" positions by focusing on a 2-3 week stock market outlook. Daily indicators aid in order entry and risk control. Options are used to soften volatility while providing an element of yield enhancement. Leverage has been adjusted to produce an optimum risk/reward profile.

Past Performance Information

         With respect to the Strategic Hedge Overlay Program:

         1. "Largest monthly drawdown" is the worst Delta loss in failing to meet objectives of the hedge program by an account over a specified period.

         2. "Worst peak-to-valley drawdown" is the greatest cumulative Delta decline in failing to meet the objectives of the hedge program over a specified period.

         3. "Delta" is the difference between the S&P monthly rate of return and the combined monthly rate of return. A positive percentage indicates the degree to which Witter and Lester's program successfully diminished loss or enhanced gain for that month. Delta is presented in lieu of a rate of return for the program, which by itself would not be a meaningful figure. S&P monthly rate of return is the increase or decrease in the S&P 500 Index over the prior month expressed as a percentage. Combined monthly rate of return is the S&P Monthly rate of return adjusted for participation in Witter and Lester's program. It is calculated by adding the net performance of the Hedge Program plus a hypothetical net performance for the underlying portfolio (i.e., the product of multiplying the designated size of the portfolio by the S&P Stock Index rate of return) divided by the sum of the Hedged Portfolio size plus the designated equity portfolio size. If additions and withdrawals in any month exceed ten percent (10%) of these figures, such figures are adjusted by the time-weighted value of these additions and withdrawals.

         4. "Annual [Period] Rate of Return" is computed using a hypothetical $1,000 Investment Index. The Index illustrates how a theoretical $1,000 investment, if left untouched, would have appreciated (depreciated) during the entire length of the performance table. Since the performance table is the combination of many separate accounts, this is


                                     APPI-44
a theoretical figure and should not be taken as indicative of any results which an account may have in the future. The year to date rate of return is the ending $1,000 Index minus $1,000 divided by $1,000.



                  [Remainder of page left blank intentionally.]


                                     APPI-45

Redstone Program

               Witter and Lester will trade this program on behalf of the Trust. The following summary information presents the composite performance record of the Redstone Program.

                      Name of CTA: Witter and Lester, Inc.
                        Name of program: Redstone Program
            Inception of client account trading by CTA: January 1988
         Inception of client account trading in program: September 1994
                           Number of open accounts: 29
       Aggregate assets (excluding "notional" equity) overall: $57,474,237
      Aggregate assets (including "notional" equity) overall: $132,455,077
     Aggregate assets (excluding "notional" equity) in program: $16,465,020 Aggregate assets (including "notional" equity) in program: $36,888,073
                    Largest monthly drawdown: (0.47)% (1/96)
             Largest peak-to-valley drawdown: (0.64)% (1/96 - 2/96)
                     Number of profitable closed accounts: 4
                    Number of unprofitable closed accounts: 0

================================================================================
Monthly               1996(%)       1995(%)        1994(%)
Performance
- --------------------------------------------------------------------------------
January              (0.47)         2.55            --
- --------------------------------------------------------------------------------
February             (0.17)         1.29            --
- --------------------------------------------------------------------------------
March                 1.21          0.00            --
- --------------------------------------------------------------------------------
April                 1.17          2.59            --
- --------------------------------------------------------------------------------
May                                 1.42            --
- --------------------------------------------------------------------------------
June                                2.05            --
- --------------------------------------------------------------------------------
July                               (0.15)           --
- --------------------------------------------------------------------------------
August                              2.80            --
- --------------------------------------------------------------------------------
September                           2.30           2.19
- --------------------------------------------------------------------------------
October                             0.84           5.29
- --------------------------------------------------------------------------------
November                            3.32           2.96
- --------------------------------------------------------------------------------
December                            1.96           1.97
- --------------------------------------------------------------------------------
Compound Rate         1.72         23.02          12.96
of Return                                     (4 mos.)
================================================================================

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                     APPI-46

Stock Index Trading Program

         The following summary information presents the composite performance record of the Stock Index Trading Program.

                      Name of CTA: Witter and Lester, Inc.
                  Name of program: Stock Index Trading Program
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: January 1988
                           Number of open accounts: 15
       Aggregate assets (excluding "notional" equity) overall: $57,474,237
      Aggregate assets (including "notional" equity) overall: $132,455,077
     Aggregate assets (excluding "notional" equity) in program: $14,385,372 Aggregate assets (including "notional" equity) in program: $17,576,606
           Largest monthly drawdown (five-year period): (11.8)% (3/94) Largest peak-to-valley drawdown (five-year period): (18.2)% (8/91-11/91)
           Largest monthly drawdown (since inception): (16.6)% (9/90) Largest peak-to-valley drawdown (since inception): (25.7)% (8/90 - 9/90)
                    Number of profitable closed accounts: 71
                   Number of unprofitable closed accounts: 17
                  1996 Period Rate of Return: 21.3% (4 months)
                        1995 Annual Rate of Return: 44.0%
                       1994 Annual Rate of Return: (0.5)%
                        1993 Annual Rate of Return: 18.2%
                        1992 Annual Rate of Return: 8.6%
                       1991 Annual Rate of Return: (3.9)%

Intermediate Trading Program

         The following summary information presents the composite performance record of the Intermediate Trading Program.

                      Name of CTA: Witter and Lester, Inc.
                  Name of program: Intermediate Trading Program
            Inception of client account trading by CTA: January 1988
           Inception of client account trading in program: March 1992
                           Number of open accounts: 31
       Aggregate assets (excluding "notional" equity) overall: $57,474,237
      Aggregate assets (including "notional" equity) overall: $132,455,077
     Aggregate assets (excluding "notional" equity) in program: $26,331,064 Aggregate assets (including "notional" equity) in program: $56,476,260
                    Largest monthly drawdown: (4.20)% (3/95)
             Largest peak-to-valley drawdown: (10.41)% (2/95 - 3/96)
                    Number of profitable closed accounts: 30
                   Number of unprofitable closed accounts: 23
                 1996 Period Rate of Return: (5.65)% (4 months)
                        1995 Annual Rate of Return: 0.60%
                        1994 Annual Rate of Return: 18.4%
                        1993 Annual Rate of Return: 14.8%
                  1992 Annual Rate of Return: 1.52% (10 months)
                         1991 Annual Rate of Return: N/A

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.


                                     APPI-47

Strategic Equity Hedge Program

         The following summary information presents the composite performance record of the Strategic Equity Hedge Program.

                      Name of CTA: Witter and Lester, Inc.
                    Name of program: Strategic Hedge Overlay
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: December 1991
                           Number of open accounts: 4
       Aggregate assets (excluding "notional" equity) overall: $57,474,237
      Aggregate assets (including "notional" equity) overall: $132,455,077
       Aggregate assets (excluding "notional" equity) in program: $292,781
     Aggregate assets (including "notional" equity) in program: $19,892,780
                  Largest monthly drawdown: (2.02 Delta) (7/92)
           Largest peak-to-valley drawdown : (4.85 Delta) (1/95-9/95)
                     Number of profitable closed accounts: 3
                    Number of unprofitable closed accounts: 8
                  1996 Period Rate of Return: (0.41) (4 months)
                       1995 Annual Rate of Return: (3.78)%
                        1994 Annual Rate of Return: 0.96%
                       1993 Annual Rate of Return: (0.57)%
                        1992 Annual Rate of Return: 0.19%
                       1991 Annual Rate of Return: (1.82)%

Special - 1 Program

         The following summary information presents the composite performance record of the Special - 1 Program.

                      Name of CTA: Witter and Lester, Inc.
                          Name of program: Special - 1
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: January 1990
                           Number of open accounts: 0
       Aggregate assets (excluding "notional" equity) overall: $57,474,237
      Aggregate assets (including "notional" equity) overall: $132,455,077
          Aggregate assets (excluding "notional" equity) in program: $0
          Aggregate assets (including "notional" equity) in program: $0
           Largest monthly drawdown (five-year period): (8.57)% (6/91)
       Largest peak-to-valley drawdown (five-year period): (8.57)% (6/91)
                    Largest monthly drawdown: (20.87)% (8/90)
            Largest peak-to-valley drawdown: (36.31)% (6/90 - 10/90)
                     Number of profitable closed accounts: 0
                    Number of unprofitable closed accounts: 1
                         1996 Period Rate of Return: N/A
                         1995 Annual Rate of Return: N/A
                         1994 Annual Rate of Return: N/A
                         1993 Annual Rate of Return: N/A
                         1992 Annual Rate of Return: N/A
                      1991 Annual Rate of Return: (31.26)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.


                                     APPI-48

Special - 2 Program

         The following summary information presents the composite performance record of the Special - 2 Program. This program was closed as of October 31, 1994.

                      Name of CTA: Witter and Lester, Inc.
                          Name of program: Special - 2
            Inception of client account trading by CTA: January 1988
          Inception of client account trading in program: November 1991
                           Number of open accounts: 0
       Aggregate assets (excluding "notional" equity) overall: $57,474,237
      Aggregate assets (including "notional" equity) overall: $132,455,077
          Aggregate assets (excluding "notional" equity) in program: $0
          Aggregate assets (including "notional" equity) in program: $0
                    Largest monthly drawdown: (0.95)% (3/94)
                 Largest peak-to-valley drawdown: (0.95)% (3/94)
                     Number of profitable closed accounts: 1
                    Number of unprofitable closed accounts: 0
                         1996 Period Rate of Return: N/A
                         1995 Annual Rate of Return: N/A
                  1994 Annual Rate of Return: 0.15% (10 months)
                        1993 Annual Rate of Return: 1.20%
                        1992 Annual Rate of Return: 2.27%
                  1991 Annual Rate of Return: 1.25% (2 months)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE TRUST'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.


                                     APPI-49

                                   APPENDIX II

            PERFORMANCE OF THE OTHER FUTURES FUNDS OPERATED BY KENMAR

General

         The performance information included herein is presented in accordance with regulations of the CFTC. The Trust differs materially in certain respects from each of the funds whose performance is included herein. The following sets forth summary performance information for the funds managed to date by Kenmar and its affiliates, including offshore funds and accounts that are not available to U.S. persons.

         This section of the Offering Memorandum presents summary performance information for those multi- advisor and single-advisor funds which Kenmar has distributed as part of its private placement program. Kenmar has offered its funds exclusively on a private basis to highly financially sophisticated investors - either on a private placement basis in the United States or offshore exclusively to non-U.S. persons. Kenmar has not, to date, sponsored a publicly-offered commodity pool.

         In addition to Kenmar's single-advisor funds, this section of the Offering Memorandum also contains performance information for the more numerous multi-advisor funds sponsored or managed to date by Kenmar. In the case of these funds, Kenmar actively allocates and reallocates trading assets among a changing group of advisors selected by it. These multi-advisor funds depend on Kenmar for their asset allocations (and, possibly, leverage adjustments) and strategy selections, and combine unrelated and independent advisors.

         Three of the funds presented are identified as utilizing a "principal protection" structure. "Principal protection," in this context, refers to an investment feature whereby investors are guaranteed of receiving back at least the amount which they originally invested at a date certain in the future -- usually 5 to 7 years after the date of subscription. Kenmar and its affiliates act as a "trading manager" in respect of the majority of the funds presented. In acting as a trading manager, Kenmar allocates such funds' assets to one or more trading advisors. In the event that a portion of a fund's assets are allocated (by a commodity pool operator unaffiliated with Kenmar) to a guarantee feature, such fact would not necessarily be known to Kenmar. The Trust has no "principal protection" feature and will begin trading with 100% of its assets allocated to trading.

         The pools whose performance are summarized herein are materially different in certain respects from the Trust, and the past performance summaries of such pools are generally not representative of how the Trust will perform in the future. These funds also have material differences from one another in leverage, fee structure and trading programs. The performance records of these funds may give some general indication of Kenmar's capabilities in advisor selection by indicating the past performance of the Kenmar-sponsored funds. However, prospective investors must recognize the significant differences between the pools whose performance summaries are included herein and the Fund.

         All summary performance information is current as of May 31, 1996 (except in the case of funds dissolved prior to such date). Performance information is set forth since January 1, 1991, or, if later, the inception of the fund in question.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE TRUST.

         INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

                          ----------------------------


                                     APPII-1

Assets Under Management

Kenmar and affiliates -- Total assets under management as of
  May 31, 1996:                                                     $274,482,184
Kenmar and affiliates -- Total asset under multi-advisor
  management as of May 31, 1996:                                    $274,482,184

Kenmar Global Strategies Pools and Accounts

         These are all of the multi-advisor pools and accounts operated by Kenmar or its affiliates since January 1991 pursuant to the Kenmar Global Strategies Program, which pools and accounts constitute a substantial portion of the assets currently under the management of Kenmar and its affiliates. These multi-advisor pools and accounts have been managed with the objective of achieving a compound annual rate of return in excess of 25% over the long term, with commensurate risk and volatility.

Moderate Pools and Accounts

         These are all of the multi-advisor pools and accounts operated by Kenmar or its affiliates since January 1991 on behalf of clients seeking moderate returns with the commensurate risk and volatility. These multi-advisor pools and accounts have been managed with the objective of achieving a compound annual rate of return of 15-20% over the long term, with commensurate risk and volatility. The Managing Owner will manage the Trust with these objectives.

Aggressive Pools and Accounts

         These are all of the multi-advisor pools and accounts operated by Kenmar or its affiliates since January 1991 on behalf of clients willing to assume significant risk to obtain aggressive returns. These multi-advisor pools and accounts have been managed with the objective of achieving a compound annual rate of return in excess of 25% over the long term, with commensurate risk and volatility. These accounts are generally characterized by high levels of leverage relative to the net asst value of the trading account.

Single-Advisor Pools

         These are all of the pools operated by Kenmar or its affiliates since January 1991 advised by a single advisor (as opposed to a portfolio of commodity trading advisors). In most cases, the pools were established as a way of testing, in a limited liability vehicle, commodity trading advisors relatively untested in managing customer assets. Investors should note that single-advisor pools do not demonstrate the Managing Owner's ability to manage a portfolio of commodity trading advisors.


                                     APPII-2

===============================================================================================================================
                                                                                                                         %
                                                                                                                       WORST
                                                                             AGGRE-                                   MONTHLY
                                             TYPE                             GATE         CURRENT      CURRENT        DRAW-
                                              OF       START     CLOSE        SUB-          TOTAL       NAV PER       DOWN &
                                             POOL      DATE       DATE       SCRIPT.         NAV        UNIT***        MONTH
===============================================================================================================================
KENMAR GLOBAL STRATEGIES PROGRAM
- -------------------------------------------------------------------------------------------------------------------------------
Performance Partners L.P.                     **       08/85      N/A       294,437,322    116,582,531  11,729.68     (15.87)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       1/91
- -------------------------------------------------------------------------------------------------------------------------------
Investments Limited                            *       03/94      N/A        46,240,528     16,628,086     992.00     (10.30)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       08/94
- -------------------------------------------------------------------------------------------------------------------------------
Derivative Investments Ltd.                    *       10/93      1/96       10,445,000              0   1,190.69     (13.46)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       01/95
- -------------------------------------------------------------------------------------------------------------------------------
Institutional Investor Partners L.P.           *       11/93     01/95       10,000,000              0     895.03     (9.42)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       8/94
- -------------------------------------------------------------------------------------------------------------------------------
MODERATE POOLS AND ACCOUNTS
- -------------------------------------------------------------------------------------------------------------------------------
Trends Limited Partnership                     *       05/96      N/A        10,926,956     10,926,956     983.99     (1.60)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       5/96
- -------------------------------------------------------------------------------------------------------------------------------
Pension Client IIA                             *       03/94      N/A        44,000,000     49,429,337     972.00     (6.88)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       02/96
- -------------------------------------------------------------------------------------------------------------------------------
Pension Client II B                            *       05/93      N/A        22,000,000     23,114,301   1,045.00     (3.72)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       7/95
- -------------------------------------------------------------------------------------------------------------------------------
Family Investment Partners L.P.                *       06/91     12/93       10,050,000              0   1,230.86     (3.56)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       8/93
- -------------------------------------------------------------------------------------------------------------------------------
Pension Client I.                              *       05/91     08/94      100,800,000              0   1,068.27     (3.81)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       1/94
- -------------------------------------------------------------------------------------------------------------------------------
Capital Partners Ltd.                          *       07/95      N/A         1.989,775      1.846,545   1,001.28     (5.77)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       02/96
- -------------------------------------------------------------------------------------------------------------------------------
Global Management Limited                      *       03/86      N/A        48,865,902      2,289,832  11,199.00     (17.08)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       8/86
- -------------------------------------------------------------------------------------------------------------------------------
Futures Trading Fund L.P.                      *       05/91      N/A         9,315,313      4,432,850     750.00     (5.62)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       1/92
- -------------------------------------------------------------------------------------------------------------------------------
Futures Trading Fund II, L.P.                  *       04/92      N/A         9,728,100     11,234,580   1,361.00     (6.42)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       2/96
- -------------------------------------------------------------------------------------------------------------------------------
Futures Trading Fund III, L.P.                 *       05/93      N/A         4,030,610      4,237,720   1,277.00     (5.62)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       9/93
- -------------------------------------------------------------------------------------------------------------------------------
DDF Trading Co.                                *       06/93       -         11,436,723     11,740,460   1,026.00     (5.78)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       2/96
- -------------------------------------------------------------------------------------------------------------------------------
FCGF I Trading Co.                             *       02/92       -         21,896,985     10,618,353   1,031.00     (6.23)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       2/96
- -------------------------------------------------------------------------------------------------------------------------------
Series One Futures Trading Limited             *       05/93       -          4,916,808      2,978,569     696.00     (5.64)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       1/96
- -------------------------------------------------------------------------------------------------------------------------------
Series Six Futures Trading Limited             *       01/94       -          4,290,807      3,465,903     979.00     (5.07)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       2/96
===============================================================================================================================
=================================================================================================================
                                                      %
                                                    WORST              PERCENTAGE RATE OF RETURN
                                                   PEAK-TO-            (COMPUTED ON A COMPOUNDED
                                                    VALLEY                   MONTHLY BASIS)                YEAR-
                                                   DRAWDOWN      ---------------------------------------    TO-
                                                   & PERIOD      1991    1992    1993     1994     1995    DATE
=================================================================================================================
KENMAR GLOBAL STRATEGIES PROGRAM
- -----------------------------------------------------------------------------------------------------------------
Performance Partners L.P.                          (33.20)      (8.61)   0.16    48.30   (9.79)    8.12    (17.6)
- -----------------------------------------------------------------------------------------------------------------
                                                 11/90-05/92
- -----------------------------------------------------------------------------------------------------------------
Investments Limited                                (31.47)        -       -        -     (4.73)   12.54    (7.5)
- -----------------------------------------------------------------------------------------------------------------
                                                  03/94-4/94
- -----------------------------------------------------------------------------------------------------------------
Derivative Investments Ltd.                        (26.33)        -       -     (1.84)    7.61     6.06      -
- -----------------------------------------------------------------------------------------------------------------
                                                  6/94-1/95
- -----------------------------------------------------------------------------------------------------------------
Institutional Investor Partners L.P.               (14.55)        -       -      0.77    (2.87)   (8.56)     -
- -----------------------------------------------------------------------------------------------------------------
                                                  6/94-8/94
- -----------------------------------------------------------------------------------------------------------------
MODERATE POOLS AND ACCOUNTS
- -----------------------------------------------------------------------------------------------------------------
Trends Limited Partnership                          (1.60)        -       -        -       -        -      (1.6)
- -----------------------------------------------------------------------------------------------------------------
                                                     5/96
- -----------------------------------------------------------------------------------------------------------------
Pension Client IIA                                 (12.64)        -       -        -     (3.90)    6.57    (5.1)
- -----------------------------------------------------------------------------------------------------------------
                                                  5/95-10/95
- -----------------------------------------------------------------------------------------------------------------
Pension Client II B                                 (5.78)        -       -        -      0.39     5.26    (1.1)
- -----------------------------------------------------------------------------------------------------------------
                                                  6/95-10/95
- -----------------------------------------------------------------------------------------------------------------
Family Investment Partners L.P.                     (9.52)       7.51    9.36    4.69      -        -        -
- -----------------------------------------------------------------------------------------------------------------
                                                  7/93-11/93
- -----------------------------------------------------------------------------------------------------------------
Pension Client I.                                   (9.50)       5.79    0.17    14.45  (11.92)     -        -
- -----------------------------------------------------------------------------------------------------------------
                                                  12/93-4/94
- -----------------------------------------------------------------------------------------------------------------
Capital Partners Ltd.                               (6.30)        -       -        -       -       2.26    (2.1)
- -----------------------------------------------------------------------------------------------------------------
                                                 02/96-03/96
- -----------------------------------------------------------------------------------------------------------------
Global Management Limited                          (22.33)     (13.12)  (8.69)   0.50     2.54     4.71     6.5
- -----------------------------------------------------------------------------------------------------------------
                                                  5/86-8/86
- -----------------------------------------------------------------------------------------------------------------
Futures Trading Fund L.P.                          (15.54)      (5.24) (16.94)   4.66    (4.32)    1.04    (5.8)
- -----------------------------------------------------------------------------------------------------------------
                                                  12/91-5/92
- -----------------------------------------------------------------------------------------------------------------
Futures Trading Fund II, L.P.                       (9.45)        -      5.73    21.64    0.18    15.10    (8.2)
- -----------------------------------------------------------------------------------------------------------------
                                                  5/95-10/95
- -----------------------------------------------------------------------------------------------------------------
Futures Trading Fund III, L.P.                      (9.85)        -       -      6.66     3.39    16.39    (0.5)
- -----------------------------------------------------------------------------------------------------------------
                                                  12/93-3/94
- -----------------------------------------------------------------------------------------------------------------
DDF Trading Co.                                    (10.43)        -       -      1.05    (3.06)   12.31    (6.8)
- -----------------------------------------------------------------------------------------------------------------
                                                  8/93-3/94
- -----------------------------------------------------------------------------------------------------------------
FCGF I Trading Co.                                 (13.54)        -     (1.50)   8.62    (4.15)    7.73    (6.7)
- -----------------------------------------------------------------------------------------------------------------
                                                  8/93-3/94
- -----------------------------------------------------------------------------------------------------------------
Series One Futures Trading Limited                 (33.04)        -       -     (11.25) (18.15)   (2.78)   (1.4)
- -----------------------------------------------------------------------------------------------------------------
                                                  7/93-3/96
- -----------------------------------------------------------------------------------------------------------------
Series Six Futures Trading Limited                 (12.93)        -       -        -      2.75     3.75    (7.5)
- -----------------------------------------------------------------------------------------------------------------
                                                  5/95-5/96
=================================================================================================================

                                     APPII-3

===============================================================================================================================
                                                                                                                         %
                                                                                                                       WORST
                                                                             AGGRE-                                   MONTHLY
                                             TYPE                             GATE         CURRENT      CURRENT        DRAW-
                                              OF       START     CLOSE        SUB-          TOTAL       NAV PER       DOWN &
                                             POOL      DATE       DATE       SCRIPT.         NAV        UNIT***        MONTH
===============================================================================================================================
MODERATE POOLS AND ACCOUNTS (cont'd)
- -------------------------------------------------------------------------------------------------------------------------------
International Fund Limited                     *       03/86     08/93       48,025,378              0   9,481.10     (17.08)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       08/86
- -------------------------------------------------------------------------------------------------------------------------------
Canadian Fund L.P.                             *       07/89      2/94       13,148,317              0     796.16     (11.44)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       10/89
- -------------------------------------------------------------------------------------------------------------------------------
Portfolio Group I                              *       01/90      6/91        3,041,639              0     904.39     (8.27)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       4/91
- -------------------------------------------------------------------------------------------------------------------------------
Portfolio Group II.                            *       02/90      2/91        3,028,146              0     917.90     (6.69)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       5/90
- -------------------------------------------------------------------------------------------------------------------------------
The Managed Futures Fund                       *       06/91     12/92       25,782,022              0     945.66     (7.69)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       1/92
- -------------------------------------------------------------------------------------------------------------------------------
Guaranteed Fund Limited                        *       04/90     12/91        4,948,589              0     886.62     (7.64)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       5/90
- -------------------------------------------------------------------------------------------------------------------------------
Futures Fund Limited                           *       02/92     12/94       55,782,854              0   1,066.89     (3.55)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       4/92
- -------------------------------------------------------------------------------------------------------------------------------
Futures Fund Limited II                        *       04/92     12/94       31,087,859              0   1,122.97     (3.70)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       2/94
- -------------------------------------------------------------------------------------------------------------------------------
AGGRESSIVE POOLS AND ACCOUNTS
- -------------------------------------------------------------------------------------------------------------------------------
Preferred Fund                                 *       01/93       -         20,000,000     20,061,043     998.00     (4.67)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       7/95
- -------------------------------------------------------------------------------------------------------------------------------
Venture Fund                                   *       03/97      N/A         2,625,000      3,833,036   2,970.38     (29.70)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       10/89
- -------------------------------------------------------------------------------------------------------------------------------
Guaranteed & L/C Fund                          *       07/90      7/95       10,758,490              0       7.45     (37.88)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       1/95
- -------------------------------------------------------------------------------------------------------------------------------
Guaranteed & L/C Fund II                       *       10/91      7/95        5,014,793              0   1,117.05     (5.62)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       7/95
- -------------------------------------------------------------------------------------------------------------------------------
Futures Fund Limited                           *       05/90      9/91        5,000,000              0   1,093.39     (9.70)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       1/91
- -------------------------------------------------------------------------------------------------------------------------------
SINGLE ADVISOR POOLS.
- -------------------------------------------------------------------------------------------------------------------------------
International Currency Fund L.P.            Single     04/91     12/93        2,312,504              0     903.45     (5.75)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       12/93
- -------------------------------------------------------------------------------------------------------------------------------
Strategic Investments Fund                  Single     08/93     10/94        1,143,233              0     717.41      9.45
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       01/94
- -------------------------------------------------------------------------------------------------------------------------------
Preferred Limited Partnership                 **       10/89     01/92        2,148,138              0   1,044.21     (16.32)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       05/90
- -------------------------------------------------------------------------------------------------------------------------------
Diversified Portfolio L.P.                  Single     12/90     04/92          122,000              0      92.29     (59.84)
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       01/91
- -------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================
                                                      %
                                                    WORST              PERCENTAGE RATE OF RETURN
                                                   PEAK-TO-            (COMPUTED ON A COMPOUNDED
                                                    VALLEY                   MONTHLY BASIS)                YEAR-
                                                   DRAWDOWN      ---------------------------------------    TO-
                                                   & PERIOD      1991    1992    1993     1994     1995    DATE
=================================================================================================================
MODERATE POOLS AND ACCOUNTS (cont'd)
- -----------------------------------------------------------------------------------------------------------------
International Fund Limited                        (22.33)      (13.12)  (8.69)   0.29      -        -        -
- -----------------------------------------------------------------------------------------------------------------
                                                06/86-09/86
- -----------------------------------------------------------------------------------------------------------------
Canadian Fund L.P.                                (41.37)       (5.23) (24.57)  (10.37)   0.62      -        -
- -----------------------------------------------------------------------------------------------------------------
                                                11/90-11/93
- -----------------------------------------------------------------------------------------------------------------
Portfolio Group I                                 (12.44)       (2.91)  (6.85)     -       -        -        -
- -----------------------------------------------------------------------------------------------------------------
                                                 10/90-6/91
- -----------------------------------------------------------------------------------------------------------------
Portfolio Group II.                               (12.74)       (1.58)  (6.73)     -       -        -        -
- -----------------------------------------------------------------------------------------------------------------
                                                 10/90-2/91
- -----------------------------------------------------------------------------------------------------------------
The Managed Futures Fund                           14.41         8.35  (12.72)     -       -        -        -
- -----------------------------------------------------------------------------------------------------------------
                                                 12/91-9/92
- -----------------------------------------------------------------------------------------------------------------
Guaranteed Fund Limited                           (15.35)      (10.12)    -        -       -        -        -
- -----------------------------------------------------------------------------------------------------------------
                                                10/90-12/91
- -----------------------------------------------------------------------------------------------------------------
Futures Fund Limited                              (7.98)         -     (0.82)   9.55    (1.81)     -        -
- -----------------------------------------------------------------------------------------------------------------
                                                 8/93-2/94
- -----------------------------------------------------------------------------------------------------------------
Futures Fund Limited II                           (8.01)         -      2.23    11.61   (1.58)     -        -
- -----------------------------------------------------------------------------------------------------------------
                                                 8/93-2/94
- -----------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------
AGGRESSIVE POOLS AND ACCOUNTS
- -----------------------------------------------------------------------------------------------------------------
Preferred Ltd.                                    (10.15)         -       -      19.68   (3.70)    0.81    (2.8)
- -----------------------------------------------------------------------------------------------------------------
                                                 9/95-3/96
- -----------------------------------------------------------------------------------------------------------------
Venture Fund                                      (48.75)       (7.15)   7.33    57.92    3.27     5.55     2.5
- -----------------------------------------------------------------------------------------------------------------
                                                10/90-04/92
- -----------------------------------------------------------------------------------------------------------------
Guaranteed & L/C Fund                             (49.23)      (16.74)  (2.07)   98.54   (8.57)  (55.86)     -
- -----------------------------------------------------------------------------------------------------------------
                                                 11/94-1/95
- -----------------------------------------------------------------------------------------------------------------
Guaranteed & L/C Fund II                          (10.04)       (3.55)   3.16    0.56    (1.30)   16.11      -
- -----------------------------------------------------------------------------------------------------------------
                                                 5/95-7/95
- -----------------------------------------------------------------------------------------------------------------
Futures Fund Limited                              (19.89)      (16.71)    -        -       -        -        -
- -----------------------------------------------------------------------------------------------------------------
                                                 10/90-8/91
- -----------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------
SINGLE ADVISOR POOLS.
- -----------------------------------------------------------------------------------------------------------------
International Currency Fund L.P.                  (18.40)        0.50    7.48   (16.37)    -        -        -
- -----------------------------------------------------------------------------------------------------------------
                                                09/92-12/93
- -----------------------------------------------------------------------------------------------------------------
Strategic Investments Fund                         28.26          -       -     (8.09)  (21.95)     -        -
- -----------------------------------------------------------------------------------------------------------------
                                                09/93-10/94
- -----------------------------------------------------------------------------------------------------------------
Preferred Limited Partnership                     (24.10)       (7.44)  (8.68)     -       -        -        -
- -----------------------------------------------------------------------------------------------------------------
                                                11/90-04/91
- -----------------------------------------------------------------------------------------------------------------
Diversified Portfolio L.P.                        (90.77)      (82.92) (45.95)     -       -        -        -
- -----------------------------------------------------------------------------------------------------------------
                                                12/90-04/92
=================================================================================================================


                                    APPII-4

                      FOOTNOTES TO PERFORMANCE INFORMATION


1. Name of Pool - Because each of the pool previously sponsored or managed by Kenmar has been offered either on a private placement basis in the United States or offshore exclusively to non-U.S. persons, such pools are not identified by their exact names herein.

2.      Type of Pool

        "Single" means that the assets are managed by one commodity trading advisor.

        * Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a "multi-advisor pool" as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool's funds available for trading.

        ** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a "multi-advisor-pool" as defined by the CFTC for the reason discussed above.

3.      Start Date

4. "Close Date" is the date the pool liquidated its assets and ceased to do business.

5. "Aggregate Subscriptions" is the aggregate of all amounts ever contributed to that pool, including investors who subsequently redeemed their investments.

6.      "Current Net Asset Value" is the Net Asset Value as of May 31, 1996.

7. "Current Net Asset Value Per Unit" is the Current Net Asset Value divided by the total number of Units outstanding as of May 31, 1996. Current Net Asset Value per Unit is based on the value of hypothetical $1,000 unit ($2156.07 for Kenmar International Futures Fund "B-Shares") of investment over time based upon the performance of the pool.

        *** In the case of liquidated pools or accounts, the NAV per unit on the date of liquidation of the pool or account.

8.      Annualized Rate of Return Since Inception

9. "Best Calendar Year Rate of Return" is the greatest rate of return achieved during any full calendar year since inception of trading.

10. "Worst Calendar Year Rate of Return" is the lowest rate of return sustained during any full calendar year since inception of trading.

11. "Current Year-to-Date Return" is the rate of return from January 1, 1996 through May 31, 1996.

12. "Worst Monthly % Drawdown" is the largest single month loss sustained since inception of trading. "Drawdown" as used in this section of the Offering Memorandum means losses experienced by the relevant fund over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures.

13.     "Month" is the month of the Worst Monthly % Drawdown.

14. "Worst Peak-to-Valley Drawdown" is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns


                                     APPII-5
        where the negative returns are larger than the positive ones. "Peak-to-valley drawdown" as used in this section of the Offering Memorandum represents the greatest percentage decline from any month-end net asset value per unit (share) which occurs without such month-end net asset value per unit (share) being equaled or exceeded as of a subsequent month-end. For example, if the net asset value per unit (share) of a particular fund declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to- valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the net asset value per unit (share) had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

15.     "Period" is the period of the Worst Peak-to-Valley Drawdown.


                                     APPII-6

                                  APPENDIX III

                                THE SELLING AGENT

       Kenmar has not selected the principal Selling Agent for the Trust.





                                    APPIII-1

                                   APPENDIX IV

                                    GLOSSARY

                          See "Index of Defined Terms."

Blue Sky Glossary

         The following definitions are included in this Appendix IV in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the "Guidelines for the Registration of Commodity Pool Programs" Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Trust.

         Definitions -- As used in the Guidelines, the following terms have the following meanings:

         Administrator -- The official or agency administering the security laws of a state.

         Advisor -- Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

         Affiliate -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

         Capital Contributions -- The total investment in a Program by a Participant or by all Participants, as the case may be.

         Commodity Broker -- Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

         Commodity Contract -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

         Cross Reference Sheet -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

         Net Assets -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

         Net Asset Value Per Program Interest -- The Net Assets divided by the number of Program Interests outstanding.

         Net Worth -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

         New Trading Profits -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if


                                     APPIV-1
any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

         Organizational and Offering Expenses -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

         Participant -- The holder of a Program Interest.

         Person -- Any natural Person, partnership, corporation, association or other legal entity.

         Pit Brokerage Fee -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

         Program -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

         Program Broker -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

         Program Interest -- A limited partnership interest or other security representing ownership in a program.

         Pyramiding -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

         Sponsor -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

         Valuation Date -- The date as of which the Net Assets of the Program are determined.

         Valuation Period -- A regular period of time between Valuation Dates.


                                     APPIV-2

                                                                       EXHIBIT A


                               KENMAR GLOBAL TRUST


                              AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT





                                   Dated as of
                                  July __, 1996


                              KENMAR ADVISORY CORP.
                                 MANAGING OWNER

                               KENMAR GLOBAL TRUST

                              AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT
                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
 1. Declaration of Trust...................................................TA-1
 2. The Trustee............................................................TA-2
    (a)  Term; Resignation.................................................TA-2
    (b)  Powers............................................................TA-2
    (c)  Compensation and Expenses of the Trustee..........................TA-2
    (d)  Indemnification...................................................TA-2
    (e)  Successor Trustee.................................................TA-3
    (f)  Liability of the Trustee..........................................TA-3
    (g)  Reliance by the Trustee and the Managing Owner; Advice of Counsel.TA-4
    (h)  Not Part of Trust Estate..........................................TA-4
 3. Principal Office.......................................................TA-4
 4. Business...............................................................TA-4
 5. Term, Dissolution, Fiscal Year and Net Asset Value.....................TA-5
    (a)  Term..............................................................TA-5
    (b)  Dissolution.......................................................TA-5
    (c)  Fiscal Year.......................................................TA-5
    (d)  Net Asset Value...................................................TA-5
 6. Net Worth of Managing Owner............................................TA-5
 7. Capital Contributions; Units...........................................TA-5
 8. Allocation of Profits and Losses.......................................TA-6
    (a)  Capital Accounts and Allocations..................................TA-6
    (b)  Allocation of Profit and Loss for Federal Income Tax Purposes.....TA-6
    (c)  Incentive Fees; Profit Shares.....................................TA-8
    (d)  Expenses..........................................................TA-8
    (e)  Limited Liability of Unitholders..................................TA-9
    (f)  Return of Capital Contributions...................................TA-9
 9. Management of the Trust................................................TA-9
10. Audits and Reports to Unitholders......................................TA-11
11. Assignability of Units.................................................TA-11
12. Redemptions............................................................TA-12
13. Offering of Units......................................................TA-13
14. Additional Offerings...................................................TA-13
15. Special Power of Attorney..............................................TA-13
16. Withdrawal of a Unitholder.............................................TA-14
17. Standard of Liability; Indemnification.................................TA-14
    (a)  Standard of Liability for the Managing Owner......................TA-14
    (b)  Indemnification of the Managing Owner by the Trust................TA-14
    (c)  Indemnification of the Trust by the Unitholders...................TA-16
18. Amendments; Meetings...................................................TA-16
    (a)  Amendments with Consent of the Managing Owner.....................TA-16
    (b)  Amendments and Actions without Consent of the Managing Owner......TA-16
    (c)  Meetings; Other Voting Matters....................................TA-16
19. Governing Law..........................................................TA-17
20. Miscellaneous..........................................................TA-17
    (a)  Notices...........................................................TA-17
    (b)  Binding Effect....................................................TA-17
    (c)  Captions..........................................................TA-17
21. Certain Definitions....................................................TA-17
22. No Legal Title to Trust Estate.........................................TA-19
23. Legal Title............................................................TA-19
24. Creditors..............................................................TA-19

                               KENMAR GLOBAL TRUST

                              AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT

         This Amended and Restated Declaration of Trust and Trust Agreement (the "Declaration of Trust Agreement") is made as of July __, 1996, by and among Kenmar Advisory Corp., a Connecticut corporation, (the "Managing Owner"), Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee") and each other party who becomes a party to this Declaration of Trust Agreement as an owner of a unit ("Unit") of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").

                                   WITNESSETH:

         WHEREAS, the Managing Owner, the Trustee and a private partnership of which the Managing Owner is a general partner, as the initial beneficial owner, formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq., as amended from time to time (the "Act"), by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on July 17, 1996, and entering into the Declaration and Agreement of Trust, dated as of July 17, 1996; and

         WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts for commodities, financial instruments and currencies, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading by allocating Trust Assets to independent professional trading advisors ("Advisors") selected from time to time by the Managing Owner.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Declaration of Trust.

         The Managing Owner hereby acknowledges that the Trust has received the sum of $400 in a bank account opened in the name of the Trust from the Managing Owner as grantor of the Trust and $1,600 from the initial beneficial owner (the "Initial Unitholder"), and the Trustee hereby declares that it shall hold such sums in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

         Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

         2. The Trustee.

         (a) Term; Resignation.

                        (i) Wilmington Trust Company has been appointed and
                hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

                        (ii) The Trustee may resign at any time upon the giving
                of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty
                (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

         (b) Powers. Except to the extent expressly set forth in this Section 2, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

         (c) Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

         (d) Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which this Trust is a party (the "Trust Estate") to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

         (e) Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

         (f) Liability of the Trustee. Except as otherwise provided in this
Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

                        (i) the Trustee shall have no liability or
                responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

                        (ii) the Trustee shall not be liable for any actions
                taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or any Unitholder;

                        (iii) the Trustee shall not have any liability for the
                acts or omissions of the Managing Owner;

                        (iv) the Trustee shall not be liable for its failure to
                supervise the performance of any obligations of the Managing Owner, any commodity broker, any Selling Agents or any additional Selling Agents;

                        (v) no provision of this Declaration of Trust shall
                require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                        (vi) under no circumstances shall the Trustee be liable
                for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

                        (vii) the Trustee shall be under no obligation to
                exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

                        (viii) notwithstanding anything contained herein to the
                contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

         (g) Reliance by the Trustee and the Managing Owner; Advice of Counsel.

                        (i) In the absence of bad faith, the Trustee and the
                Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

                        (ii) In the exercise or administration of the trust
                hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and
                (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

         (h) Not Part of Trust Estate. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall be deemed not to be part of the Trust Estate immediately after such payment.

         3. Principal Office.

         The address of the principal office of the Trust shall be c/o the Managing Owner, Two American Lane, Greenwich, Connecticut 06831-8150; telephone:
(203) 861-1000. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

         4. Business.

         The Trust's business and purpose is to trade, buy sell, swap or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments, stock indices, metals, energy contracts and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

             5. Term, Dissolution, Fiscal Year and Net Asset Value.

        (a) Term. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within ninety days after such event all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust; (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) dissolution of the Trust pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or require termination of the Trust. In the event that the Managing Owner (or an affiliate thereof) ceases to be the trust's managing owner, the word "Kenmar" shall be deleted from the name of the Trust, and any appropriate filings shall be made.

        (b) Dissolution. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up.

        (c) Fiscal Year. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

        (d) Net Asset Value. Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Profit Shares and Incentive Fees (as described in the Prospectus, as defined in Section 9 hereof) shall reduce Net Asset Value, even though such Profit Shares and Incentive Fees may never, in fact, be paid.

         6. Net Worth of Managing Owner.

         The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than 10% of the total contributions to the Trust and all other entities of which it is managing owner or general partner.

         The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

         7. Capital Contributions; Units.

         The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

         The Managing Owner, so long as it is generally liable for the obligations of the Trust, or any substitute managing owner, shall invest in the Trust, as a general liability interest, sufficient capital so that the Managing Owner will have at all times a capital account equal to 1% of the total capital accounts of the Trust (including the Managing

Owner's). The Managing Owner may withdraw any interest it may have in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Unitholder, provided that it must maintain the minimum interest described in the preceding sentence.

         The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

         The Managing Owner may, without the consent of any Unitholders of the Trust, admit to the Trust purchasers of Units as unitholders of the Trust.

         Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained. Such Unitholder shall be deemed a beneficial owner within the meaning of the Act.

         8. Allocation of Profits and Losses.

         (a) Capital Accounts and Allocations. A capital account shall be established for each Unit, and for the Managing Owner on a Unit-equivalent basis. The balance of each Unit's capital account shall be the amount contributed to the Trust with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Incentive Fee and Profit Share accruals which may, in fact, never be paid. As of the close of business (as determined by the Managing Owner) on the last day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Units then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the Managing Owner for items such as brokerage commissions and Incentive Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the Managing Owner.

         For purposes of this Section 8, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

         (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

         (1) First, items of ordinary income and expense (other than the Incentive Fee and Profit Shares which shall be allocated as set forth in Section 8(b)(2)) shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

         (2) Second, any Incentive Fee or Profit Shares paid to the Managing Owner or the Advisors shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's Net Incentive Fee or Net Profit Share (the excess, if any, of the aggregate of all Incentive Fees or Profit Shares, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all "reversals" of Incentive Fees or Profit Shares, as the case may be, allocated to such Unit) bears to the Net Incentive Fee or Net Profit Share, as the case may be, of all Units; provided that the Managing Owner may allocate Incentive Fees and Profit Shares first to Units whose Net Asset Value was reduced by accrued Incentive Fees and Profit Shares upon redemption, in an amount up to the amount of such reduction.

         (3) Third, capital gain or loss shall be allocated as follows:

         (A) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Trust for each Unit. As of the end of each fiscal year:

                        (i) Each tax account shall be increased by the amount of
                income allocated to each Unit pursuant to Sections 8(b)(1) and 8(b)(3)(C).

                        (ii) Each tax account shall be decreased by the amount
                of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

                        (iii) When a Unit is redeemed, the tax account
                attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

         (B) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed (before taking into account any early redemption charges) over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(B) or Section 8(b)(3)(D)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

         (C) Capital Gain remaining after the allocation described in Section 8(b)(3)(B) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of their tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) allocable to such Units in the ratio that each such Unitholder's excess bears to the aggregate excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

         (D) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this
Section 8(b)(3)(D) or Section 8(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (before taking into account any early redemption charges) (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this
Section 8(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

         (E) Capital Loss remaining after the allocation described in Section 8(b)(3)(D) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) with respect to such Units in the ratio that each such Unitholder's negative excess bears to the aggregate negative excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

         (F) For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

         (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that profit and loss are allocated to such Unitholders so as to eliminate, to the extent possible, any disparity between the Unitholder's capital account and his tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

         (5) The allocations of profit and loss to the Unitholders in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

         (c) Incentive Fees; Profit Shares. Incentive Fees shall be payable to the Managing Owner as of the end of each calendar year and upon redemption of Units.

         Incentive Fees shall equal 5% of New Overall Appreciation (if any) calculated as of each fiscal year-end and upon redemption of Units. New Overall Appreciation shall be calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Trust, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Trust.

         Incentive Fees shall be paid by the Trust as a whole, irrespective of whether the Net Asset Value has declined below the purchase price of such Unit. Accrued Incentive Fees shall reduce the redemption price of Units and shall be paid to the Managing Owner upon redemption. The amount (if any) of the accrued Incentive Fee that shall be paid to the Managing Owner upon the redemption of any Unit shall be determined by dividing the total Incentive Fee as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Incentive Fee shall be paid to the Managing Owner on December 31 of each year.

         For capital account purposes, accrued Incentive Fees shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Incentive Fee accrued, and reversals of accrued Incentive Fees shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Incentive Fee was accrued.

         Early redemption charges shall in no respect reduce New Overall Appreciation.

         The Profit Shares paid to the Advisors pursuant to the Advisory Agreements among the Managing Owner, the Trust and each such Advisor shall result in deductions being allocated to the Unitholders. Such allocation shall apply the same principles as the allocation of Incentive Fee deductions described above. Profit Shares with respect to any calendar quarter will be paid to an Advisor as of the last day of such period, except that Profit Shares with respect to Units redeemed as of the last day of any month that does not end a calendar quarter shall be paid as of the day such Units are redeemed and Profit Shares with respect to Units redeemed as of the end of any month that ends a calendar quarter shall be paid to an Advisor in the same manner and at the same time as if such Units had not been redeemed.

         In the event assets are withdrawn from an Advisor's account or the Trust as a whole (other than to pay expenses), any loss carryforward shall be proportionally reduced for purposes of calculating subsequent Profit Shares and Incentive Fees. Loss carryforward reductions shall not be restored as a result of subsequent additions of capital.

         The Managing Owner may adjust the allocations set forth in this Section 8(c), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

         (d) Expenses. The Managing Owner shall pay, without reimbursement, the selling and "trailing commissions" relating to the offering of the Units. The Trust shall pay the Managing Owner brokerage commissions at the rate of 11% per annum of the average month-end Net Assets of the Trust, prior to reduction for any accrued but unpaid fees or expenses. The Trust shall bear all administrative costs, ongoing offering costs and any taxes applicable to it and any charges incidental to trading, including agency brokerage commissions (e.g., "bid-ask" spreads). Any unreimbursed organizational and initial offering expenses as of the date of the Trust's dissolution shall not be reimbursed to the Managing Owner from the proceeds resulting from such dissolution. However, none of the Managing Owner's "overhead" expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries, rent and travel expenses) shall be charged to the Trust. Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Trust's account shall be billed directly to the Trust. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

         (e) Limited Liability of Unitholders. Each Unit, when purchased in accordance with this Declaration of Trust and Trust Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Declaration of Trust and Trust Agreement to the contrary notwithstanding, except as otherwise provided by law, no Unitholder shall be liable for Trust obligations in excess of the capital contributed by such Unitholder, plus his share of undistributed profits and assets.

         (f) Return of Capital Contributions. No Unitholder or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

         9. Management of the Trust.

         The Managing Owner, to the exclusion of all Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

         The Managing Owner may in furtherance of the business of the Trust cause the Trust to retain Advisors to buy, sell, hold, or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments, provided that the Trust shall not invest in any debt instruments other than Treasury securities, short-term sovereign debt instruments and other investments authorized by the Commodity Futures Trading Commission (the "CFTC") for the investment of "customer funds," and shall not invest in any equity security without prior notice to Unitholders, all as described in the prospectus relating to the offering of the Units in effect as of the time that such Unitholder last purchased Units while in receipt of a current prospectus (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration of Trust and Trust Agreement) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust, provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually
- -- including pit brokerage and service fees -- of the Trust's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher. The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions paid to the Managing Owner and the Annual Incentive Fee, as described in the Prospectus, have exceeded 14% of the Trust's average Net Assets during the preceding year. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Advisory Agreements and the Selling Agreement as described in the Prospectus. The Managing Owner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Trust's brokerage commissions may not be increased

(i) during any period when redemption charges are in effect or (ii) without prior written notice to Unitholders within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Unitholder's voting and redemption rights and a description of any material effect of such increase.

         In addition to any specific contract or agreements described herein, the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration of Trust and Trust Agreement, the Act or any applicable law, rule or regulations.

         The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all Trust funds and assets and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

         The Managing Owner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

         The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with Section 17(a) of this Declaration of Trust and Trust Agreement. If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged the Trust (without reference to the Managing Owner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Owner shall not receive "points" or other financing charges or fees regardless of the amount. Except in respect of the Incentive Fee, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor for the Trust shall be affiliated with the Trust's commodity broker, the Managing Owner or their affiliates. The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of all Units then owned by the Unitholders. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner shall be terminable by the Trust upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

         The Trust is prohibited from employing the trading technique commonly known as "pyramiding." A trading manager or advisor of the Trust taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

         The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

         The Managing Owner shall reimburse the Trust for any advisory fees paid by the Trust to any trading advisor over the course of any fiscal year, to the extent that the fees paid during such year exceed the 6% annual management fees and the 15% quarterly incentive fees (calculating New Trading Profit, as defined in the Prospectus, after all expenses and without including interest income) contemplated by the NASAA Guidelines. Any such reimbursement shall be made on a present value basis, fully compensating the Trust for having made payments at any time during the year which would not otherwise have been due from it. The Managing Owner shall disclose any such reimbursement in the Annual Report delivered to Unitholders.

         The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

         10. Audits and Reports to Unitholders.

         The Trust books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements of the Trust for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 30 of each year) such tax information as is necessary for a Unitholder to complete his federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Managing Owner shall include in the Annual Reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year. Unitholders or their duly authorized representatives may inspect the Trust books and records during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, upon request by the Managing Owner, the Unitholder shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder's interest as an investor in the Trust.

         The Managing Owner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Unitholder.

         The Managing Owner shall maintain and preserve all Trust records for a period of not less than six (6) years.

         The Managing Owner will, with the assistance of the Trust's commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust in order to assess whether the rates charged the Trust are competitive in light of the services it receives. If, as a result of such review, the Managing Owner determines that such rates are not competitive in light of the services provided to the Trust, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust.

         11. Assignability of Units.

         Each Unitholder expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Trust shall be effective against the Trust or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. The Managing Owner's consent is required for the admission of a substituted Unitholder, and the Managing Owner intends to so consent, provided the Managing Owner and the Trust receive an opinion of counsel to the Managing Owner that such admission will not adversely affect the classification of the Trust as a partnership for federal income tax purposes. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the first day of the month succeeding the month in which the Managing Owner receives notice of such assignment, transfer or disposition.

         12. Redemptions.

         A Unitholder, the Managing Owner or any assignee of Units of whom the Managing Owner has received written notice as described above may redeem all or any of his Units (such redemption being herein referred to as a "redemption") effective as of the close of business (as determined by the Managing Owner) on the last day of any month, beginning with the end of the sixth month after such Units are sold; provided that: (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them; and (ii) the Managing Owner shall have timely received a request for redemption, as provided in the second following paragraph.

         Units redeemed on or before the end of the twelfth full calendar month and after the end of the twelfth full month but on or before the end of the eighteenth full calendar month after the date as of which such Units begin to participate in the profits and losses of the Trust are subject to early redemption charges of 3% and 2%, respectively, of the Net Asset Value at which they are redeemed. Such charges will be paid to the Managing Owner. In the event that a Unitholder acquires Units at more than one month-end, such Units will be treated on a "first-in, first-out" basis for purposes of determining whether such Units are redeemable and whether early redemption charges apply.

         Requests for redemption must be received by the Managing Owner at least ten calendar days, or such lesser period as shall be acceptable to the Managing Owner, in advance of the requested effective date of redemption. The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

         If at the close of business (as determined by the Managing Owner) on any day, the Net Asset Value per Unit has decreased to $50 or less, after adding back all distributions, the Trust shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Managing Owner (and any other managing owners of the Trust) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have his interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of his interest in the Trust, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value of a Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading. The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. If the Managing Owner declares a Special Redemption Date, the Managing Owner need not again call a Special Redemption Date (whether or not a Special Redemption Date would be required to be called as described above); and the Managing Owner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing

Owner, irrespective of the provisions of this paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units and permit certain Unitholders to redeem at other than month-end.

         Redemption payments will be made within ten business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

         Only whole Units may be redeemed, except upon complete redemption of an investor's Units, unless the Managing Owner specifically otherwise consents. Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units provided that, for investors redeeming less than all their Units, such investors remaining units equal at least $500.

         The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

         13. Offering of Units.

         The Managing Owner on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

         The Managing Owner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

         14. Additional Offerings.

         The Managing Owner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 4(d) hereof) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

         The Trust may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class.

         15. Special Power of Attorney.

         Each Unitholder by his execution of this Declaration of Trust and Trust Agreement does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust and Trust Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Trust; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

         16. Withdrawal of a Unitholder.

         The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the Managing Owner, or any other event that causes the Managing Owner to cease to be a managing owner under the Act, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust and Trust Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Unitholder and assignee of whom the Managing Owner has notice. If the Managing Owner withdraws as managing owner and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal.

         The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust assets without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner. No provision of this Declaration of Trust and Trust Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

         The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a Unitholder (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest in the Trust except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration of Trust and Trust Agreement for a Unitholder to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

         17. Standard of Liability; Indemnification.

         (a) Standard of Liability for the Managing Owner. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

         (b) Indemnification of the Managing Owner by the Trust. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the

Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

         Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as Selling Agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

         In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

         The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

         For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

         Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

         Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

         In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Declaration of Trust and Trust Agreement.

         In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

         In no event shall any indemnification obligations of the Trust under this subsection (b) of this Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

         (c) Indemnification of the Trust by the Unitholders. In the event the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Unitholder's activities, obligations or liabilities unrelated to the Trust's business, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

         18. Amendments; Meetings.

         (a) Amendments with Consent of the Managing Owner. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust and Trust Agreement, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, subject to the immediately following sentence, by the holders of Units representing a majority of the outstanding Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Owner, mere receipt of an adequate number of unrevoked written consents being sufficient. The Managing Owner may amend this Declaration of Trust and Trust Agreement without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and Trust Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust and Trust Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration of Trust and Trust Agreement which the Managing Owner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Unitholders, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the Trust from holding "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

         (b) Amendments and Actions without Consent of the Managing Owner. In any vote called by the Managing Owner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust and Trust Agreement may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust and Trust Agreement without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.

         (c) Meetings; Other Voting Matters. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of the Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust and Trust Agreement, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

         The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

         In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust and Trust Agreement in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

         19. Governing Law.

         The validity and construction of this Declaration of Trust and Trust Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

         20. Miscellaneous.

         (a) Notices. All notices under this Declaration of Trust and Trust Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

         (b) Binding Effect. This Declaration of Trust and Trust Agreement shall inure to and be binding upon all of the parties, all parties indemnified under
Section 18 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

         (c) Captions. Captions in no way define, limit, extend or describe the scope of this Declaration of Trust and Trust Agreement nor the effect of any of its provisions. Any reference to "persons" in this Declaration of Trust and Trust Agreement shall also be deemed to include entities, unless the context otherwise requires.

         21. Certain Definitions.

         This Declaration of Trust and Trust Agreement contains certain provisions required by the NASAA Guidelines. The terms used in such provisions are defined as follows (the following definitions are included verbatim from the NASAA Guidelines and, accordingly, may not in all cases be relevant to this Declaration of Trust and Trust Agreement):

         Administrator. The official or agency administering the securities laws of a state.

         Advisor. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

         Affiliate. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

         Capital Contributions. The total investment in a Program by a Participant or by all Participants, as the case may be.

         Commodity Broker. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account.

         Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

         Cross Reference Sheet. A compilation of the Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

         Net Assets. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open posi tions, and any fee or expense including Net Asset fees accruing to the Program.

         Net Asset Value Per Program Interest. The Net Assets divided by the number of Program Interests outstanding.

         Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

         New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in the margin account.

         Organizational and Offering Expenses. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interests under federal and state law including taxes and fees, accountants' and attorneys' fees.

         Participant. The holder of a Program Interest.

         Person. Any natural Person, partnership, corporation, association or other legal entity.

         Pit Brokerage Fee. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

         Program. A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

         Program Broker. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

         Program Interest. A limited partnership interest or other security representing ownership in a Program.

         Pyramiding. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

         Sponsor. Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

         Valuation Date. The date as of which the Net Assets of the Program are determined.

         Valuation Period. A regular period of time between Valuation Dates.

         22. No Legal Title to Trust Estate.

         The Unitholders shall not have legal title to any part of the Trust Estate.

         23. Legal Title.

         Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

         24. Creditors.

         No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

         IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.

                                  WILMINGTON TRUST COMPANY
                                  as Trustee


                                  By: ________________________________
                                      Name:
                                      Title:


                                  KENMAR ADVISORY CORP.
                                  as Managing Owner



                                  By: __________________________________________
                                      Name:
                                      Title:


                                  KENMAR VENTURE PARTNERS LIMITED PARTNERSHIP
                                    as Initial Unitholder


                                  By:  KENMAR ADVISORY CORP., GENERAL PARTNER



                                  By: __________________________________________
                                      Name:
                                      Title:

                                  All Unitholders now and hereafter
                                  admitted as Unitholders of the
                                  Trust, pursuant to powers of
                                  attorney now and hereafter executed
                                  in favor of, and granted and
                                  delivered to, the Managing Owner.


                                  By: __________________________________________
                                                 Attorney-in-Fact

                                   Schedule A

                                      FORM
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                               KENMAR GLOBAL TRUST
                               -------------------

         THIS Certificate of Trust of KENMAR GLOBAL TRUST (the "Trust"), dated July 17, 1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. 3801 et seq.)

         1. Name. The name of the business trust formed hereby is Kenmar Global Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                        WILMINGTON TRUST COMPANY
                                        as Trustee



                                        By: /s/ W. Chris Sponenberg
                                            ------------------------------------
                                            Name:  W. Chris Sponenberg
                                            Title: Financial Services Officer

                                                                           ANNEX
                               KENMAR GLOBAL TRUST

                             REQUEST FOR REDEMPTION

KENMAR GLOBAL TRUST                                          ___________________
c/o Kenmar Advisory Corp.                                           Date
  Managing Owner
Two American Lane
P.O. Box 5150
Greenwich, CT  06831-8150

Dear Sirs:

         The undersigned (trust account number ________ hereby requests redemption subject to all terms and conditions of the Declaration of Trust and Trust Agreement (the "Declaration of Trust") of KENMAR GLOBAL TRUST (the "Trust"), of _____ Units of Beneficial Interest ("Units") in the Trust. (Insert the number of whole Units to be redeemed; subscribers may redeem any number of whole Units, they need not redeem all or any minimum number of their Units in order to redeem certain of their Units; however, if no number is indicated, all Units held of record by the undersigned will be redeemed; fractional Units may only be redeemed upon complete redemption of undersigned's interest in the Trust.) Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received at least ten (10) business days prior to the end of such month. Payment of the redemption price of Units will generally be made within ten (10) business days of the date of redemption.

         The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

         Redemption charges of 3% and 2% of the Net Asset Value of Units redeemed on or before the end of the 6th month through the end of the 12th month after sale and from the end of the 12th full calendar month through the end of the 18th month after sale will be deducted from the redemption price of all such Units paid to the Managing Owner.

                                   ----------

United States Taxable Unitholders Only

         Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Unitholders Only

         Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

      SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

  |_| Credit my brokerage account            |_| Send to the address below

- --------------------------------------------------------------------------------
       Name                       Street                City, State and Zip Code

Entity Unitholder                                Individual Unitholder(s)
(or assignee)                                    (or assignee(s))

- -----------------------------------------   ------------------------------------
           (Name of Entity)
                                            ------------------------------------

By:______________________________________   ____________________________________
   (Authorized corporate officer,           (Signature(s) of all Unitholder(s)
     partner or trustee)                      or assignee(s))

                                                                       EXHIBIT B


                               KENMAR GLOBAL TRUST

                                   ----------

                            SUBSCRIPTION REQUIREMENTS

         By executing a Subscription Agreement and Power of Attorney Signature Page for Units of Beneficial Interest ("Units") of Kenmar Global Trust (the "Trust"), each purchaser ("Purchaser") of Units irrevocably subscribes for Units at Net Asset Value, as described in the Trust's Prospectus dated _____________, 1996 (the "Prospectus"). Except as set forth below in the case of Maine and Michigan residents, investors who are currently Unitholders in the Trust need not execute an additional Subscription Agreement and Power of Attorney Signature Page in order to purchase additional Units. However, such persons must receive a current Prospectus for the Trust and carefully review this Exhibit B -- Subscription Requirements as well as the Subscription Agreement and Power of Attorney. Such persons' Selling Agent representatives are required to reconfirm that such persons continue to meet the suitability requirements set forth both herein and therein in order for such persons to be able to purchase additional Units.

         By executing a Subscription Agreement and Power of Attorney Signature Page, Purchaser has thereby authorized _____________________________ or one of its affiliates (the "Selling Agent") to debit Purchaser's customer securities account in the full amount of his subscription. If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Trust and to be bound by the terms of the Trust's Declaration of Trust and Trust Agreement, which will be in substantially the form of the Declaration of Trust and Trust Agreement included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Trust and Kenmar Advisory Corp. ("Kenmar"), the managing owner of the Trust, for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the subscription price of the Units subscribed for by Purchaser.

Representations and Warranties

         As an inducement to Kenmar to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Trust, Kenmar, and the Selling Agent as follows:

          (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney Signature Page and is legally competent to do so. Purchaser acknowledges that Purchaser has received (prior to any solicitation of Purchaser's investment) a copy of the Prospectus -- including the Appendices, the Declaration of Trust and Trust Agreement and summary financial information relating to the Trust current within 60 calendar days -- dated within nine months of the date as of which Purchaser has subscribed to purchase Units.

          (b) All information that Purchaser has heretofore furnished to Kenmar or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to Kenmar.

          (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

          (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

          (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Unitholder pursuant to the Declaration of Trust and Trust Agreement.

          (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that Kenmar attempt to verify that any entity which seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. Purchaser agrees to supply Kenmar with such information as Kenmar may reasonably request in order to attempt such verification. Most entities which acquire Units will, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as "commodity pool operators."

          (g) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating to the Trust; (b) the Plan Fiduciary has determined that an investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of Kenmar, any Advisor to the Trust, the Selling Agent, the Commodity Broker, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of Kenmar, any Advisor to the Trust, the Selling Agent, the Commodity Broker and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of Kenmar, furnish Kenmar with such information as Kenmar may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.

         The representations and statements set forth herein may be asserted in the defense of the Trust, Kenmar, the Advisors to the Trust, the Selling Agent or others in any subsequent litigation or other proceeding.

                                   ----------

Investor Suitability

         Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles). Residents of the following states must meet the requirements set forth below ("net worth" for such purposes is in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his or her readily marketable assets in the Trust.

         1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         2. California -- Net worth of at least $250,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

         3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

         4. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. All Maine residents, including existing Unitholders in the Trust subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page. Maine residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Maine residents, a copy of which shall accompany this Prospectus as delivered to all Maine residents.

         5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 1995 of at least $60,000. All Michigan residents, including existing Unitholders in the Trust subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page.

         7. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         8. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         9. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         10. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

         11. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         12. Oklahoma-- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

         13. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

         14. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000.

         15. South Carolina -- Net worth of at least $100,000 or a net income in 1995 some portion of which was subject to maximum federal and state income tax.

         16. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         17. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

         18. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                                                                       EXHIBIT C


                               KENMAR GLOBAL TRUST

                                   ----------

                            SUBSCRIPTION INSTRUCTIONS

         Any person considering purchasing Units should carefully read and review the Prospectus of the Trust dated __________, 1996, together with the summary financial information relating to the Trust current within 60 calendar days which accompanied the Prospectus.

         The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her readily marketable assets in the Trust.

         Existing Unitholders who are subscribing for additional Units (except Maine and Michigan residents) need not complete an additional Subscription Agreement and Power of Attorney Signature Page but must receive a current Prospectus for the Trust and carefully review the Subscription Agreement and Power of Attorney as well as Exhibit B -- Subscription Requirements. Such Unitholders' Selling Agent representatives must reconfirm that such Unitholders continue to meet the standards and requirements set forth herein and in Exhibit B -- Subscription Requirements in order for such Unitholders to be eligible to purchase additional Units.

                                   ----------

FILL IN ALL OF THE BLANKS ON PAGES SA-__ through SA-__; TYPE OR PRINT USING BLACK INK ONLY, AS FOLLOWS:

Item 1    --    Name of Purchaser

Item 2    --    Enter the subscription amount (number of Units to be purchased at $100 per Unit).

Item 3    --    Enter customer's Selling Agent Information and Account Number.

Item 4    --    Check the appropriate category identifying type of Purchaser.

Item 5    --    Enter the exact name in which the Units are to be held. Enter basic Purchaser information, including the Social Security
                Number or Taxpayer ID Number. In case of joint ownership, either
                Social Security Number may be used.

         The Signature Page is self-explanatory for most types of investors; however, we have provided specific instructions for the following types of investors:

         Trust -- Enter the Trust name and the trustee's name, followed by "Trustee." If applicable, enter the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

         Custodian Under Uniform Gifts to Minors Act -- Complete Item 5 with the name of minor followed by "UGMA." Enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

         Partnership or Corporation -- The Partnership or Corporation name is required. Also, enter an officer's or partner's name. Be sure to furnish the Taxpayer ID Number of the Trust or Corporation.


                                     SA-(i)

Item 6    --    The investor(s) (except current Unitholders in the Trust other than residents of Maine or Michigan) must execute the Subscription Agreement and Power of Attorney Signature Page
                (Item 6, Page SA-__) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in Item 10.

Item 7    --    Selling Agent representatives must complete the information required.

     The Specimen Copy of the Subscription Agreement and Power of Attorney
       Signature Page (Pages SA-__ through SA-__) should not be executed.

Instructions to Selling Agent representatives:

       The executed Subscription Agreement and Power of Attorney Signature
                  Page must be retained in the Branch Office.

         Reconfirmations (i.e., Subscription Agreement and Power of Attorney Signature Pages executed by Selling Agent representatives) or another form of written reconfirmation approved by the Branch Office regarding the continuing suitability of existing Unitholders subscribing for additional Units must also be retained in the Branch Office.


                                    SA-(ii)

                               KENMAR GLOBAL TRUST

                          UNITS OF BENEFICIAL INTEREST

                                   ----------

         BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                 OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

                                   ----------

                           SUBSCRIPTION AGREEMENT AND
                                POWER OF ATTORNEY

Kenmar Global Trust
c/o Kenmar Advisory Corp.
Managing Owner
Two American Lane
Greenwich, Connecticut  06831-8150

Dear Sirs:

         1. Subscription for Units. I hereby subscribe for the number of units of beneficial interest ("Units") in Kenmar Global Trust (the "Trust") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto; a minimum of 50 Units (or, if less, $5,000) must be purchased -- 20 Units (or, if less, $2,000) for both: (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts; and (ii) existing Unitholders (who are not, except in the case of Maine or Michigan residents, required to submit a new Subscription Agreement and Power of Attorney in order to acquire additional Units). Any greater number of whole Units may be purchased in single-Unit increments. The purchase price is $100 per Unit during the Initial Offering Period (Net Asset Value per Unit during the Ongoing Offering Period). The terms of the offering of the Units are described in the Prospectus of the Trust dated___________, 1996 (the "Prospectus"), as the same may be from time to time supplemented and amended. Units are offered as of the beginning of each calendar month (until such time as the offering is discontinued). Concurrently with or prior to the delivery of this Subscription Agreement and Power of Attorney, I have authorized _______________________ (the "Selling Agent") to debit my customer securities account in the amount of my subscription. I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Units. Such settlement date will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month immediately following the month during which my subscription is accepted. My Selling Agent representative will inform me of such settlement date, on which my account will be debited and the amount so debited transmitted directly to the Trust, as described in the Prospectus. Kenmar Advisory Corp. ("Kenmar"), the Managing Owner of the Trust, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than 50 Units (or, if less, $5,000); 20 Units (or, if less, $2,000) in the case of persons permitted to purchase such lesser minimum, as described above. All subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.

         Foreign persons and entities which are not otherwise subject to U.S. federal income tax may not invest in the Trust.

         2. Representations and Warranties of Subscriber. I have received the Prospectus together with summary financial information relating to the Trust current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in Exhibit B -- Subscription Requirements in the Prospectus, including, without limitation, those representations and warranties relating to my net worth (exclusive of home, furnishings and automobiles) and annual income.

         3. Power of Attorney. In connection with my subscription for Units, I do hereby irrevocably constitute and appoint Kenmar, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by Kenmar to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, by executing said Declaration of Trust and Trust Agreement itself, and by effecting all amendments permitted by the terms thereof. I acknowledge that the other investors in the Trust are relying on Kenmar's authority to act pursuant to the Power of Attorney granted hereby. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

         4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney Signature Page attached hereto has been submitted (and not rejected), and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                                (SIGNATURE PAGE)

1.  Name of Purchaser: _________________________________________________________
                                           (Please Print)

2.  SUBSCRIPTION AMOUNT   $_______________  (Please make payment in this amount)
    ($100 per Unit)

    Check Enclosed ________     Wire Transfer to Follow ________

3.  Name of Agent: ____________________________

    Name of Firm: _____________________________   Phone: _______________________

    Address: ___________________________________________________________________

    Selling Agent Account No.: _________________________________________________

    |_| The Purchaser hereby authorizes the Selling Agent shown above to debit its customer account in the full amount of its subscription five (5) business days prior to the Monthly Closing.

4.  Nature of Purchaser.

    (a) ______    Individual

    (b) ______    Joint tenants with right of survivorship
                  (both parties must sign)

    (c) ______    Tenants in common
                  (both parties must sign)

    (d) ______    Community Property
                  (one signature required)

    (e) ______    Individual Retirement Account

    (f) ______    Your Self-Directed Account
                  in a Retirement Plan

    (g) ______    Revocable Trust

    (h) ______    S-Corporation

    (i) ______    Other Corporation

    (j) ______    Irrevocable Trust

    (k) ______    Estate

    (l) ______    Retirement Plans
                  (The PLAN is the Subscriber)

    (m) ______    General Partnership

    (n) ______    Limited Partnership

    (o) ______    Limited Liability Company

    (p) ______    Other Entity (Please Specify):

- ------------------------------------

- ------------------------------------
5.  Basic Information.

    (a) Name of Purchaser as it should appear in our records:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        Date of Birth (if Individual): _________________________________________

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                          (SIGNATURE PAGE -- Continued)

        Social Security No. or Tax I.D. No.: ___________________________________

        Custodian Taxpayer I.D. No. (for IRAs only): ___________________________

    (b) Name of Co-Subscriber (if any): ________________________________________

        Date of Birth: ____________________  Social Security No: _______________

    (c) Primary Residence or Principal Place of Business: ______________________

        ------------------------------------------------------------------------

        Mailing Address if Different: __________________________________________

        ------------------------------------------------------------------------

    (d) Bus. Tel. No: _____________________  Res. Tel. No.: ____________________

6.  Signature of Purchaser

                               For Use by Investor


    X_____________________________   X__________________________________________
     Signature of Purchaser   Date    Signature of Joint Purchaser (if any  Date

    (   )
    ------------------------------
    Telephone Number of Purchaser

    Executing and delivering this Subscription Agreement and Power of Attorney Signature Page shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received, in addition to the Prospectus dated ________, 1996, summary financial information relating to the Trust current within 60 calendar days (after the Fund begins operating).

    I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: o. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

7.  Selling Agent Information

                     Selling Agent Representatives MUST SIGN

    I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                          (SIGNATURE PAGE -- Continued)

    The Selling Agent Representatives MUST sign below in order to substantiate compliance with Appendix F to Article 3, section 34 of the NASD's Rules of Fair Practice.


    X___________________________________________________________________________
              Selling Agent Representative Signature              Date


    Office Manager approval of retirement account purchases.


    X___________________________________________________________________________
                       Office Manager Signature                   Date

                                     PART II

                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

                                                                     Approximate
                                                                        Amount
                                                                     -----------
Securities and Exchange Commission Registration Fee.............     $  17,242
National Association of Securities Dealers, Inc. Filing Fee.....         5,500
Printing Expenses...............................................        60,000
Fees of Certified Public Accountants............................        20,000
Blue Sky Expenses (Excluding Legal Fees)........................        40,000
Fees of Counsel.................................................       140,000
Miscellaneous Offering Costs....................................        67,258
                                                                     ---------
   Total........................................................     $ 350,000
                                                                     =========

                                   ----------

Item 14. Indemnification of Directors and Officers.

         Section 17 of the Declaration of Trust and Trust Agreement (attached as Exhibit A to the prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner and certain of its affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity. Indemnification is to be provided for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. The Managing Owner and its affiliates will only be entitled to indemnification for losses incurred by such affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

         In the Selling Agreement, the Trading Advisors ("Advisors") have agreed to indemnify each person who controls Kenmar within the meaning of Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of Kenmar against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to the Advisors or any principal of the Advisors or their operations, trading systems, methods or performance, which was made in any preliminary prospectus, this Registration Statement as declared effective, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by the Advisors for inclusion therein. The Advisors have also agreed to contribute to the amounts paid by such controlling persons, signatees or directors in respect of any such losses, claims, damages, liabilities or expenses in the event that the foregoing indemnity is unavailable or insufficient.

Item 15. Recent Sales of Unregistered Securities.

         On July 17, 1996 the Registrant sold sixteen Units of Beneficial Interest to an affiliated futures fund and four Units to Kenmar in order to permit the formation of the Registrant in preparation for the filing of this Registration Statement. This transaction was exempt under Section 4(2) of the Securities Act of 1933, and no selling compensation was paid.

Item 16. Exhibits and Financial Statement Schedules.

         The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

         (a) Exhibits.

Exhibit
Number         Description of Document
- ------         -----------------------
               The following exhibits are filed herewith.

1.01           Form of Selling Agreement.

3.01           Certificate of Formation of the Registrant.

3.02           Declaration of Trust and Trust Agreement of the Registrant.

3.03 Amended and Restated Declaration of Trust and Trust Agreement of the Registrant (included as Exhibit A to the Prospectus).

5.01(a)        Opinion of Sidley & Austin relating to the legality of the Units.

5.01(b) Opinion of Richards, Layton & Finger relating to the legality of Units.

8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

10.01          Form of Advisory  Agreement.

10.02          Form of Customer Agreement between the Trust and the Commodity
               Brokers.

10.03          Form of Escrow Agreement

10.04 Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

23.01          Consent of Sidley & Austin.

23.02          Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

23.03          Consent of Richards, Layton & Finger (included in Exhibit
               5.01(b)).

99.01 Securities and Exchange Commission Release No. 33-6815-- Interpretation and Request for Public Comment--Statement of the Commission Regarding Disclosure by Issuers of Interests in Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6,
               1989).

99.02 Commodity Futures Trading Commission--Interpretative Statement and Request for Comments --Statement of the Commodity Futures Trading Commission Regarding Disclosure by Commodity Pool Operators of Past Performance Records and Pool Expenses and Requests for Comments (54 Fed. Reg. 5597; February 6, 1989).

99.03 North American Security Administrators Association Guidelines for Registration of Commodity Pool Programs.

                                   ----------

         (b) Financial Statement Schedules.

         No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of Fairfield in the State of Connecticut on the 24th day of July, 1996.

                                        KENMAR GLOBAL TRUST

                                        By:  Kenmar Advisory Corp.
                                              Managing Owner

                                        By: /s/ KENNETH A. SHEWER
                                            ------------------------------------
                                            Kenneth A. Shewer
                                            Chairman

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.


          Signature           Title With Registrant              Date

 /s/ KENNETH A. SHEWER        Chairman                        July 24, 1996
- ---------------------------
     Kenneth A. Shewer


/s/ MARC S. GOODMAN           President                       July 24, 1996
- ---------------------------
    Marc S. Goodman


/s/ KEVIN J. TREACY           Senior Vice President --        July 24, 1996
- ---------------------------   Finance
    Kevin J. Treacy


/s/ ESTHER E. GOODMAN         Chief Operating Officer and     July 24, 1996
- ---------------------------   Senior Executive Vice
    Esther E. Goodman         President


         (Begin principal executive officer, the principal financial and accounting officer and a majority of the directors of Kenmar Advisory Corp.)

         KENMAR ADVISORY CORP.               Managing Owner of Registrant


By: /s/ KENNETH A. SHEWER                                     July 24, 1996
- ---------------------------
        Kenneth A. Shewer
        Chairman

                                 EXHIBIT INDEX

Exhibit
Number         Description of Document
- ------         -----------------------

1.01           Form of Selling Agreement.

3.01           Certificate of Formation of the Registrant.

3.02           Declaration of Trust and Trust Agreement of the Registrant.

3.03 Amended and Restated Declaration of Trust and Trust Agreement of the Registrant (included as Exhibit A to the Prospectus).

5.01(a)        Opinion of Sidley & Austin relating to the legality of the Units.

5.01(b) Opinion of Richards, Layton & Finger relating to the legality of Units.

8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

10.01          Form of Advisory  Agreement.

10.02          Form of Customer Agreement between the Trust and the Commodity
               Brokers.

10.03          Form of Escrow Agreement

10.04 Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

23.01          Consent of Sidley & Austin.

23.02          Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

23.03          Consent of Richards, Layton & Finger (included in Exhibit
               5.01(b)).

99.01 Securities and Exchange Commission Release No. 33-6815-- Interpretation and Request for Public Comment--Statement of the Commission Regarding Disclosure by Issuers of Interests in Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6,
               1989).

99.02 Commodity Futures Trading Commission--Interpretative Statement and Request for Comments--Statement of the Commodity Futures Trading Commission Regarding Disclosure by Commodity Pool Operators of Past Performance Records and Pool Expenses and Requests for Comments (54 Fed. Reg. 5597; February 6, 1989).

99.03 North American Security Administrators Association Guidelines for Registration of Commodity Pool Programs.